     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 6, 1997
                                                     REGISTRATION NO. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                            OXFORD AUTOMOTIVE, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

          MICHIGAN                           3465                          38-3262809
(STATE OR OTHER JURISDICTION     (PRIMARY STANDARD INDUSTRIAL           (I.R.S. EMPLOYER
              OF                  CLASSIFICATION CODE NUMBER)          IDENTIFICATION NO.)
      INCORPORATION OR
        ORGANIZATION)

                               2365 FRANKLIN ROAD
                        BLOOMFIELD HILLS, MICHIGAN 48203
                                 (248) 745-9600
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                            ------------------------

                            REX E. SCHLAYBAUGH, JR.
                            OXFORD AUTOMOTIVE, INC.
                               2365 FRANKLIN ROAD
                        BLOOMFIELD HILLS, MICHIGAN 48203
                                 (248) 745-9600
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)
                            ------------------------

                                   COPIES TO:

                               GERALD T. LIEVOIS
                              DYKEMA GOSSETT PLLC
                     1577 NORTH WOODWARD AVENUE, SUITE 300
                        BLOOMFIELD HILLS, MI 48304-2820
                                 (248) 203-0866
                            ------------------------

     APPROXIMATE DATE OF COMMENCEMENT OF THE PROPOSED SALE OF THE SECURITIES TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

     If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]
                            ------------------------

                        CALCULATION OF REGISTRATION FEE

==================================================================================================================
                                                       PROPOSED MAXIMUM     PROPOSED MAXIMUM
     TITLE OF EACH CLASS OF           AMOUNT TO         OFFERING PRICE         AGGREGATE            AMOUNT OF
  SECURITIES TO BE REGISTERED       BE REGISTERED        PER UNIT(1)       OFFERING PRICE(1)    REGISTRATION FEE
------------------------------------------------------------------------------------------------------------------
10 1/8% Senior Subordinated
  Notes Due 2007................    $125,000,000             100%             $125,000,000         $37,878.78
------------------------------------------------------------------------------------------------------------------
Guarantees of 10 1/8% Senior
  Subordinated Notes Due 2007...         (2)                 (2)                  (2)                  (2)
==================================================================================================================

(1) Estimated pursuant to Rule 457(f) solely for the purposes of calculating the registration fee.
(2) Pursuant to Rule 457(n), no registration fee is required with respect to the Guarantees of the Senior Subordinated Notes registered hereby.
                            ------------------------

     THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATES AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                        TABLE OF ADDITIONAL REGISTRANTS

======================================================================================================================
                                                                                                 PRIMARY STANDARD
    EXACT NAME OF GUARANTOR REGISTRANT         JURISDICTION OF            IRS EMPLOYER       INDUSTRIAL CLASSIFICATION
       AS SPECIFIED IN ITS CHARTER              INCORPORATION          IDENTIFICATION NO.           CODE NUMBER
----------------------------------------------------------------------------------------------------------------------
Lobdell Emery Corporation.................         Michigan                38-0768460                  3465
----------------------------------------------------------------------------------------------------------------------
BMG North America Limited.................         Ontario                 98-0113060                  3465
----------------------------------------------------------------------------------------------------------------------
BMG Holdings, Inc.........................         Ontario                 00-0000000                  3465
----------------------------------------------------------------------------------------------------------------------
Winchester Fabrication Corporation........         Michigan                38-3209840                  3465
----------------------------------------------------------------------------------------------------------------------
Creative Fabrication Corporation..........        Tennessee                62-1613148                  3465
----------------------------------------------------------------------------------------------------------------------
Parallel Group International, Inc.........         Indiana                 35-1971190                  3465
----------------------------------------------------------------------------------------------------------------------
Laserweld International, L.L.C. ..........         Indiana                 35-1969204                  3465
----------------------------------------------------------------------------------------------------------------------
Concept Management Corporation............         Michigan                38-3209841                  3465
----------------------------------------------------------------------------------------------------------------------
Lewis Emery Capital Corporation...........         Michigan                38-6602578                  3465
----------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                             CROSS-REFERENCE SHEET
             FOR REGISTRATION STATEMENT ON FORM S-4 AND PROSPECTUS

                        S-4 ITEM                                      LOCATION IN PROSPECTUS
                        --------                                      ----------------------
A.     INFORMATION ABOUT THE TRANSACTION
1.     Forepart of Registration Statement and
       Outside Front Cover Page of Prospectus....    Facing Page of Registration Statement; Cross-Reference
                                                     Sheet; Cover Page
2.     Inside Front and Outside Back Cover Pages
       of Prospectus.............................    Inside Front Cover Page of Prospectus; Table of Contents
3.     Risk Factors, Ratio of Earnings to Fixed
       Charges and Other Information.............    Summary; Risk Factors, Summary Consolidated Historical
                                                     and Pro Forma Financial Data
4.     Terms of the Transaction..................    Summary; The Exchange Offer; Description of the Notes;
                                                     Plan of Distribution
5.     Pro Forma Financial Information...........    Not Applicable
6.     Material Contacts with the Company Being
       Acquired..................................    Not Applicable
7.     Additional Information Required for
       Reoffering by Persons and Parties Deemed
       to be Underwriters........................    Not Applicable
8.     Interests of Named Experts and Counsel....    Legal Matters; Experts
9.     Disclosure of Commission Position on
       Indemnification for Securities Act
       Liabilities...............................    Not Applicable

B.     INFORMATION ABOUT THE REGISTRANT
10.    Information with Respect to S-3
       Registrants...............................    Not Applicable
11.    Incorporation of Certain Information by
       Reference.................................    Not Applicable
12.    Information with Respect to S-2 or S-3
       Registrants...............................    Not Applicable
13.    Incorporation of Certain Information by
       Reference.................................    Not Applicable
14.    Information with Respect to Registrants
       Other Than S-3 or S-2 Registrants.........    Summary; Risk Factors; Capitalization; Pro Forma Combined
                                                     Financial Data; Selected Consolidated Historical
                                                     Financial Data; Management's Discussion and Analysis of
                                                     Financial Condition and Results of Operations; Business,
                                                     Management; Description of Certain Indebtedness and
                                                     Preferred Stock; Certain Transactions; Financial
                                                     Statements

C.     INFORMATION ABOUT THE COMPANY BEING ACQUIRED
15.    Information with Respect to S-3
       Companies.................................    Not Applicable
16.    Information with Respect to S-3 or S-2
       Companies.................................    Not Applicable
17.    Information with Respect to Companies
       Other Than S-3 or S-2 Companies...........    Not Applicable

D.     VOTING AND MANAGEMENT INFORMATION
18.    Information if Proxies, Consents or
       Authorizations are to be Solicited........    Not Applicable
19.    Information if Proxies, Consents or
       Authorizations are not to be Solicited, or
       in an Exchange Offer......................    The Exchange Offer; Management; Principal Shareholders,
                                                     Certain Transactions; Description of Certain Indebtedness
                                                     and Preferred Stock; Description of the Notes

     INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                   SUBJECT TO COMPLETION, DATED    , 1997
PROSPECTUS
      OFFER FOR ALL OUTSTANDING 10 1/8% SENIOR SUBORDINATED NOTES DUE 2007
                  IN EXCHANGE FOR 10 1/8% SENIOR SUBORDINATED
                               NOTES DUE 2007 OF

OXFORD AUTOMOTIVE, INC.                             OXFORD AUTOMOTIVE, INC. LOGO
                  THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M.,
           NEW YORK CITY TIME ON             , 1997, UNLESS EXTENDED

    Oxford Automotive, Inc. (the "Company"), hereby offers to exchange an aggregate principal amount of up to $125,000,000 of its 10 1/8% Senior Subordinated Notes Due 2007 (the "New Notes") for a like principal amount of its 10 1/8% Senior Subordinated Notes Due 2007 (the "Old Notes") outstanding on the date hereof upon the terms and subject to the conditions set forth in this Prospectus and in the accompanying Letter of Transmittal (which together constitute the "Exchange Offer"). The New Notes and the Old Notes are collectively hereinafter referred to as the "Notes." The terms of the New Notes are identical in all material respects to those of the Old Notes, except for certain transfer restrictions, registration rights and certain interest rate step-up provisions relating to the Old Notes. The New Notes will be issued pursuant to, and entitled to the benefits of, the Indenture (as defined herein) governing the Old Notes. The New Notes will mature on June 15, 2007. The New Notes will bear interest from and including the date of consummation of the Exchange Offer. Interest on the New Notes will be payable semi-annually on June 15 and December 15 of each year, commencing December 15, 1997. Additionally, interest on the New Notes will accrue from the last interest payment date on which interest was paid on the Old Notes surrendered in exchange therefor or, if no interest has been paid on the Old Notes, from the date of original issue of the Old Notes. The New Notes will be redeemable at the option of the Company, in whole or in part, at any time on or after June 15, 2002, at the redemption prices set forth herein, plus accrued and unpaid interest, if any, to the date of redemption. In addition, at any time and from time to time prior to June 15, 2000, the Company may redeem in the aggregate up to 35% of the original principal amount of the Notes with the net proceeds of one or more Public Equity Offerings (as defined) following which there is a Public Market (as defined), at a redemption price of 110.125% of the principal amount to be redeemed, plus accrued and unpaid interest, if any, to the redemption date, provided that at least 65% of the original principal amount of the Notes remains outstanding after each such redemption. Upon a Change of Control (as defined), each holder of Notes ("Holder") will have the right to require the Company to repurchase all or a portion of such Holder's Notes at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of repurchase. See "Description of the Notes -- Change of Control."

    The New Notes will be general unsecured obligations of the Company, subordinated in right of payment to all existing and future Senior Indebtedness (as defined) of the Company. The New Notes will rank pari passu with or senior to all subordinated indebtedness of the Company. The Company is a holding company that will derive all of its operating income and cash flow from its subsidiaries. The New Notes will be fully and unconditionally guaranteed (collectively, the "Subsidiary Guaranties") on an unsecured, senior subordinated basis by certain Restricted Subsidiaries (as defined) (collectively, the "Subsidiary Guarantors") of the Company. See "Description of the Notes -- Subsidiary Guaranties."

    As of March 31, 1997, on a pro forma basis after giving effect to the offering of the Old Notes (the "Offering"), the Exchange Offer and the application of the net proceeds thereof, the Company would have had no outstanding Senior Indebtedness and the Subsidiary Guarantors' outstanding Senior Indebtedness would have been approximately $16.7 million. See "Description of the Notes -- Subordination." In addition, the Company would have had available approximately $101.0 million of undrawn borrowings under its Senior Credit Facility. The Indenture governing the Notes (the "Indenture") permits the Company and the Subsidiary Guarantors to incur additional indebtedness, including Senior Indebtedness and indebtedness that will rank pari passu with the New Notes.

    The New Notes are being offered hereunder in order to satisfy certain obligations of the Company and the Subsidiary Guarantors contained in the Registration Agreement dated June 24, 1997 (the "Registration Agreement"), among the Company, the Subsidiary Guarantors and Salomon Brothers Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, McDonald & Company Securities, Inc., First Chicago Capital Markets, Inc., and Schroder Wertheim & Co. Incorporated (the last five named entities collectively referred to herein as the "Initial Purchasers"), with respect to the initial sale of the Old Notes.

    The Company will not receive any proceeds from the Exchange Offer. The Company will pay all the expenses incident to the Exchange Offer. Tenders of Old Notes pursuant to the Exchange Offer may be withdrawn at any time prior to the Expiration Date (as defined) for the Exchange Offer. In the event the Company terminates the Exchange Offer and does not accept for exchange any Old Notes with respect to the Exchange Offer, the Company will promptly return such Old Notes to the holders thereof. See "The Exchange Offer."

    Each broker-dealer that receives New Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act of 1933, as amended (the "Securities Act"). This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Notes received in exchange for Old Notes where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. Each of the Company and the Subsidiary Guarantors has agreed that, starting on the Expiration Date, and ending on the close of business on the first anniversary of the Expiration Date, it will make this Prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution."

    Prior to the Exchange Offer, there has been no public market for the Old Notes. If a market for the New Notes should develop, such New Notes could trade at a discount from their principal amount. The Company currently does not intend to list the New Notes on any securities exchange or to seek approval for quotation through any automated quotation system and no active public market for the New Notes is currently anticipated. There can be no assurance that an active public market for the New Notes will develop.

    The Exchange Offer is not conditioned upon any minimum principal amount of Old Notes being tendered for exchange pursuant to the Exchange Offer.

    SEE "RISK FACTORS" BEGINNING ON PAGE    , FOR A DISCUSSION OF CERTAIN
FACTORS THAT SHOULD BE CONSIDERED BY HOLDERS OF THE NOTES IN CONNECTION WITH THE EXCHANGE OFFER.
                            ------------------------

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
                               CRIMINAL OFFENSE.
                            ------------------------

                The date of this Prospectus is           , 1997.

                             AVAILABLE INFORMATION

     The Company and the Subsidiary Guarantors have filed with the Securities and Exchange Commission (the "Commission") a Registration Statement on Form S-4 (the "Exchange Offer Registration Statement," which term shall encompass all amendments, exhibits, annexes and schedules thereto) pursuant to the Securities Act, and the rules and regulations promulgated thereunder, covering the New Notes being offered hereby. This Prospectus does not contain all the information set forth in the Exchange Offer Registration Statement. For further information with respect to the Company, the Subsidiary Guarantors and the Exchange Offer, reference is made to the Exchange Offer Registration Statement. Statements made in this Prospectus as to the contents of any contract, agreement or other document referred to accurately describe the material terms so referred to, but are not necessarily a complete description of the contents of any such contract, agreement or other document. With respect to each such contract, agreement or other document filed as an exhibit to the Exchange Offer Registration Statement, reference is made to the exhibit for a more complete description of the document or matter involved, and each such statement shall be deemed qualified in its entirety by such reference. The Exchange Offer Registration Statement, including the exhibits thereto, can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Regional Offices of the Commission at Seven World Trade Center, Suite 1300, New York, New York 10048 and at Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such materials can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, the Commission maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of such Web site is: http://www.sec.gov.

     As a result of the Exchange Offer, the Company will become subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith will be required to file periodic reports and other information with the Commission. In the event the Company ceases to be subject to the informational requirements of the Exchange Act, the Company will be required under the Indenture to continue to file with the Commission the annual and quarterly reports, information, documents or other reports, including, without limitation, reports on Forms 10-K, 10-Q and 8-K, which would be required pursuant to the informational requirements of the Exchange Act. The Company will also furnish such other reports as may be required by law. In addition, for so long as any of the Notes are restricted securities within the meaning of Rule 144(a)(3) under the Securities Act, the Company has agreed to make available to any prospective purchaser of the Notes or beneficial owner of the Notes, in connection with any sale thereof, the information required by Rule 144A(d)(4) under the Securities Act.

                                    SUMMARY

     The following summary is qualified in its entirety by the more detailed information and financial statements and notes thereto appearing elsewhere in this Prospectus. For purposes of this Prospectus, the "Company" shall refer to Oxford Automotive, Inc. ("Oxford Automotive") and all of its consolidated subsidiaries, unless the context otherwise requires.

                                  THE COMPANY

GENERAL

     The Company is a leading Tier 1 designer and producer of high-quality, engineered metal components, assemblies and modules used by original equipment automotive manufacturers ("OEMs"). The Company's core products are complex, high value-added products, primarily assemblies containing multiple stamped parts and various welded, hemmed or fastened components. These products which range from large structural stampings and assemblies, including exposed ("Class A") surfaces, to smaller complex welded assemblies, are used in manufacturing a variety of sport utility vehicles ("SUVs"), light and medium trucks, mini-vans, vans and passenger cars. The Company is the sole source supplier of these products to its customers. On a pro forma basis, assuming the acquisition of Lobdell Emery Corporation ("Lobdell") (described below) had occurred on April 1, 1996, the Company would have had net sales of $330.2 million and Adjusted EBITDA (as defined herein) of $28.2 million for the fiscal year ended March 31, 1997. On a pro forma basis for the fiscal year ended March 31, 1997, assuming the acquisitions of Lobdell and Howell Industries, Inc., a Michigan corporation ("Howell") (described below) had occurred on April 1, 1996, net sales and Adjusted EBITDA for the Company would have been $421.7 million and $31.7 million, respectively. Based on pro forma net sales of $330.2 million, management believes the Company is one of the ten largest suppliers of stampings to the North American automotive market.

     The Company's four largest customers, General Motors Corporation ("GM"), Ford Motor Company ("Ford"), CAMI (a joint venture of GM and Suzuki Motor Corporation ("Suzuki")) and The Saturn Corporation ("Saturn"), accounted for approximately 56.0%, 33.0%, 3.0%, and 2.8%, respectively of the Company's net sales for the fiscal year ended March 31, 1997, on a pro forma basis for the Lobdell acquisition. The Company has been providing products directly to GM and Ford for more than 50 years and has earned outstanding commercial ratings for its high-quality standards, including GM's Supplier of the Year and Mark of Excellence Awards, Ford's Q1 Award and CAMI's President's Award. The Company also sells its products to other Tier 1 suppliers. For the fiscal year ended March 31, 1997, approximately 72.0% of the Company's net sales, on a pro forma basis assuming the acquisition of Lobdell occurred on April 1, 1996, were derived from sales of its products manufactured for SUVs, mini-vans, vans and light trucks. In recent years, SUVs, mini-vans, vans and light trucks have experienced stronger growth in vehicle production as compared to the passenger car sector, with a compound annual growth rate ("CAGR") from 1991 to 1996 of approximately 8.7% as compared to (0.1%) for the passenger car sector. This sector includes those platforms and models which have strong consumer demand, such as GM's popular C/K platform (full-size pickups and the Yukon/Tahoe/Suburban models) and the Ford Ranger, Explorer and Windstar.

     The Company conducts its business through two principal operations, BMG North America Limited ("BMG") and Lobdell. Since acquiring BMG in October 1995, management of the Company has implemented significant cost reductions and achieved manufacturing efficiencies, including manpower reductions consisting of 49 salaried positions (121 to 72) and 78 hourly employees (570 to 492) and improved materials cost management, which includes purchasing cost savings, reduction of scrap and inventory costs, and improved scheduling of production. These actions resulted in a $4.6 million improvement in Adjusted EBITDA from the fiscal year ended March 31, 1996 to the fiscal year ended March 31, 1997. The same strategy utilized at BMG was implemented at Lobdell immediately following its acquisition in January 1997. Since its acquisition of Lobdell, the Company has achieved cost reductions totaling $13.6 million on an annual basis. In addition to the cost reductions, the Company has been able to implement a number of manufacturing policies that have improved productivity and quality, notwithstanding overall staff reductions.

     The strategic combination of BMG and Lobdell significantly strengthens the Company's position as a leading Tier 1 supplier of assemblies and modules to the OEMs. This combination provides the Company with the critical mass and capabilities in the areas of design and engineering, sales and marketing, and product expertise which provide the basis for the Company's strategy of becoming a fully-integrated, global systems supplier. The Company has already implemented a successful, focused sales and marketing initiative, which commenced concurrently with the operational improvements at BMG. As a result, the Company has been awarded the door assemblies and the side panel package for the new Saturn Innovate Program (the "Innovate Program"), the new vehicle which Saturn is launching in 1999 based upon the current Opel Vectra. Management believes these awards from Saturn will generate approximately $60.0 million of annual net sales beginning with the 1999 model year.

     The Company currently operates eight manufacturing facilities which offer the latest technologies in metal stamping, welding and assembly production equipment, including fully-automated hydraulic and wide-bed press lines (up to 180 inches), robotic welding cells, robotic hemming and autophoretic corrosion resistant coating. Since 1992, the Company has invested in excess of $93.0 million in capital investments to support sales growth, expand production capabilities and improve efficiency and flexibility. The Company's diverse line of over 200 presses that range up to 2,500 tons and state-of-the-art robotic weld assembly and hemming equipment are capable of manufacturing a broad assortment of parts and assemblies ranging from simple stampings to full-size, Class A door and closure panels. The Company is one of a few independent suppliers that has the ability to produce large, complex stampings, as well as the technical expertise and automated assembly capabilities that provide high value-added modules such as door apertures and assemblies, A-pillars, Class A surface products and control arms.

     The principal executive offices of the Company are located at 2365 Franklin Road, Bloomfield Hills, Michigan 48203, and its telephone number is (248) 745-9600.

BUSINESS STRATEGY

     The principal objective of the Company is to be a leading, full-service, global Tier 1 supplier of integrated systems based on metal forming and related manufacturing technologies. Management believes that the Company is well positioned to benefit from two significant trends in the stamping and metal forming segments of the automotive industry: outsourcing and consolidation. Outsourcing of metal stamping has increased in response to competitive pressures on OEMs to improve quality and reduce capital requirements, labor costs, overhead and inventory. Consolidation among automotive industry suppliers has occurred as OEMs have more frequently awarded long-term sole source contracts to the most capable global suppliers. In addition, OEMs are increasingly seeking systems suppliers who can provide a complete package of design, engineering, manufacturing and project management support for an integrated system (such as a front-end system). The Company intends to capitalize on these trends through internal development and strategic acquisitions. The key elements of the Company's strategy include the following:

     Provide Full-Service Program Capability. The Company is focused on developing full-service program capabilities. The Company works with OEMs throughout the product development process from concept and prototype development through the design and implementation of manufacturing processes. The Company's ability to provide the package of design, engineering, prototyping, tooling, blanking, stamping, assembly, corrosion resistant coating and custom shipping rack fabrication to its customers creates a unique capability present in only a limited number of suppliers. The Company believes this capability will enable it to manage large programs, assist it in reducing customer program launch time, lower customer costs and increase its margins.

     Supply Complex, High Value-Added Systems. As a result of the Company's technical design and engineering capabilities and its reputation for highly-efficient manufacturing operations, the Company is able to secure supply relationships for complex, high value-added products, primarily assemblies and modules that contain multiple stamped parts and various welded, hemmed or fastened components. For example, the Company produces the rear door for GM's Yukon/Tahoe/Suburban vehicles, the lower control arm for GM's four wheel drive C/K vehicles, the radiator support assembly for GM's W-car (Grand Prix, Century, Lumina,

Monte Carlo and Intrigue) and complex A-pillar assemblies for the Ford Mustang and the Ford Ranger pickup. These complex products typically generate higher dollar content per vehicle, as well as higher margins for the Company as compared to simple, individual stampings. The Company plans to capitalize on its ability to develop and provide integrated modules and assemblies to deliver to the OEMs an integrated product, such as a complete door or front-end system. In addition to doors, radiator supports, and Class A surface components, the Company has unique expertise with respect to control arms, which will be further developed as a component part of the entire drive control system.

     Focus on High Growth Vehicle Categories. The Company's sales and marketing efforts have been, and will continue to be, directed toward sectors of the automotive market that have experienced strong consumer demand. For the fiscal year ended March 31, 1997, approximately 72.0% of the Company's net sales on a pro forma basis for the acquisition of Lobdell were derived from sales of products manufactured for SUVs, mini-vans, vans and light trucks. The SUV market alone has been the fastest growing segment in the North American new automotive sales market with 1991 to 1996 vehicle production growth at a CAGR of approximately 18.3%. Similarly, the Company's sales to the passenger car market have been, and will continue to be, directed to the segments with stronger sales growth, including Saturn cars. For example, the growth in vehicle production in the passenger car sector has been flat during the past five years while production of Saturn cars grew from 1992 to 1996 at a CAGR of approximately 9.2%.

     Establish a Global Presence. The Company is actively pursuing strategic acquisitions and joint-venture opportunities in Europe and intends to pursue opportunities which will allow the Company to establish a presence in South America, Asia and other markets in order to serve its customers on a global basis. Several OEMs have announced certain models designed for the world automobile market ("World Car"). As a result, the OEMs have encouraged their existing suppliers to establish foreign production support for World Car programs. This globalization provides access to new customers and technology, as well as economic cycle diversification. At the request of GM de Mexico, the Company is in the process of establishing a presence in Mexico. In 1997, the Company will begin manufacturing and assembling components for business recently awarded by GM de Mexico.

     Pursue Strategic Acquisitions. In response to the trend in the OEM market toward "systems suppliers," the Company is focused on making strategic acquisitions that will enhance the Company's ability to provide integrated systems (such as a door or front end system) or otherwise leverage its existing business by providing additional product, manufacturing and service capabilities. The Company also intends to pursue acquisitions which will expand its customer base by providing an entree to new customers, including the North American operations of Asian and European based OEMs. Consistent with this strategy, the pending acquisition of Howell (as described below) provides an entree to Chrysler Corporation ("Chrysler"). The Company believes that the continuing supplier consolidation in the stamping and metal forming segments may also provide attractive opportunities to acquire high-quality companies at favorable prices, including businesses which can be improved financially through overhead elimination, organizational restructuring, plant reconfiguration, labor contract negotiations and management changes. The Company will also pursue acquisitions that enable it to achieve a global presence.

RECENT DEVELOPMENTS

     On May 21, 1997, the Company signed a definitive Agreement and Plan of Merger (the "Merger Agreement") pursuant to which it will acquire Howell (the "Merger"). Howell is a Tier 1 manufacturer of high-quality welded subassemblies and detailed stampings used primarily in suspension system applications in the production of SUVs, light trucks, mini-vans, vans and passenger cars. Pursuant to the Merger Agreement, the shareholders of Howell will receive approximately $23.4 million in cash. The Company also executed a shareholder agreement pursuant to which it has received from the principal shareholder an option to purchase its shares (the "Shares"), which constitute approximately 32.6% of the issued and outstanding shares of common stock of Howell, at any time prior to December 31, 1997, together with such shareholder's agreement to vote all such Shares in favor of the Merger.

     For the nine months ended April 30, 1997, Howell had net sales of $72.4 million and Adjusted EBITDA of $4.2 million. Howell's net sales have grown from $39.4 million for the fiscal year ended July 31, 1992 to $79.2 million for the fiscal year ended July 31, 1996. On a pro forma basis for the fiscal year ended March 31, 1997, assuming the acquisitions of Lobdell and Howell had occurred on April 1, 1996, net sales and Adjusted EBITDA for the Company would have been $421.7 million and $31.7 million, respectively.

     The acquisition of Howell is consistent with the strategic objectives of the Company. Howell has a significant relationship with Chrysler and has developed a niche in designing, engineering and manufacturing suspension control arms in a variety of configurations and variations depending on drive-train and suspension application. Approximately 54.0% of Howell's net sales for the nine months ended April 30, 1997, were derived from products used in the control arm suspension applications. On a pro forma basis, assuming the acquisitions of Lobdell and Howell had occurred on April 1, 1996, the Company would have derived approximately 23.0% of its net sales from control arm applications for fiscal 1997.

     Howell's expertise in this area is complementary to the Company's and will enhance its ability to develop key suspension system components. Further, Howell's sales are principally in the high-growth vehicle categories of SUVs, light trucks, mini-vans and vans, the same market targeted by the Company. The acquisition of Howell also provides the Company with an entree to Chrysler and will strengthen the Company's existing relationship with Ford. Sales to Chrysler and Ford represented 47.0% and 53.0%, respectively, of Howell's net sales for the nine months ended April 30, 1997. On a pro forma basis for fiscal 1997, assuming the acquisitions of Lobdell and Howell had occurred on April 1, 1996,
(i) the SUV, mini-van, van and light truck segment represented approximately 75.0% of net sales and (ii) the Company's net sales by major customers would have been approximately as follows: GM 44.0%; Ford 37.0%; Chrysler 11.0%; CAMI 2.0%, and Saturn 2.0%.

     Howell's two manufacturing facilities, located in Masury, Ohio and Lapeer, Michigan, have received Chrysler's Gold Pentastar Award for the 1996 model year and Ford's Q1 rating. In addition, Howell has achieved certification as a registrant under the QS-9000 program at its Lapeer facility and its headquarters.

     The Company expects that the transaction with Howell will be consummated in the second quarter of fiscal 1998, subject to the satisfaction of standard closing conditions.

                               THE EXCHANGE OFFER

Securities Offered............   Up to $125,000,000 aggregate principal amount
                                 of 10 1/8% Senior Subordinated Notes Due 2007
                                 (the "New Notes"). The terms of the New Notes and Old Notes (collectively, the "Notes") are identical in all material respects, except for certain transfer restrictions, registration rights and certain interest rate step-up provisions relating to the Old Notes.

The Exchange Offer............   The New Notes are being offered in exchange for
                                 a like principal amount of Old Notes. Old Notes may be exchanged only in integral multiples of $1,000. The issuance of the New Notes is intended to satisfy obligations of the Company and the Subsidiary Guarantors contained in the Registration Agreement.

Expiration Date; Withdrawal
  of Tender...................   The Exchange Offer will expire at 5:00 p.m. New
                                 York City time, on           , 1997, or such
                                 later date and time to which it may be extended by the Company. The tender of Old Notes pursuant to the Exchange Offer may be withdrawn at any time prior to the Expiration Date. Any
                                 Old Notes not accepted for exchange for any reason will be returned without expense to the tendering holder thereof as promptly as practicable after the expiration or termination of the Exchange Offer. See "The Exchange
                                 Offer -- Terms of the Exchange Offer; Period for Tendering Old Notes" and "-- Withdrawal
                                 Rights."

Certain Conditions to the
Exchange Offer................   The Company's obligation to accept for
                                 exchange, or to issue New Notes in exchange for, any Old Notes is subject to certain customary conditions relating to compliance with any applicable law, or order of any governmental agency or any applicable interpretation by the Staff of the Commission, which may be waived by the Company in its reasonable discretion. The Company currently expects that each of the conditions will be satisfied and that no waivers will be necessary. See "The Exchange Offer -- Certain
                                 Conditions to the Exchange Offer."

Procedures for Tendering Old
Notes.........................   Each holder of Old Notes wishing to accept the
                                 Exchange Offer must complete, sign and date the Letter of Transmittal, or a facsimile thereof, in accordance with the instructions contained herein and therein, and mail or otherwise deliver such Letter of Transmittal, or such facsimile, together with such Old Notes and any other required documentation, to the Exchange
                                 Agent (as defined) at the address set forth herein. See "The Exchange Offer -- Procedures for Tendering Old Notes."

Special Procedures for
Beneficial Owners.............   Any beneficial owner whose Old Notes are
                                 registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender such Old Notes in the Exchange Offer should contact such registered holder promptly and instruct such registered holder to tender on such beneficial owner's behalf. If such beneficial owner wishes to tender on such owner's own behalf, such owner must, prior to completing and executing the Letter of Transmittal and delivering his or her Old Notes, either make appropriate arrangements to register ownership of the Old Notes in such owner's name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time and may not be completed prior to the Expiration Date.

Guaranteed Delivery
Procedures....................   Holders of Old Notes who wish to tender their
                                 Old Notes and whose Old Notes are not
                                 immediately available or who cannot deliver their Old Notes, the Letter of Transmittal or any other documents required by the Letter of Transmittal to the Exchange Agent, prior to the Expiration Date, must tender their Notes according to the guaranteed delivery procedures set forth in "The Exchange Offer -- Guaranteed
                                 Delivery Procedures."

Use of Proceeds...............   There will be no proceeds to the Company from
                                 the exchange of Notes pursuant to the Exchange
                                 Offer.

Exchange Agent................   First Trust National Association, is serving as
                                 the Exchange Agent in connection with the Exchange Offer.

Federal Income Tax
Consequences..................   The exchange of Notes pursuant to the Exchange
                                 Offer should not be a taxable event for federal income tax purposes. See "Certain Federal
                                 Income Tax Considerations."

      CONSEQUENCES OF EXCHANGING OLD NOTES PURSUANT TO THE EXCHANGE OFFER

     Based on certain interpretive letters issued by the staff of the Commission to third parties in unrelated transactions, the Company is of the view that holders of Old Notes (other than any holder who is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act) who exchange their Old Notes for New Notes pursuant to the Exchange Offer generally may offer such New Notes for resale, resell such New Notes, and otherwise transfer such New Notes without compliance with the registration and prospectus delivery provisions of the Securities Act, provided such New Notes are acquired in the ordinary course of the holders' business and such holders have no arrangement with any person to participate in a distribution of such New Notes. Any holder who tenders in the Exchange Offer with the intention or for the purpose of participating in a distribution of the New Notes cannot rely on such interpretation by the Staff of the Commission and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction. Unless an exemption from registration is otherwise available, any such resale transaction should be covered by an effective registration statement containing the information required by the Securities Act. This Prospectus may be used for an offer to resell, resale or other retransfer of New Notes only as specifically set forth herein. Each broker-dealer that receives New Notes for its own account in exchange for Old Notes, where such Old Notes were acquired by such broker-dealer as a result of market-making activities, must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. See "Plan of Distribution." In addition, to comply with the securities laws of certain jurisdictions, if applicable, the New Notes may not be offered or sold unless they have been registered or qualified for sale in such jurisdiction or in compliance with an available exemption from registration or qualification. The Company has agreed, pursuant to the Registration Agreement and subject to certain specified limitations therein, to register or qualify the New Notes for offer or sale under the securities or blue sky laws of such jurisdictions as any holder of the Notes reasonably requests in writing. If a holder of Old Notes does not exchange such Old Notes for New Notes pursuant to the Exchange Offer, such Old Notes will continue to be subject to the restrictions on transfer contained in the legend thereon. In general, the Old Notes may not be offered or sold, unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. See "The Exchange
Offer -- Consequences of Failure to Exchange; Resales of New Notes."

     The Old Notes are currently eligible for trading in the Private Offerings, Resales and Trading through Automated Linkages ("PORTAL") market. Following commencement of the Exchange Offer but prior to its consummation, the Old Notes may continue to be traded in the PORTAL market. Following consummation of the Exchange Offer, the New Notes will not be eligible for PORTAL trading.

THE NEW NOTES

     The terms of the New Notes are identical in all material respects to the Old Notes, except for certain transfer restrictions registration rights and certain interest rate step-up provisions relating to the Old Notes.

Issuer........................   Oxford Automotive, Inc.

Notes.........................   $125.0 million in aggregate principal amount of
                                 10 1/8% Senior Subordinated Notes Due 2007.

Maturity......................   June 15, 2007.

Interest Payment Dates........   Each June 15 and December 15, commencing
                                 December 15, 1997.

Subsidiary Guaranties.........   Like the Old Notes, the New Notes will be
                                 guaranteed on a senior subordinated basis by each Restricted Subsidiary of the Company
                                 (other than certain foreign subsidiaries) that is an obligor or guarantor of any Bank Credit
                                 Agreement (the "Subsidiary Guaranties"). See
                                 "Description of the Notes -- Subsidiary
                                 Guaranties.".

Subordination of Notes and
Subsidiary Guaranties.........   Like the Old Notes, the New Notes and the
                                 Subsidiary Guaranties will be general unsecured senior subordinated obligations of the Company and the Subsidiary Guarantors, as applicable.
                                 The New Notes and the Subsidiary Guaranties will be subordinated in right of payment to the prior payment in full of all existing and future Senior Indebtedness (as defined) and will rank pari passu with or senior to all present and future subordinated indebtedness of the Company or the relevant Subsidiary
                                 Guarantors, as applicable. As of March 31,
                                 1997, on a pro forma basis after giving effect to the Offering and the Exchange Offer and the application of the net proceeds thereof, the Company would have had no outstanding Senior
                                 Indebtedness and the Subsidiary Guarantors' outstanding Senior Indebtedness would have been approximately $16.7 million. See "Description of the Notes -- Subordination."

Sinking Fund..................   None.

Optional Redemption...........   Like the Old Notes, the New Notes will be
                                 redeemable at the option of the Company, in whole or in part at any time on or after June
                                 15, 2002, at the redemption prices set forth herein plus accrued and unpaid interest, if any, to the redemption date. In addition, at any time prior to June 15, 2000, the Company may redeem, at its option, up to an aggregate amount of 35% of the original principal amount of the Notes with the proceeds of one or more
                                 Public Equity Offerings following which there is a Public Market at a redemption price of 110.125% of the principal amount thereof plus accrued and unpaid interest, if any, to the redemption date, provided that at least 65% of the original aggregate principal amount of the Notes remains outstanding after each such redemption. See "Description of the Notes --
                                 Optional Redemption."

Change of Control.............   Upon the occurrence of a Change of Control,
                                 each Holder of Notes will have the right to require the Company to purchase all or a portion of such Holder's Notes at a price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase. In the event of a Change of Control, there can be no assurance that the Company will have the financial resources or be permitted under the terms of its other indebtedness to repurchase or redeem the Notes. See "Description of the Notes -- Change of Control."

Certain Covenants.............   The Indenture contains certain covenants that,
                                 among other things, limit the ability of the Company and its Restricted Subsidiaries to (i) incur additional indebtedness, (ii) pay dividends or make other distributions with respect to Capital Stock (as defined) of the Company and its Restricted Subsidiaries, (iii) create certain liens, (iv) sell material assets of the Company or its Restricted Subsidiaries,
                                 (v) enter into certain mergers and
                                 consolidations and (vi) make capital
                                 expenditures. See "Description of the Notes --
                                 Certain Covenants."

Risk Factors..................   See "Risk Factors" for a discussion of certain
                                 factors that should be considered in connection with the Exchange Offer.

SENIOR CREDIT FACILITY

     On June 24, 1997, concurrently with the Offering, the Company entered into a credit agreement with NBD Bank, on behalf of itself and as agent for a syndicate of other lenders, pursuant to which availability under such facility is $110.0 million (such credit facility being referred to herein as the "Senior Credit Facility"). The facility is in the form of a revolving credit line. Availability under the revolver at March 31, 1997 would have been approximately $101.0 million, reduced for the effect of a Letter of Credit issued for the IRBs (as defined). The obligations under the Senior Credit Facility are secured by substantially all the assets of the Subsidiary Guarantors and the Company.

     As of March 31, 1997, on a pro forma basis after giving effect to the Offering, there would have been no borrowings under the Senior Credit Facility. See "Capitalization" and "Description of Certain Indebtedness and Preferred Stock."

          SUMMARY CONSOLIDATED HISTORICAL AND PRO FORMA FINANCIAL DATA

     The following table sets forth (i) summary historical financial data of BMG (the "Predecessor") for the year ended March 31, 1995 and the period from April 1, 1995 through October 27, 1995, (ii) summary historical financial data of the Company from October 28, 1995 through March 31, 1996 and for the year ended March 31, 1997, and (iii) summary pro forma financial data for the year ended March 31, 1997. The summary historical financial data for the year ended March 31, 1995, the period April 1, 1995 through October 27, 1995 and the period October 28, 1995 through March 31, 1996 was derived from the audited consolidated financial statements of the Predecessor and the Company, which are included elsewhere in this Prospectus, together with the report of Deloitte & Touche, independent accountants. The summary historical financial data for the year ended March 31, 1997 was derived from the audited consolidated financial statements of the Company, which are included elsewhere in this Prospectus, together with the report of Price Waterhouse LLP, independent accountants. The summary pro forma statement of operations data and other financial data for the fiscal year ended March 31, 1997 were prepared to illustrate the effect of the Offering, the acquisitions of Lobdell and Howell and the Exchange Offer, as if each had occurred on April 1, 1996. The summary pro forma balance sheet data at March 31, 1997 was prepared to illustrate the effect of the Offering, the acquisition of Howell and the Exchange Offer as if each had occurred on March 31, 1997. The pro forma data does not purport to be indicative of the results of operations or the financial position of the Company that would have been obtained if the acquisitions, the Offering and the Exchange Offer had in fact been completed as of such dates or to project the results of operations or the financial position of the Company for any future date or period. The following table should be read in conjunction with the "Selected Consolidated Historical Financial Data," "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Pro Forma Combined Financial Data," and the Consolidated Financial Statements of the Company and the related notes and other financial information presented elsewhere in this Prospectus.

                                                                     HISTORICAL                                 PRO FORMA
                                          -----------------------------------------------------------------    -----------
                                                   PREDECESSOR                                 COMPANY
                                          -----------------------------    -----------------------------------------------
                                          FISCAL YEAR        PERIOD             PERIOD          FISCAL YEAR    FISCAL YEAR
                                             ENDED       APRIL 1, 1995-    OCTOBER 28, 1995-       ENDED          ENDED
                                           MARCH 31,      OCTOBER 27,          MARCH 31,         MARCH 31,      MARCH 31,
                                             1995             1995               1996              1997           1997
                                          -----------    --------------    -----------------    -----------    -----------
                                            AUDITED         AUDITED             AUDITED           AUDITED      (UNAUDITED)
                                                                       (DOLLARS IN THOUSANDS)
Statement of Operations Data:
Net sales.............................      $75,097         $49,043             $35,572          $136,861       $421,707
Gross profit..........................        4,206           2,148               3,948            11,773         30,269
Equipment impairment and non-recurring
  charges(a)..........................           --              --                  --               287          5,247
Operating income (loss)...............         (348)         (1,774)              1,713             3,801          3,591
Interest expense......................        1,267           1,048               1,096             3,388         13,758
Other income (expense)................           --              --                  --             2,201          3,274
Income (loss) before income taxes.....       (1,615)         (2,822)                617             2,614         (6,893)
Provision (benefit) for income
  taxes...............................         (349)           (938)                202             1,065         (2,437)
Net income (loss).....................      $(1,266)        $(1,884)            $   415          $  1,549       $ (4,456)
Balance Sheet Data (end of period):
Cash and cash equivalents.............           --              --                  --          $  9,671       $ 24,370
Trade accounts receivable, net........      $ 9,835         $13,312             $ 8,338            47,626         61,841
Inventories...........................        4,170           4,429               3,719            13,411         20,681
Total assets..........................       41,523          59,770              49,200           246,461        309,118
Total debt............................       12,907          23,233              26,758            99,829        141,524
Redeemable preferred stock............           --              --                  --            39,300         39,300
Total shareholders' equity............       10,833           9,329                 935(b)          2,341          2,341
Financial Ratios and Other Data:
Depreciation and amortization.........      $ 1,413         $   919             $   687          $  5,041       $ 19,563
Capital expenditures..................        4,384           5,111               3,466             3,326         19,674
Adjusted EBITDA(c)....................        1,065            (855)              2,400            11,330         31,675
Gross margin(d).......................         5.60%           4.38%              11.10%             8.60%          7.18%
Adjusted EBITDA margin(e).............         1.42              NM                6.75              8.28           7.51
Ratio of Adjusted EBITDA to interest
  expense(f)..........................                                                                              2.3x
Ratio of net debt to Adjusted
  EBITDA(g)...........................                                                                               3.6

See Notes to Summary Consolidated Historical and Pro Forma Financial Data on the following page.

-------------------------
(a) The provision for equipment impairment and non-recurring charges includes:
    (i) on a pro forma basis, for the year ended March 31, 1997, a $3.0 million impairment reserve against certain long-lived assets of Laserweld International L.L.C. ("Laserweld") a wholly owned indirect subsidiary of the Company, a $0.5 million provision for liability under the WARN Act, $0.5 million of excess legal and professional fees associated with the marketing and sale of Lobdell and $1.2 million related to the loss before income taxes for the discontinuance of the Laserweld and Parallel Group International ("Parallel") operations and (ii) for the year ended March 31, 1997, the loss before income taxes for the discontinuance of the Laserweld and Parallel operations of $0.3 million. Management does not anticipate that these costs will be a part of future operations.

(b) The reduction in equity of $8.4 million from the period ended October 27, 1995 to the period ended March 31, 1996 is primarily a result of the elimination of Predecessor equity as a part of the purchase accounting adjustments made upon the acquisition of the Predecessor.

(c) Adjusted EBITDA is defined as income (loss) before interest, income taxes, depreciation and amortization and equipment impairment and non-recurring charges. For the fiscal year ended March 31, 1997, equipment impairment and non-recurring charges aggregated $0.3 million and on a pro forma basis, for the fiscal year ended March 31, 1997, equipment impairment and non-recurring charges aggregated $5.2 million, as described in Note (a) above. Adjusted EBITDA should not be construed as a substitute for income from operations, net income or cash flow from operating activities for the purpose of analyzing the Company's operating performance, financial position and cash flows.

(d) Gross margin is defined as gross profit as a percent of net sales for each of the applicable periods.

(e) Adjusted EBITDA margin is defined as Adjusted EBITDA as a percent of net sales for each of the applicable periods.

(f) Defined as the ratio of Adjusted EBITDA to total interest expense.

(g) Defined as the ratio of net debt to Adjusted EBITDA with net debt consisting of total debt less cash and cash equivalents and unexpended bond proceeds.

                                  RISK FACTORS

     This Prospectus contains forward-looking statements within the meaning of
Section 27A of the Securities Act, as amended. Discussions containing such forward-looking statements may be found in the material set forth under "Summary," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business," as well as within the Prospectus generally. Actual results could differ materially from those projected in the forward-looking statements as a result of the risk factors set forth below and the matters set forth in the Prospectus generally. The Company cautions the reader, however, that this list of factors may not be exhaustive. In evaluating the Exchange Offer, Holders of the Old Notes should carefully consider the following risk factors, as well as the other information set forth elsewhere in this Prospectus. The risk factors set forth below are generally applicable to the Old Notes as well as the New Notes.

SUBSTANTIAL LEVERAGE AND DEBT SERVICE OBLIGATIONS

     The Company has, and upon consummation of the Exchange Offer will have, indebtedness which is substantial in relation to the shareholders' equity, as well as interest and debt service requirements which are significant compared to its cash flow from operations. After adjusting for the Offering, the Senior Credit Facility and the application of the net proceeds therefrom and the Exchange Offer, at March 31, 1997, the Company's total indebtedness would have been $141.5 million (exclusive of unused commitments under the Senior Credit Facility of approximately $101.0 million) and the Company would have had $39.3 million of preferred stock and $2.3 million of common shareholders' equity. The degree to which the Company is leveraged could have important consequences to Holders of the Notes, including the following: (i) the Company's ability to obtain additional financing for working capital, capital expenditures, acquisitions or general corporate purposes may be impaired; (ii) a substantial portion of the Company's cash flow from operations must be dedicated to the payment of interest on the Notes and its other existing indebtedness, thereby reducing the funds available to the Company for other purposes; (iii) the agreements governing the Company's long-term indebtedness contain certain restrictive financial and operating covenants; (iv) certain indebtedness under the Senior Credit Facility will be at variable rates of interest, which will cause the Company to be vulnerable to increases in interest rates; (v) all of the indebtedness outstanding under the Senior Credit Facility is secured by substantially all the assets of the Subsidiary Guarantors and the Company and will become due prior to the time the principal on the Notes will become due;
(vi) the Company may be hindered in its ability to adjust rapidly to changing market conditions; and (vii) the Company's substantial degree of leverage could make it more vulnerable in the event of a downturn in general economic conditions or in its business. The Indenture permits the Company and the Subsidiary Guarantors to incur additional indebtedness, including Senior Indebtedness and indebtedness that will rank pari passu with the Notes.

     The Company's ability to pay interest on the Notes and to satisfy its other obligations will depend upon its future operating performance, which will be affected by prevailing economic conditions and financial, business and other factors, many of which are beyond its control. The Company anticipates that its operating cash flow, together with available borrowings under the Senior Credit Facility, will be sufficient to meet its operating expenses, to service interest requirements on its debt obligations as they become due and to implement its business strategy. There can be no assurance, however, that the Company's business will generate sufficient cash flow from operations or that future borrowings will be available in an amount sufficient to enable the Company to service its indebtedness, including the Notes, to make anticipated capital expenditures or to implement its business strategy. Further, the Company is required to redeem the Lobdell Preferred Stock (as defined) prior to the time the principal on the Notes will become due. For fiscal 1995, the Company's earnings were insufficient to cover fixed charges by $1.6 million. For the period April 1, 1995 to October 27, 1995, the Company's earnings were insufficient to cover fixed charges by $2.8 million. For fiscal 1997, the Company's earnings exceeded fixed charges by $2.6 million; however, on a pro forma basis for fiscal 1997, earnings were insufficient to cover fixed charges by $4.9 million. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity, Capital Resources and Financial Condition" and "Description of Certain Indebtedness and Preferred Stock."

     The Senior Credit Facility contains certain customary covenants, including without limitation, reporting and other affirmative covenants; financial covenants, including ratio of total debt to EBITDA, net worth, fixed charge coverage ratio, interest coverage ratio (each as defined in and calculated pursuant to the Senior Credit Facility); and negative covenants, including restrictions on incurrence of other indebtedness, payment of cash dividends and other distributions to shareholders, liens in favor of parties other than the lenders under the Senior Credit Facility, certain guaranties of obligations of or advances to others, sales of material assets not in the ordinary course of business, restrictions on mergers and acquisitions, and capital expenditures. There can be no assurance that these requirements will be met in the future. If they are not, the holders of the indebtedness under the Senior Credit Facility would be entitled to declare such indebtedness immediately due and payable or, if the Company were unable to repay such indebtedness, the holders thereunder could proceed against the collateral securing the Senior Credit Facility, which consists of substantially all of the assets of the Company and the Subsidiary Guarantors. See "Description of Certain Indebtedness and Preferred Stock -- Senior Credit Facility."

SUBORDINATION OF NOTES AND THE SUBSIDIARY GUARANTIES; ASSET ENCUMBRANCES; HOLDING COMPANY STRUCTURE

     Like the Old Notes, the New Notes will be subordinated in right of payment to all present and future Senior Indebtedness of the Company and the Subsidiary Guarantors, including the principal, premium (if any) and interest with respect to the obligations outstanding under the Senior Credit Facility. In addition, the Subsidiary Guaranties will be subordinated in right of payment to all existing and future Senior Indebtedness of the Subsidiary Guarantors. As of March 31, 1997, on a pro forma basis, after adjusting for the Offering (including the application of net proceeds therefrom) and the Exchange Offer, the Company would not have had any Senior Indebtedness outstanding (excluding unused commitments under the Senior Credit Facility) and the Subsidiary Guarantors would have had approximately $16.7 million of Senior Indebtedness outstanding. Consequently, in the event of a bankruptcy, liquidation, dissolution, reorganization or similar proceeding with respect to the Company or any Subsidiary Guarantor, assets of the Company or such Subsidiary Guarantor will be available to pay obligations of the Notes only after all Senior Indebtedness of the Company or such Subsidiary Guarantor has been paid in full, and there can be no assurance that there will be sufficient assets to pay amounts due on all or any of the Notes. See "Description of the Notes -- Subordination."

     Like the Old Notes, the New Notes are unsecured and will be effectively subordinated to any secured indebtedness of the Company or any Subsidiary Guarantor. The indebtedness outstanding under the Senior Credit Facility will be secured by liens on substantially all of the assets of the Subsidiary Guarantors and the Company. The ability of the Company to comply with the provisions of the Senior Credit Facility may be affected by events beyond the Company's control. The breach of any such provisions could result in a default under the Senior Credit Facility, in which case, depending upon the actions taken by the lenders thereunder or their successors or assignees, such lenders could elect to declare all amounts borrowed under the Senior Credit Facility, together with accrued interest, to be due and payable, and the Company could be prohibited from making payments of interest and principal on the Notes until the default is cured or all Senior Indebtedness is paid or satisfied in full. If the Company were unable to repay such borrowings, such lenders could proceed against the collateral. If the indebtedness under the Senior Credit Facility were accelerated, there can be no assurance that the assets of the Company and the Subsidiary Guarantors would be sufficient to repay in full such indebtedness and the other indebtedness of the Company, including the Notes. See "Description of Certain Indebtedness and Preferred Stock -- Senior Credit Facility" and "Description of the Notes -- Subordination."

     The Company is a holding company which derives all of its operating income from its subsidiaries. The Holders of the Notes will have no direct claim against such subsidiaries other than the claim created by the Subsidiary Guaranties, which may be subject to legal challenge in the event of the bankruptcy of a subsidiary. See "Risk Factors -- Fraudulent Conveyance." If such a challenge were upheld with respect to any such Subsidiary Guarantee, such Subsidiary Guarantee would be invalidated and unenforceable. To the extent that the Subsidiary Guarantee is not enforceable, the rights of Holders of the Notes to participate in any distribution of assets of the Subsidiary Guarantor upon liquidation, bankruptcy, reorganization or otherwise may, as is the case with other unsecured creditors of the Company, be subject to prior claims of creditors of that Subsidiary Guarantor. The Company must rely on dividends and other payments from its subsidiaries to generate the funds necessary to meet its obligations, including the payment of principal and interest on the Notes. The Indenture contains covenants that restrict the ability of the Company's subsidiaries to enter into any agreement limiting distributions and transfers, including dividends to the Company. Further, the ability of the Company's subsidiaries to pay dividends and make other payments are, and may in the future be, subject to certain statutory, contractual and other restrictions. See "Description of Certain Indebtedness and Preferred Stock."

CYCLICALITY; THE OEM SUPPLIER INDUSTRY

     The OEM supplier industry is highly cyclical and, in large part, impacted by the strength of the economy generally, by prevailing interest rates and by other factors which may have an effect on the level of sales of automotive vehicles. There can be no assurance that the automotive industry for which the Company supplies components will not experience downturns in the future. An economic recession may impact substantially leveraged companies, such as the Company, more than similarly situated companies with less leverage. A decrease in overall consumer demand for SUVs, light trucks, mini-vans, vans or passenger cars could have a material adverse effect on the Company's financial condition and results of operations.

     The automotive industry is characterized by a small number of OEMs that are able to exert considerable pressure on component and system suppliers to reduce costs, improve quality and provide additional design and engineering capabilities. In the past, OEMs have generally demanded and received price reductions and measurable increases in quality by implementing competitive selection processes, rating programs and various other arrangements. Also, through increased partnering on platform work, OEMs have generally required component and system suppliers to provide more design engineering input at earlier stages of the product development process, the costs of which have, in some cases, been absorbed by the suppliers. Although the Company, historically, has regained the loss caused by price reductions to the OEMs through cost reduction initiatives and assistance from the OEMs, there can be no assurance that future price reductions, increased quality standards or additional engineering capabilities required by OEMs will not have a material adverse effect on the financial condition or results of operations of the Company. Further, although the general trend of the OEMs is to outsource component manufacturing, the OEMs have, from time to time, brought their stamping work back in-house. There can be no assurance that the OEMs may not in-source some of the jobs currently performed by the Company.

     Many OEMs and their Tier 1 suppliers are unionized. Work stoppages and slowdowns experienced by OEMs and their Tier 1 suppliers, as a result of labor disputes, could have a material adverse effect on the Company's financial condition or results of operations.

DEPENDENCE ON PRINCIPAL CUSTOMERS

     Substantially all of the Company's sales for fiscal 1997 were to GM and Ford. Although the Company has ongoing supply relationships with its principal customers and is a long-term supplier to GM and Ford, there can be no assurance that sales to GM and Ford will continue at the same level. Furthermore, continuation of these relationships is dependent upon the customers' satisfaction with the price, quality and delivery of the Company's products. In addition, the Company's agreements to produce parts are assigned to specific models or product lines of its customers. Accordingly, the Company's business, and estimates for future business, are dependent upon consumer demand for the specific models and product lines that incorporate the Company's parts. The Company's arrangements with the OEMs are typically in the form of purchase orders that may be canceled by the OEMs. However, the Company believes that cancellation of purchase orders is rare, due, in part, to the OEM production interruptions likely to be caused by changing suppliers. A significant decrease in sales of vehicles using the Company's products or the loss by the Company of the right to supply any of such products to its customers would have a material adverse effect on the Company's financial condition and results of operations. The loss of either GM or Ford as a customer would have a material adverse effect on the Company. In addition, the delay or cancellation of material orders from, or design, development, delivery or product projects at, GM or Ford could have a material adverse effect on the Company.

UNIONIZED WORKFORCE

     Substantially all employees of the Company are covered by collective bargaining agreements with either the International Union, United Automobile, Aerospace and Agricultural Implement Workers of America ("UAW") or the National Automobile Aerospace, Transportation and General Workers Union of Canada ("CAW"). The Company has not experienced any work stoppages in the last ten years and considers its relationship with its employees to be good. Strikes or work stoppages and the resultant adverse impact on its relationship with the OEMs could have a material adverse effect on the Company's business, financial condition and results of operations. The Company's agreement with the CAW at the Cambridge, Ontario facility will expire on September 30, 1997 and the Company's agreement with the UAW at the Argos, Indiana facility will expire on March 31, 1998. While the outcome, including the terms of the new contracts and their impact on the future results of the Company's operations cannot be predicted, management does not believe that the financial terms of the new contracts will have a material adverse effect on the Company. However, there can be no assurance that the Company will be successful in its contract negotiations.

FRAUDULENT CONVEYANCE

     If a court in a lawsuit brought by an unpaid creditor or representative of creditors, such as a trustee in bankruptcy or the Company as a debtor-in-possession, were to find under relevant federal or state fraudulent conveyance statutes that the Company did not receive fair consideration or reasonably equivalent value for incurring the indebtedness, including the Notes, and that, at the time of such incurrence, the Company (i) was insolvent, (ii) was rendered insolvent by reason of such incurrence or grant, (iii) was engaged in a business or transaction for which the assets remaining with the Company constituted unreasonably small capital or (iv) intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they matured, then such court, subject to applicable statutes of limitation, could void the Company's obligations under the Notes, recover payments made under the Notes, subordinate the Notes to other indebtedness of the Company or take other action detrimental to the Holders of the Notes.

     The measure of insolvency for these purposes will depend upon the governing law of the relevant jurisdiction. Generally, however, a company will be considered insolvent for these purposes if the sum of that company's debts is greater than the fair value of all of that company's property or if the present fair salable value of that company's assets is less than the amount that will be required to pay its probable liability on its existing debts as they become absolute and matured or if the Company is not able to pay its debts as they become due. Moreover, regardless of solvency, a court could void an incurrence of indebtedness, including the Notes, if it determined that such transaction was made with the intent to hinder, delay or defraud creditors. In addition, a court could subordinate the indebtedness, including the Notes, to the claims of all existing and future creditors on similar grounds. The Company believes that, after giving effect to the Offering, the Company (i) has not been rendered insolvent by the incurrence of indebtedness in connection with the Offering,
(ii) is in possession of sufficient capital to run its business effectively and
(iii) is incurring debts within its ability to pay as the same mature or become due.

     There can be no assurance as to what standard a court would apply in order to determine whether the Company was "insolvent" upon the sale of the Old Notes or that, regardless of the method of valuation, a court would not determine that the Company was insolvent upon consummation of the sale of the Old Notes.

     In addition, the Subsidiary Guaranties may be subject to review under relevant federal and state fraudulent conveyance and similar statutes in a bankruptcy or reorganization case or a lawsuit brought by or on behalf of creditors of any of the Subsidiary Guarantors. In such a case, the analysis set forth above would generally apply, except that the Subsidiary Guaranties could also be subject to the claim that, since the Subsidiary Guaranties were incurred for the benefit of the Company (and only indirectly for the benefit of the Subsidiary Guarantors), the obligations of the Subsidiary Guarantors thereunder were incurred for less than reasonably equivalent value or fair consideration. A court could void the Subsidiary Guarantors' obligation under the Subsidiary Guaranties, recover payments made under the Subsidiary Guaranties, subordinate the Subsidiary Guaranties to other indebtedness of a Subsidiary Guarantor or take other action detrimental to the Holders of the Notes.

CONTROL BY PRINCIPAL SHAREHOLDER

     Selwyn Isakow (the "Principal Shareholder") beneficially owns 48.9% of the Company's outstanding shares and exercises voting control over those shares not owned by him, including shares held by the directors and officers of the Company. Circumstances may occur in which the interests of the Principal Shareholder could be in conflict with the interests of the Holders of the Notes. For example, if the Company encounters financial difficulties or is unable to pay certain of its debts as they mature, the interests of the Principal Shareholder might conflict with those of the Holders of the Notes. In addition, the Principal Shareholder may have an interest in pursuing acquisitions, divestitures or other transactions that, in his judgment, could enhance his equity investment, even though such transactions might involve risks to the Holders of the Notes. See "Principal Shareholders."

RISK RELATING TO ACQUISITIONS

     To expand its markets and take advantage of the consolidation trend in the automotive parts industry, the Company's business strategy includes growth through acquisitions. The ability of the Company to successfully implement its acquisition strategy depends upon a number of factors. There can be no assurance that the Company will be able to consummate acquisitions in the future on terms acceptable to the Company or to integrate any new acquisitions (including Howell) successfully into its operations and achieve cost savings from such integration. In addition, the Company is pursuing acquisitions and strategic alliances in Europe and intends to pursue such acquisitions and alliances in South America, Asia and other markets. The Company is also continually investigating opportunities for domestic acquisitions of other OEM suppliers. There can be no assurance that these acquisitions or strategic alliances will be successful. See "Risk Factors -- Substantial Leverage and Debt Service Obligations," and "Business -- Business Strategy."

COMPETITION

     The motor vehicle parts industry in which the Company operates is fragmented and competitive. The Company's competitors include divisions or subsidiaries of companies that are larger and have substantially greater resources than the Company as well as divisions of OEMs with internal stamping and assembly operations. There can be no assurance that the Company's products will be able to compete successfully with those of its competitors. See "Business -- Competition."

ENVIRONMENTAL RISKS

     The Company's operations and properties are subject to federal, state, local and foreign laws, regulations and ordinances relating to the use, storage, handling, generation, treatment, emission, release, discharge and disposal of certain materials, substances and wastes. In many jurisdictions these laws are complex and change frequently. Such laws, including but not limited to the Comprehensive Environmental Response, Compensation & Liability Act ("CERCLA" or "Superfund") may impose joint and several liability and apply to remediation of contamination at properties presently or formerly owned or operated by an entity or its predecessors, as well as to conditions at properties at which wastes or other contamination attributable to an entity or its predecessors have been sent or otherwise come to be located. The nature of the Company's operations exposes it to the risk of liabilities or claims with respect to environmental matters, including off-site disposal matters, and there can be no assurance that material costs will not be incurred in connection with such liabilities or claims.

     Based upon the Company's experience to date, the Company believes that the future cost of compliance with existing environmental laws, regulations and ordinances (or liability for known environmental claims) will not have a material adverse effect on the Company's business, financial condition and results of operations. However, future events, such as changes in existing laws and regulations or their interpretation, may give rise to additional compliance costs or liabilities that could have a material adverse effect on the Company's business, financial condition and results of operations. Compliance with more stringent laws or regulations, as well as more vigorous enforcement policies of regulatory agencies or stricter or different interpretations of existing laws, may require additional expenditures by the Company that may be material. See "Business -- Regulatory Matters."

CHANGE OF CONTROL

     Upon a Change of Control, each Holder of the Notes will have the right to require the Company to repurchase all or any part of such Notes at a price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of repurchase. The occurrence of a Change of Control may constitute a default under the Senior Credit Facility. In addition, the Senior Credit Facility will prohibit the purchase of the Notes by the Company in the event of a default thereunder, unless and until such time as the indebtedness under the Senior Credit Facility is repaid in full. The Company's failure to purchase the Notes would result in a default under the Indenture. The inability to repay the indebtedness under the Senior Credit Facility, if accelerated, would also constitute an event of default under the Indenture, which could have adverse consequences for the Company and the Holders of the Notes. In the event of a Change of Control, there can be no assurance the Company would have sufficient financial resources available to satisfy all of its obligations under the Senior Credit Facility and the Notes. See "Description of Certain Indebtedness and Preferred Stock -- Senior Credit Facility."

CONSEQUENCES OF FAILURE TO EXCHANGE

     Holders of Old Notes who do not exchange their Old Notes for New Notes pursuant to the Exchange Offer will continue to be subject to the restrictions on transfer of such Old Notes as set forth in the legend thereon as a consequence of the issuance of the Old Notes pursuant to exemption from, or in transactions not subject to, the registration requirements of, the Securities Act and applicable state laws, or pursuant to an exemption therefrom. Subject to the obligation by the Company to file a shelf registration statement covering resales of Old Notes in certain limited circumstances, the Company does not intend to register the Old Notes under the Securities Act and, after consummation of the Exchange Offer, will not be obligated to do so. In addition, any holder of Old Notes who tenders in the Exchange Offer for the purpose of participating in a distribution of the New Notes may be deemed to have received restricted securities and, if so, will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. Additionally, as a result of the Exchange Offer, it is expected that a substantial decrease in the aggregate principal amount of Old Notes outstanding will occur. As a result, it is unlikely that a liquid trading market will exist for the Old Notes at any time. This lack of liquidity will make transactions more difficult and may reduce the trading price of the Old Notes. See "The Exchange Offer."

ABSENCE OF PUBLIC MARKET FOR THE NEW NOTES

     The New Notes are new securities and there is currently no established market for the New Notes. Accordingly, there can be no assurance as to the liquidity of any markets that may develop for the New Notes, the ability of holders to sell the New Notes or the price at which holders would be able to sell the New Notes. Future trading prices of the New Notes will depend on many factors, including, among other things, prevailing interest rates, the Company's operating results and the market for similar securities. Historically, the market for securities similar to the New Notes, including non-investment grade debt, has been subject to disruptions that have caused substantial volatility in the prices of such securities. There can be no assurance that any market for the New Notes, if such market develops, will not be subject to similar disruptions. The Initial Purchasers have advised the Company that they currently intend to make a market in the New Notes offered hereby. However, the Initial Purchasers are not obligated to do so and any market making may be discontinued at any time without notice. The Old Notes currently are eligible for trading by qualified buyers in the Private Offerings, Resale and Trading through Automated Linkages (PORTAL) Market. The Company and the Subsidiary Guarantors do not intend to apply for listing of the New Notes on any national securities exchange or for their quotation through the National Association of Securities Dealers Automated Quotation System.

                                USE OF PROCEEDS

     The Exchange Offer is intended to satisfy certain of the Company's and the Subsidiary Guarantors' obligations under the Registration Agreement. The Company will not receive any cash proceeds from the issuance of the New Notes in the Exchange Offer. In consideration for issuing the New Notes as contemplated in this Prospectus, the Company will receive Old Notes in like principal amount. The form and terms of the New Notes are identical in all material respects to the form and terms of the Old Notes, except for certain transfer restrictions and registration rights relating to the Old Notes and except for certain provisions providing for an increase in the interest rate on the Old Notes under certain circumstances relating to the timing of the Exchange Offer. The Old Notes surrendered in exchange for the New Notes will be retired and canceled and cannot be reissued. Accordingly, issuance of the New Notes will not result in any increase in the outstanding debt of the Company. The net proceeds to the Company from the sale of the Old Notes were approximately $120.7 million (after the deduction of the discount to the Initial Purchasers and estimated expenses incurred in connection with the Offering and related transactions of approximately $4.1 million). The Company used approximately $83.1 million of the net proceeds to refinance existing indebtedness and approximately $22.9 million in connection with the acquisition of Howell with the remaining $14.7 million for working capital and general corporate purposes, which may include other acquisitions. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity, Capital Resources and Financial Condition."

                                 CAPITALIZATION

     The following table sets forth the capitalization of the Company as of March 31, 1997 and as adjusted to give effect to the Offering and the application of the net proceeds thereof, including payments made in connection with the pending acquisition of Howell and the Exchange Offer. This table should be read in conjunction with the unaudited "Pro Forma Combined Consolidated Financial Data," "Selected Consolidated Historical Financial Data," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Consolidated Financial Statements and related notes thereto included elsewhere in this Prospectus. See also "Description of Certain Indebtedness and Preferred Stock."

                                                               MARCH 31, 1997
                                                           ----------------------
                                                            ACTUAL    AS ADJUSTED
                                                            ------    -----------
                                                               (IN THOUSANDS)
Cash and cash equivalents................................  $  9,671    $ 24,370
                                                           ========    ========
Long-term debt (including current portion):
  Existing senior bank credit facilities(a)..............  $ 78,823    $     --
  Senior Credit Facility(b)..............................        --          --
  Lewis Emery............................................     2,833       2,833
  Industrial Revenue Bonds...............................     8,300       8,300
  Nations Bank -- Tooling................................     1,380          --
  EDC Tooling............................................     5,110       5,110
  Mortgage BMG...........................................     2,475          --
  IRDP Loan..............................................       467         467
  Series A Promissory Note...............................       441          --
  10 1/8% Senior Subordinated Notes Due 2007.............        --     124,814
                                                           --------    --------
     Total debt..........................................    99,829     141,524
                                                           --------    --------
Redeemable preferred stock(c)
  Series A...............................................    36,012      36,012
  Series B...............................................     3,288       3,288
                                                           --------    --------
     Total redeemable preferred stock....................    39,300      39,300
                                                           --------    --------
Shareholders' equity:
  Common stock (400,000 shares authorized; 309,750 issued
     and outstanding)....................................     1,050       1,050
  Foreign currency translation adjustment................       (28)        (28)
  Reduction in equity for minimum pension liability......      (253)       (253)
  Retained earnings......................................     1,572       1,572
                                                           --------    --------
     Total shareholders' equity..........................     2,341       2,341
                                                           --------    --------
Total capitalization.....................................  $141,470    $183,165
                                                           ========    ========

-------------------------
(a) Concurrently with the issuance of the Old Notes, the Company repaid all outstanding indebtedness under the existing senior bank credit facilities.

(b) Concurrently with the issuance of the Old Notes, the Company entered into the Senior Credit Facility pursuant to which up to $110.0 million is available. On a pro forma basis at March 31, 1997, the Company would have had no borrowings under the Senior Credit Facility and availability on a pro forma basis at March 31, 1997 would have been approximately $101.0 million. See "Description of Certain Indebtedness and Preferred Stock."

(c) In connection with the acquisition of Lobdell, redeemable preferred stock was issued with a face value of $50.7 million, of which $10.0 million was placed in escrow pending final determination of the purchase price. The Company and the preferred shareholders of Lobdell have settled certain claims relating to the acquisition which has resulted in the cancellation of 60,000 shares of Lobdell Series A Preferred Stock and will also entail the cancellation of up to an additional 40,000 shares of Lobdell Series A Preferred Stock or, at the election of the preferred shareholders of Lobdell, 49,938 shares of Lobdell Series B Preferred Stock. See Note 3 of the "Notes to the Consolidated Financial Statements" for further discussion regarding the carrying value of the redeemable preferred stock and additional terms and conditions.

                         PRO FORMA COMBINED FINANCIAL DATA
                                    (UNAUDITED)
                               (DOLLARS IN THOUSANDS)

     The unaudited pro forma combined balance sheet as of March 31, 1997 (the "Unaudited Pro Forma Balance Sheet") gives pro forma effect to the Offering and the acquisition of Howell as if they had occurred on March 31, 1997. The acquisition of Howell will be accounted for by the purchase method of accounting pursuant to which the purchase price is allocated among the acquired tangible and intangible assets and assumed liabilities in accordance with estimates of their fair values on the date of acquisition. The pro forma adjustments represent management's preliminary determination of purchase accounting adjustments and are based upon available information and certain assumptions that the Company believes to be reasonable under the circumstances. Consequently, the amounts reflected in the Unaudited Pro Forma Balance Sheet are subject to change and the final values may differ substantially from these amounts. Management does not expect that differences between the preliminary and final purchase price allocation will have a material impact on the Company's financial position. The Unaudited Pro Forma Balance Sheet does not purport to be indicative of the financial position of the Company had such transactions actually been completed as of the assumed dates and for the periods presented, or which may be obtained in the future.

    The unaudited pro forma combined statement of operations for the year ended March 31, 1997 (the "Unaudited Pro Forma Statement of Operations") gives pro forma effect to the Offering and the acquisitions of Lobdell and Howell as if they had occurred on April 1, 1996 and includes the effect of the following adjustments as if they were realized during the applicable period: (i) reductions in cost of sales through labor and fringe benefit reductions, (ii) reductions in selling, general and administrative labor, professional fees and other non-recurring items achieved as a direct result of the acquisition of Lobdell and (iii) net increase in interest expense to reflect the issuance of the Old Notes. As the acquisition of Howell has not yet been completed, the Unaudited Pro Forma Statement of Operations does not include any amount for anticipated savings as a result of cost reductions expected to be implemented by the Company upon its acquisition of Howell. The Unaudited Pro Forma Statement of Operations does not purport to be indicative of the results of operations of the Company had such transactions actually been completed as of the assumed dates and for the periods presented, or which may be obtained in the future.

       UNAUDITED PRO FORMA COMBINED BALANCE SHEET AS OF THE PERIOD ENDED

                                                             MARCH 31, 1997   APRIL 30, 1997    PRO FORMA         PRO FORMA
                                                                COMPANY         HOWELL(a)      ADJUSTMENTS        COMBINED
                                                             --------------   --------------   -----------        ---------
                                                                                 (DOLLARS IN THOUSANDS)
Cash and cash equivalents..................................     $  9,671         $ 1,182        $ 13,517(b)(c)    $ 24,370
Trade accounts receivable, net.............................       47,626          14,215              --            61,841
Inventories................................................       13,411           7,270              --            20,681
Reimbursable tooling.......................................        4,968           1,678              --             6,646
Refundable income taxes....................................        1,641              --              --             1,641
Prepaid expenses and other current assets..................        1,354           1,203            (185)(c)         2,372
Deferred income taxes......................................        4,633              59             875(c)          5,567
                                                                --------         -------        --------          --------
    Total current assets...................................       83,304          25,607          14,207           123,118
Unexpended bond proceeds...................................        3,937              --              --             3,937
Deferred income taxes......................................        5,087              --              --             5,087
Property, plant and equipment, net.........................      149,545           9,461           6,425(c)        165,431
Goodwill...................................................                           --           2,013(c)          2,013
Other noncurrent assets....................................        4,588              --           4,944(b)(c)       9,532
                                                                --------         -------        --------          --------
    Total assets...........................................     $246,461         $35,068        $ 27,589          $309,118
                                                                ========         =======        ========          ========
Trade accounts payable.....................................     $ 31,421         $ 9,285              --          $ 40,706
Accrued expenses and other liabilities.....................       14,026           4,631        $   (156)(c)        18,501
Restructuring reserve......................................        7,050              47           3,519(c)         10,616
Current portion of long-term debt..........................       24,274              --         (19,875)(b)(d)      4,399
                                                                --------         -------        --------          --------
    Total current liabilities..............................       76,771          13,963         (16,512)           74,222
Deferred income taxes......................................       10,442             124           2,570(c)         13,136
Pension liability..........................................        3,631              --             425(c)          4,056
Postretirement medical benefits............................       33,467              --              --            33,467
Restructuring reserve......................................        2,767             120              --             2,887
Other noncurrent liabilities...............................        2,187             397              --             2,584
Long-term debt.............................................       75,555              --          61,570(b)(d)     137,125
                                                                --------         -------        --------          --------
    Total liabilities......................................      204,820          14,604          48,053           267,477
Redeemable Series A preferred stock........................       36,012              --              --            36,012
Redeemable Series B preferred stock........................        3,288              --              --             3,288
                                                                --------         -------        --------          --------
    Total shareholders' equity.............................        2,341          20,464         (20,464)(c)         2,341
                                                                --------         -------        --------          --------
    Total liabilities and shareholders' equity.............     $246,461         $35,068        $ 27,589          $309,118
                                                                ========         =======        ========          ========

     See accompanying Notes to Unaudited Pro Forma Combined Balance Sheet.

              NOTES TO UNAUDITED PRO FORMA COMBINED BALANCE SHEET
                             (DOLLARS IN THOUSANDS)

(a) Represents the adjustments for the Howell acquisition as if it had occurred on March 31, 1997. For purposes of the Unaudited Pro Forma Balance Sheet, it has been assumed that the financial condition of Howell as of April 30, 1997 would have been comparable to that as of March 31, 1997. The April 30, 1997 balance sheet for Howell was derived from Howell's filings with the Commission under the Exchange Act.

(b) Reflects the estimated sources and uses of funds for the Offering and the acquisition of Howell as if the acquisition had occurred on March 31, 1997:

Sources of Funds:
  Senior Subordinated Notes Due 2007........................    $124,814
                                                                ========
Use of Funds:
  Acquisition of Howell.....................................    $ 22,902
  Retirement of existing senior bank credit facilities and
     other debt (current portion -- $19,875)................      83,119
  Cash......................................................      14,699
  Discount and estimated expenses...........................       4,094
                                                                --------
     Total Uses.............................................    $124,814
                                                                ========

(c) The acquisition of Howell will be accounted for by the purchase method of accounting, pursuant to which the purchase price is allocated among the acquired tangible and intangible assets and assumed liabilities in accordance with their estimated fair market values on the date of acquisition. The estimated purchase price and preliminary adjustments to historical book value of Howell as a result of the transaction are as follows:

Decrease in cash for payments made at closing...............    $ (1,182)
Write off of prepaid assets.................................        (185)
Increase in deferred tax asset for restructuring and pension
  reserves..................................................         875
Increase in property plant and equipment to estimated fair
  value.....................................................       6,425
Estimated goodwill..........................................       2,013
Provision for acquisition fees and expenses.................         850
                                                                --------
Net increase in assets......................................    $  8,796
                                                                ========
Decrease in accrued liabilities.............................    $   (156)
Reserve for plant restructuring.............................       3,519
Increase in deferred tax liability..........................       2,570
Increase in pension reserve.................................         425
Proceeds from Offering used to finance acquisition..........      22,902
Elimination of retained earnings as a result of purchase
  accounting................................................     (20,464)
                                                                --------
     Net increase in liabilities and shareholders' equity...    $  8,796
                                                                ========

(d) Pro forma long-term debt (including current portion) is derived by adjusting actual long-term debt of $99,829 for the addition of $124,814 resulting from the Offering and the reduction of $83,119 for retirement of existing debt.

              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

                                                         ADJUSTMENTS FOR LOBDELL ACQUISITION
                                         -------------------------------------------------------------------
                                                                               PRO FORMA         COMPANY
                                           COMPANY(a)        LOBDELL(b)       ADJUSTMENTS       PRO FORMA
                                         --------------   ----------------   --------------   --------------
                                                               PERIOD
                                                           APRIL 1, 1996
                                           YEAR ENDED         THROUGH          YEAR ENDED       YEAR ENDED
                                         MARCH 31, 1997   JANUARY 10, 1997   MARCH 31, 1997   MARCH 31, 1997
                                         --------------   ----------------   --------------   --------------
                                                               (DOLLARS IN THOUSANDS)
Net sales...............................    $136,861          $193,303               --          $330,164
Cost of sales...........................     125,088           186,707          $(6,152)(e)       305,643
                                            --------          --------          -------          --------
Gross profit............................      11,773             6,596            6,152            24,521
Selling, general and administrative.....       7,685            12,398           (3,290)(g)        16,793
Equipment impairment and non-recurring
  charges...............................         287             4,960               --             5,247(i)
                                            --------          --------          -------          --------
Operating Income (loss).................       3,801           (10,762)           9,442             2,481
Interest expense........................       3,388             2,729            5,286(j)         11,403
Other Income (expense)..................       2,201               674               --             2,875
                                            --------          --------          -------          --------
Income (loss) before income taxes.......       2,614           (12,817)           4,156            (6,047)
Provision (benefit) for income taxes....       1,065            (4,728)           1,663(l)         (2,000)
                                            --------          --------          -------          --------
Net income (loss).......................    $  1,549          $ (8,089)         $ 2,493          $ (4,047)
Financial Ratios and Other Data:
Depreciation and amortization...........    $  5,041          $ 11,635          $   913          $ 17,589
Capital expenditures....................       3,326            12,862               --            16,188
Adjusted EBITDA(n)......................      11,330             6,507           10,355            28,192
Ratio of Adjusted EBITDA to interest
  expense(o)............................                                                             2.5x
Ratio of net debt to Adjusted
  EBITDA(p).............................                                                              3.2

                                                         ADJUSTMENTS FOR HOWELL ACQUISITION
                                          -----------------------------------------------------------------
                                                             PRO FORMA          HOWELL         PRO FORMA
                                            HOWELL(c)       ADJUSTMENTS      PRO FORMA(d)       COMBINED
                                          --------------   --------------   --------------   --------------
                                              PERIOD
                                           MAY 1, 1996
                                             THROUGH         YEAR ENDED       YEAR ENDED       YEAR ENDED
                                          APRIL 30, 1997   MARCH 31, 1997   MARCH 31, 1997   MARCH 31, 1997
                                          --------------   --------------   --------------   --------------
                                                               (DOLLARS IN THOUSANDS)
Net sales...............................     $91,543               --          $91,543          $421,707
Cost of sales...........................      85,477          $   318(f)        85,795           391,438
                                             -------          -------          -------          --------
Gross profit............................       6,066             (318)           5,748            30,269
Selling, general and administrative.....       4,440              198(h)         4,638            21,431
Equipment impairment and non-recurring
  charges...............................          --               --               --             5,247
                                             -------          -------          -------          --------
Operating Income (loss).................       1,626             (516)           1,110             3,591
Interest expense........................           5            2,319(k)         2,324            13,727
Other Income (expense)..................         399               --              399             3,274
                                             -------          -------          -------          --------
Income (loss) before income taxes.......       2,020           (2,835)            (815)           (6,862)
Provision (benefit) for income taxes....         710           (1,134)(m)         (424)           (2,424)
                                             -------          -------          -------          --------
Net income (loss).......................     $ 1,310          $(1,701)         $  (391)         $ (4,438)
Financial Ratios and Other Data:
Depreciation and amortization...........     $ 1,458          $   516          $ 1,974          $ 19,563
Capital expenditures....................       3,486               --            3,486            19,674
Adjusted EBITDA(n)......................       3,483               --            3,483            31,675
Ratio of Adjusted EBITDA to interest
  expense(o)............................                                                            2.3x
Ratio of net debt to Adjusted
  EBITDA(p).............................                                                             3.6

See accompanying Notes to Unaudited Pro Forma Combined Statement of Operations.

         NOTES TO UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                             (DOLLARS IN THOUSANDS)

(a) Statement of Operations Data for the Company for the year ended March 31, 1997 includes operating data for Lobdell for the period subsequent to acquisition (January 11, 1997 to March 31, 1997).

(b) Statement of Operations Data for Lobdell for the period prior to acquisition (April 1, 1996 to January 10, 1997).

(c) Represents the adjustments for the Howell acquisition as if it had occurred on April 1, 1996. For purposes of the Unaudited Pro Forma Statement of Operations, it has been assumed that the results of operations of Howell for the twelve months ended April 30, 1997 would have been comparable to the twelve months ended March 31, 1997. The Statement of Operations Data for the twelve months ended April 30, 1997 was derived from Howell's filings with the SEC under the Exchange Act.

(d) As the acquisition of Howell has not been completed, the Unaudited Pro Forma Statement of Operations does not include any amount of anticipated cost reductions expected to be implemented by the Company upon the acquisition of Howell.

(e) Represents the following cost changes as they relate to cost of sales:

    Cost savings the Company would have realized from the
    reduction in direct and indirect hourly and salaried
    employees in connection with the acquisition of Lobdell.
    Prior to the acquisition of Lobdell, the Company and Lobdell formulated a plan to reduce the number of employees (the
    "Workforce Reduction Plan") at Lobdell. Such plan was
    initially implemented by Lobdell in October 1996 and was
    continued by the Company subsequent to the acquisition of
    Lobdell. The Workforce Reduction Plan was a substantive
    factor in the Company's ultimate decision to acquire Lobdell in addition to its determination of the purchase price. The
    Company believes the cost savings it has achieved as a
    result of the Workforce Reduction Plan have been achieved
    without otherwise effecting or impairing its net sales and believes such cost savings are permanent in nature. This was accomplished by creating more efficient manufacturing and
    production processes as well as eliminating employees
    performing duplicate functions. As of the date of
    acquisition (January 10, 1997), approximately 60% of the
    employees covered by the Workforce Reduction Plan had been terminated and approximately 90% of the employees covered by the Workforce Reduction Plan had been terminated by January
    31, 1997....................................................  $(6,501)
    In accordance with the purchase method of accounting, the
    Company recognized Lobdell's unfunded Accumulated
    Postretirement Benefit Obligation ("APBO"), which included
    Lobdell's unrecognized transition obligation of
    approximately $11,500, at January 10, 1997. Accordingly,
    this adjustment reflects the decrease in net periodic
    postretirement benefit cost, from April 1, 1996 through
    January 10, 1997, had Lobdell's unfunded APBO been
    recognized at the beginning of the fiscal year..............     (564)
    Increased depreciation expense as a result of the write up of property, plant and equipment to fair market value as a
    part of the acquisition of Lobdell..........................      913
                                                                  -------
                                                                  $(6,152)
                                                                  =======

(f) Represents increased depreciation expense as a result of the write up of property, plant and equipment to fair market value as a part of the purchase accounting adjustments relating to the pending acquisition of Howell.

(g) Represents the following changes as they relate to selling, general and administrative expenses:

    Cost savings the Company would have realized from the
    reduction in selling and administrative staff as a result of the acquisition and the Workforce Reduction Plan. See Note
    (e).........................................................  $(2,920)
    Elimination of commissions paid by Lobdell to Grace Emery
    Sales Corporation ("GESC"), a related Domestic International
    Sales Corporation. These amounts ultimately represented
    dividends paid to the prior shareholders of Lobdell. On a
    pro forma basis, assuming the acquisition of Lobdell on
    April 1, 1996, GESC was dissolved thereby eliminating the
    commission payment..........................................     (370)
                                                                  -------
                                                                  $(3,290)
                                                                  =======

(h) Represents amortization of acquisition expenses and goodwill generated by the acquisition.

(i) The provision for equipment impairment and non-recurring charges includes:
    (i) on a pro forma basis, for the year ended March 31, 1997, a $3,000 impairment reserve against certain long-lived assets of Laserweld, a $540 provision for liability under the WARN Act, $500 of excess legal and professional fees associated with the marketing and sale of Lobdell and $1,207 related to the loss before income tax for the discontinuance of the Laserweld and Parallel operations and (ii) for the year ended March 31, 1997, the loss before income tax for the discontinuance of the Laserweld and Parallel operations of $287. Management does not anticipate that these costs will be a part of future operations.

(j) Represents the net effect on interest expense as a result of (1) the elimination of historical interest expense after the repayment of the existing senior bank credit facilities and other outstanding debt, using proceeds from the Offering and (2) the Offering, using an interest rate of 10.125% per annum. This amount excludes interest on the portion of the proceeds of the Offering used for the Howell acquisition. See Note (k).

(k) Represents the net effect on interest expense as a result of the use of proceeds from the Offering for the acquisition of Howell of $22,902. Interest expense is calculated using an interest rate of 10.125% per annum. See Note (j).

(l) Represents the estimated income tax effect of the Company's pro forma adjustments using an effective tax rate of 40%.

(m) Represents the estimated income tax effect of the Howell pro forma adjustment using an effective rate of 40%.

(n) Adjusted EBITDA is defined as income (loss) before interest, income taxes, depreciation and amortization and equipment impairment and non-recurring charges. For the fiscal year ended March 31, 1997, equipment impairment and non-recurring charges aggregated $287 and on a pro forma basis, for the fiscal year ended March 31, 1997, equipment impairment and nonrecurring charges aggregated $5,247, as described in Note (i) above. Adjusted EBITDA should not be construed as a substitute for income from operations, net income or cash flow from operating activities for the purpose of analyzing the Company's operating performance, financial position and cash flows.

(o) Defined as the ratio of Adjusted EBITDA to total interest expense.

(p) Ratio of net debt to Adjusted EBITDA with net debt consisting of total debt less cash and cash equivalents and unexpended bond proceeds.

                SELECTED CONSOLIDATED HISTORICAL FINANCIAL DATA

    The following table sets forth (i) the selected consolidated historical financial data of the Predecessor for the years ended March 31, 1993 and 1994 which were derived from the audited consolidated financial statements of the Predecessor, (ii) selected consolidated historical financial data of the Predecessor for the year ended March 31, 1995 and the period from April 1, 1995 through October 27, 1995, (iii) selected consolidated historical financial data of the Company from October 28, 1995 through March 31, 1996 and the year ended March 31, 1997. The selected consolidated historical financial data for the year ended March 31, 1995; the period April 1, 1995 through October 27, 1995; and the period October 28, 1995 through March 31, 1996 was derived from the audited consolidated financial statements of the Predecessor and the Company, which are included elsewhere in this Prospectus, together with the report of Deloitte & Touche, independent accountants. The selected consolidated historical financial data for the year ended March 31, 1997 was derived from the audited consolidated financial statements of the Company, which are included elsewhere in this Prospectus, together with the report of Price Waterhouse LLP, independent accountants. The following table should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Pro Forma Combined Financial Data," and the Consolidated Financial Statements of the Company and the related notes and other financial information presented elsewhere in this Prospectus.

                                                                            HISTORICAL
                                       ------------------------------------------------------------------------------------
                                                           PREDECESSOR                                  COMPANY
                                       ---------------------------------------------------   ------------------------------
                                                                           APRIL 1, 1995 -   OCTOBER 28, 1995 -
                                       MARCH 31,   MARCH 31,   MARCH 31,     OCTOBER 27,         MARCH 31,        MARCH 31,
                                        1993(a)     1994(a)      1995           1995                1996            1997
                                       ---------   ---------   ---------   ---------------   ------------------   ---------
                                                                      (DOLLARS IN THOUSANDS)
STATEMENT OF OPERATIONS DATA:
Net sales............................   $65,169     $65,182     $75,097        $49,043            $35,572         $136,861
Gross profit.........................     5,970       5,955       4,206          2,148              3,948           11,773
Selling, general and
  administrative.....................     1,889       2,164       4,554          3,922              2,235            7,685
Equipment impairment and nonrecurring
  charges(b).........................        --          --          --             --                 --              287
                                        -------     -------     -------        -------           --------         --------
Operating income (loss)..............     4,081       3,791        (348)        (1,774)             1,713            3,801
Interest expense.....................     1,904       1,658       1,267          1,048              1,096            3,388
Other income (expense)...............        --          --          --             --                 --            2,201
Income (loss) before income taxes....     2,177       2,133      (1,615)        (2,822)               617            2,614
Provision (benefit) for income
  taxes..............................        56         706        (349)          (938)               202            1,065
                                        -------     -------     -------        -------           --------         --------
Net income (loss)....................   $ 2,121     $ 1,427     $(1,266)       $(1,884)           $   415         $  1,549
                                        =======     =======     =======        =======           ========         ========
BALANCE SHEET DATA (END OF PERIOD):
Cash and cash equivalents............   $ 1,683     $ 4,261          --             --                 --         $  9,671
Accounts receivable..................    10,256       7,936     $ 9,835        $13,312            $ 8,338           47,626
Inventories..........................     3,205       3,542       4,170          4,429              3,719           13,411
Total assets.........................    39,727      36,127      41,523         59,770             49,200          246,461
Total debt...........................    15,595      13,396      12,907         23,233             26,758           99,829
Redeemable preferred stock...........        --          --          --             --                 --           39,300
Total shareholders equity............    12,590      12,406      10,833          9,329                935(c)         2,341
OTHER DATA:
Depreciation and amortization........   $ 1,825     $ 1,747     $ 1,413        $   919            $   687         $  5,041
Capital expenditures.................       870         920       4,384          5,111              3,466            3,326
Adjusted EBITDA(d)...................     5,906       5,538       1,065           (855)             2,400           11,330
Gross margin(e)......................     9.16%       9.14%       5.60%          4.38%             11.10%            8.60%
Adjusted EBITDA margin(f)............      9.06        8.50        1.42             NM               6.75             8.28
Ratio of earnings to fixed
  charges(g).........................       2.1         2.2          --             --                1.5              1.7

         See Notes to Selected Consolidated Historical Financial Data.
-------------------------
(a) Reflects the audited financial statements of the Predecessor prepared in accordance with Canadian generally accepted accounting principals, with Canadian dollars being converted to a U.S. dollar equivalent using average Canadian to U.S. foreign currency exchange rates of 1.2326 and 1.3810, respectively, for the periods ended March 31, 1993 and March 31, 1994.
(b) This provision includes income before taxes for the discontinuance of Laserweld and Parallel. Management does not anticipate that these costs will be a part of future operations.
(c) The reduction in equity of $8.4 million from the period ended October 27, 1995 to March 31, 1996, is primarily a result of the elimination of the Predecessor's equity as a part of the purchase accounting adjustments made upon the acquisition of the Predecessor on October 27, 1995.
(d) Adjusted EBITDA is defined as income (loss) before interest, income taxes, depreciation and amortization and equipment impairment and non-recurring charges. For the fiscal year ended March 31, 1997, equipment impairment and non-recurring charges aggregated $0.3 million. Adjusted EBITDA should not be construed as a substitute for income from operations, net income or cash flow from operating activities for the purpose of analyzing the Company's operating performance, financial position and cash flows.
(e) Gross margin is defined as gross profit as a percent of net sales for each of the applicable periods.
(f) Adjusted EBITDA margin is defined as Adjusted EBITDA as a percent of net sales for each of the applicable periods.
(g) For purposes of this computation, earnings consist of income (loss) before income taxes plus fixed charges. Fixed charges consist of interest on indebtedness plus that portion of rental expense representative of the interest factor. For fiscal 1995, the Company's earnings were insufficient to cover fixed charges by $1.6 million. For the period April 1, 1995 to October 27, 1995, the Company's earnings were insufficient to cover fixed charges by $2.8 million.

               MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                      CONDITION AND RESULTS OF OPERATIONS

RESULTS OF OPERATIONS

     The following management's discussion and analysis of financial condition and results of operations should be read in conjunction with the "Pro Forma Combined Financial Data" and the Consolidated Financial Statements of the Company and notes thereto included elsewhere in this Prospectus. The historical information for the fiscal year ended March 31, 1997 includes the Lobdell results of operations for the period subsequent to its acquisition. For comparative purposes, the financial information for the fiscal year ended March 31, 1996 represents the combination of the results of operations for the Predecessor for the period from April 1, 1995 to October 27, 1995 together with the results of operations of the Company from October 28, 1995 through March 31, 1996 (the period subsequent to the acquisition of the Predecessor by the Company). The financial statements of the Predecessor and the Company in the two combined periods are not comparable in certain respects due to differences between the cost basis of certain assets held by the Company versus that of the Predecessor, resulting in reduced depreciation and amortization charges subsequent to October 27, 1995, changes in accounting policies and the recording of certain liabilities at the date of acquisition in connection with the purchase of the Predecessor by the Company. Accordingly, the combination of these two periods does not purport to represent what the results of operations of the Company would have been on a pro forma basis had it acquired the Predecessor on April 1, 1995.

Fiscal Year Ended March 31, 1997 Compared to Fiscal Year Ended March 31, 1996

     Net Sales -- Net sales for the year ended March 31, 1997 were $136.9 million, including the net sales of Lobdell from January 10, 1997 (the "Acquisition Date") through March 31, 1997. This was an increase of $52.3 million or 61.8% as compared to net sales for the fiscal year ended March 31, 1996 of $84.6 million. The increase was due principally to the acquisition of Lobdell and was partially offset by lower sales volume due to model changeovers. On a pro forma basis, if Lobdell net sales were included with that of the Company for the entire fiscal year ended March 31, 1997, net sales would have been $330.2 million, an increase of $245.6 million as compared to the prior year.

     Gross Profit -- Gross profit was $11.8 million or 8.6% of net sales for the year ended March 31, 1997 as compared to $6.1 million or 7.2% of net sales for the year ended March 31, 1996. This represents an increase of $5.7 million, or 93.4% as compared to the prior year. The increase was primarily a result of higher margins on Lobdell sales for the eighty day period from the Acquisition Date through March 31, 1997. Gross profit also increased due to (i) workforce reductions, (ii) improved materials cost management which resulted in lower raw material costs and (iii) strong sales in the light truck and SUV markets, the Company's largest sales segments and those which produce its highest margins. The increased gross profit was partially offset by costs associated with the production launch of the Saturn Coupe stampings.

     On a pro forma basis with Lobdell included for the entire fiscal year, gross profit for the fiscal year ended March 31, 1997 would have been $24.5 million or 7.4% on net sales of $330.2 million. On a pro forma basis, the Company's gross margin was lower due to operational inefficiencies existing at Lobdell prior to acquisition. Subsequent to the acquisition, actions taken to correct those inefficiencies improved the Company's gross margin as reflected in the historical results for the year ended March 31, 1997 where the acquisition of Lobdell is included only for the period subsequent to the Acquisition Date.

     Selling, General and Administrative Expenses ("SG&A") -- SG&A expenses were $7.7 million or 5.6% of net sales for the year ended March 31, 1997 as compared to $6.2 million or 7.3% of net sales for the year ended March 31, 1996. The decrease as a percentage of net sales was a result of efficiencies and cost reduction programs undertaken by Company management. Specifically, the reduction in SG&A expenses as a percentage of net sales resulted from a restructuring of the sales and product engineering functions into customer focused business units.

     Operating Income -- Income from operations was $3.8 million or 2.8% of net sales for the year ended March 31, 1997 as compared to a deficit of $0.1 million for the year ended March 31, 1996. The improvement of $3.9 million was a result of improved gross profit of $5.7 million, partially offset by increased SG&A expenses of $1.5 million.

     Other Income -- Other income for the year ended March 31, 1997 was $2.2 million or 1.6% of net sales due primarily to foreign currency exchange transactions. No significant other income was earned for the year ended March 31, 1996.

     Interest Expense -- Interest expense for the year ended March 31, 1997 was $3.4 million or 2.5% of net sales, an increase of $1.3 million over the interest expense for the year ended March 31, 1996. While interest expense for both periods remained constant at 2.5% of net sales, the increase of $1.3 million was a result of variations in base lending rates and additional borrowings resulting from the acquisition of Lobdell.

     Income Tax -- Income tax expense was $1.1 million or 0.8% of net sales for the period ended March 31, 1997 as compared to a benefit of $0.7 million or 0.8% of net sales for the year ended March 31, 1996. The increased income tax expense of $1.8 million is a result of the $4.8 million increase in income before taxes for the year ended March 31, 1997 as compared to the previous year.

     Net Income -- Net income was $1.5 million or 1.1% of net sales for the year ended March 31, 1997 as compared to a loss of $1.5 million or 1.8% of net sales for the year ended March 31, 1996. The improvement of $3.0 million was a result of improved operating income of $3.9 million and increased other income of $2.2 million. The increase in net income was partially offset by increased interest expense and income taxes of $1.3 million and $1.8 million, respectively.

     Adjusted EBITDA -- Adjusted EBITDA was $11.3 million or 8.3% of net sales for the year ended March 31, 1997. This represented an increase of $9.8 million over Adjusted EBITDA of $1.5 million or 1.8% of net sales for the year ended March 31, 1996. The increase was a result of: (i) a $5.7 million improvement in gross profit, (ii) an increase in other income of $2.2 million and (iii) $3.4 million in additional depreciation. This increase was partially offset by a $1.5 million increase in SG&A expenses. On a pro forma basis with Lobdell included for the entire fiscal year, Adjusted EBITDA for the year ended March 31, 1997 was $28.2 million or 8.5% of net sales, an increase of $26.7 million as compared to the prior year.

Fiscal Year Ended March 31, 1996 Compared to Fiscal Year Ended March 31, 1995

     Net Sales -- Net sales for the year ended March 31, 1996 were $84.6 million, an increase of $9.5 million or 12.6% from $75.1 million in the year ended March 31, 1995. The increase was due principally to the continued growth of the light truck and SUV market segments, specifically the production launch of the K-truck control arm for GM's full size, four wheel drive light trucks and SUVs.

     Gross Profit -- Gross profit was $6.1 million, or 7.2% of net sales, for the year ended March 31, 1996 as compared to $4.2 million, or 5.6% of net sales, for the year ended March 31, 1995. This represented an increase of $1.9 million, or 45.2% as compared to the prior year. The increase in gross profit was a result of actions taken by management subsequent to the acquisition of the Predecessor pursuant to which certain manufacturing processes were implemented to improve efficiency in the production of the GM light truck and SUV control arms. The improvement in manufacturing was combined with a reduction in the salary and hourly workforce based upon the implementation of a comprehensive business plan designed to reduce costs.

     Selling, General and Administrative Expenses -- SG&A expenses were $6.2 million or 7.3% of net sales for the year ended March 31, 1996 as compared to $4.6 million, or 6.1% of net sales, for the year ended March 31, 1995. The increase was a result of the creation of an in-house sales and engineering team dedicated to the development of new business. The Predecessor's sales were primarily handled by a manufacturer's representative firm.

     Operating Income -- Income from operations was a deficit of $0.1 million for the year ended March 31, 1996 as compared to a deficit of $0.3 million for the year ended March 31, 1995. The improvement of $0.2 million was a result of increased gross profit and continued strong sales of light trucks and SUVs. The increase was partially offset by increased SG&A expenses related to the creation of an in-house sales and engineering group.

     Interest Expense -- Interest expense was $2.1 million or 2.5% of net sales for the year ended March 31, 1996 as compared to $1.3 million or 1.7% of net sales for the year ended March 31, 1995. The increase of $0.8 million was a result of increased debt related to the acquisition of the Predecessor by the Company.

     Income Tax -- Income tax was a benefit of $0.7 million or 0.8% of net sales for the period ended March 31, 1996 as compared to a benefit of $0.3 million or 0.4% of net sales for the year ended March 31, 1995. The increased benefit of $0.4 million was primarily the result of the increased loss before taxes for the year ended March 31, 1996 and changes in the effective tax rate.

     Net Income -- The Company had a net loss of $1.5 million or 1.8% of net sales for the period ended March 31, 1996 as compared to a net loss of $1.3 million or 1.7% of net sales for the year ended March 31, 1995. The increased loss of $0.2 million was a result of increased SG&A and interest expense of $1.6 million and $0.8 million, respectively, and was partially offset by improved gross profit.

     Adjusted EBITDA -- Adjusted EBITDA was $1.5 million or 1.8% of net sales for the year ended March 31, 1996 as compared to $1.1 million, or 1.5% of net sales for the year ended March 31, 1995. The increase of $0.4 million as compared to the prior year was primarily a result of improved gross profit of $1.9 million and $0.2 million in additional depreciation. The increase was partially offset by increased SG&A expenses of $1.6 million.

LIQUIDITY, CAPITAL RESOURCES AND FINANCIAL CONDITION

     Net income adjusted for non-cash charges generated approximately $8.5 million of cash for the year ended March 31, 1997. Offsetting this increase in cash was a net increase in accounts receivable, customer tooling and other noncurrent assets of $7.0 million, a decrease in accrued employee compensation of $6.0 million and other working capital requirements of $3.3 million, resulting in a use of cash from operating activities of $7.8 million for the year ended March 31, 1997. During fiscal 1997, the Company used approximately $12.3 million for investing activities including transaction related expenses incurred in connection with the acquisition of Lobdell and the purchase of property and equipment. These cash requirements were funded by approximately $29.8 million in borrowings.

     Capital expenditures were $3.3 million, or 2.4% of net sales for the year ending March 31, 1997 as compared to $8.6 million, or 10.2% of net sales for the year ending March 31, 1996. The decrease of $5.3 million or 61.6%, was due primarily to the timing of capital expenditures relating to major production launches, specifically the production launch of the Saturn Coupe stampings in fiscal 1996. On a pro forma basis including Lobdell for the full year, capital expenditures were $16.2 million or 4.9% of net sales for fiscal 1997 and principally consisted of investments to support new business (primarily the press line for the Saturn Coupe and expansion of K-truck control arm capacity), laser welding equipment, press equipment, safety and maintenance equipment, robotic automation and other productivity improvement expenditures, and other items including computers, welding equipment, vehicles and paint equipment. In addition, on a pro forma basis for Lobdell and the acquisition of Howell the Company would have had capital expenditures of $19.6 million or 4.6% of net sales for fiscal 1997.

     For fiscal 1998 (excluding Howell), the Company's capital expenditures are expected to be $15.9 million; consisting of a $7.4 million investment to support new business (primarily the Innovate Program); $1.3 million related to the start up of the Mexican operations; $2.0 million for the purchase of scrap handling systems; $0.7 million for robotic automation upgrades; $1.2 million for press rebuilds; $1.8 million in productivity automation equipment; and $1.5 million in other expenditures including health and maintenance items, welders and water pre-treatment system. Assuming the acquisition of Howell is consummated, the Company plans to spend an additional $4.2 million on capital expenditures in fiscal 1998.

     The Company has available net operating loss carry forwards at March 31, 1997 for Canadian income taxes. These net operating loss carry forwards have future Canadian tax benefits of approximately $2.9 million. The Canadian net operating losses can be carried forward indefinitely. The Company also has Alternative Minimum Tax Credit carry forwards at March 31, 1997 applicable to U.S. taxes for $3.0 million, which can be carried forward indefinitely.

     The Company believes that cash generated from operations, together with amounts available under the Senior Credit Facility and unused portions of the proceeds from the Offering, will be adequate to meet its debt service requirements, capital expenditures and working capital needs for the foreseeable future, although no assurance can be given in this regard. The Company's future operating performance and ability to service or refinance the Notes and to extend or refinance its other indebtedness will be subject to future economic conditions and to financial, business and other factors that are beyond the Company's control.

                               THE EXCHANGE OFFER

     Pursuant to the Registration Agreement, the Company agreed (i) to file a registration statement with respect to a registered offer to exchange the Old Notes for the New Notes, which will have terms substantially identical in all material respects to the Old Notes (except that the New Notes will not contain terms with respect to transfer restrictions, registration rights and certain interest rate step-up provisions) within 45 days after the date of original issuance of the Old Notes, and (ii) to use reasonable best efforts to cause such registration statement to become effective under the Securities Act at the earliest possible time but in any event no later than 120 days after issuance of the Old Notes. In the event that applicable law or interpretations of the Staff of the Commission do not permit the Company to file the registration statement containing this Prospectus or to effect the Exchange Offer, or if certain holders of the Old Notes notify the Company that they are prohibited by law or Commission policy from participating in the Exchange Offer, or subject to other restrictions, the Company will use its reasonable best efforts to cause to become effective the shelf registration statement with respect to the resale of the Old Notes and to keep the shelf registration statement effective until the earlier of three years following the date the shelf registration statement is declared effective by the Commission and such time as all the Notes have been sold thereunder. Holders of Old Notes do not have any appraisal or dissenters' rights in connection with the Exchange Offer.

TERMS OF THE EXCHANGE OFFER; PERIOD FOR TENDERING OLD NOTES

     Upon the terms and subject to the conditions set forth in this Prospectus and in the accompanying Letter of Transmittal (which together constitute the Exchange Offer), the Company will accept for exchange Old Notes which are properly tendered on or prior to the Expiration Date and not withdrawn as permitted below. As used herein, the term "Expiration Date" means 5:00 p.m., New
York City time, on                     , 1997; provided, however, that if the
Company has extended the period of time for which the Exchange Offer is open, the term "Expiration Date" means the latest time and date to which the Exchange Offer is extended.

     As of the date of this Prospectus, $125.0 million aggregate principal amount of the Old Notes are outstanding. This Prospectus, together with the
Letter of Transmittal, is first being sent on or about                     ,
1997 to all holders of Old Notes known to the Company. The Company's obligation to accept Old Notes for exchange pursuant to the Exchange Offer is subject to certain conditions as set forth under "-- Certain Conditions to the Exchange Offer" below.

     The Company expressly reserves the right, at any time or from time to time, to extend the period of time during which the Exchange Offer is open, and thereby delay acceptance for any exchange of any Old Notes, by giving notice of such extension to the holders thereof. During any such extension, all Old Notes previously tendered will remain subject to the Exchange Offer and may be accepted for exchange by the Company. Any Old Notes not accepted for exchange for any reason will be returned without expense to the tendering holder thereof as promptly as practicable after the expiration or termination of the Exchange Offer.

     The Company expressly reserves the right to amend or terminate the Exchange Offer, and not to accept for exchange any Old Notes not theretofore accepted for exchange, upon the occurrence of any of the conditions of the Exchange Offer specified below under "-- Certain Conditions to the Exchange Offer." The Company will give notice of any extension, amendment, non-acceptance or termination to the holders of the Old Notes as promptly as practicable, such notice in the case of any extension to be issued no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date.

PROCEDURES FOR TENDERING OLD NOTES

     The tender to the Company of Old Notes by a holder thereof as set forth below and the acceptance thereof by the Company will constitute a binding agreement between the tendering holder and the Company upon the terms and subject to the conditions set forth in this Prospectus and in the accompanying Letter of Transmittal. Except as set forth below, a holder who wishes to tender Old Notes for exchange pursuant to the Exchange Offer must transmit a properly completed and duly executed Letter of Transmittal, including all other documents required by such Letter of Transmittal, to First Trust National Association, (the "Exchange Agent") at one of the addresses set forth below under "Exchange Agent" on or prior to the Expiration Date.

In addition, either (i) certificates for such Old Notes must be received by the Exchange Agent along with the Letter of Transmittal, or (ii) a timely confirmation of a book-entry transfer (a "Book-Entry Confirmation") of such Old Notes, if such procedure is available, into the Exchange Agent's account at The Depository Trust Company (the "Book-Entry Transfer Facility") pursuant to the procedure for book-entry transfer described below, must be received by the Exchange Agent prior to the Expiration Date, or (iii) the holder must comply with the guaranteed delivery procedures described below. THE METHOD OF DELIVERY OF OLD NOTES, THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS IS AT THE ELECTION AND RISK OF THE HOLDER. IF SUCH DELIVERY IS BY MAIL, IT IS RECOMMENDED THAT REGISTERED MAIL, PROPERLY INSURED, WITH RETURN RECEIPT REQUESTED, BE USED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE TIMELY DELIVERY. NO LETTERS OF TRANSMITTAL OR OLD NOTES SHOULD BE SENT TO THE COMPANY.

     Any beneficial owner whose Old Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact the registered holder promptly and instruct such registered holder of Old Notes to tender on such beneficial owner's behalf. If such beneficial owner wishes to tender on such owner's own behalf, such owner must, prior to completing and executing the Letter of Transmittal and delivering such owner's Old Notes, either make appropriate arrangements to register ownership of the Old Notes in such owner's name or obtain a properly completed bond power from the registered holder of Old Notes. The transfer of registered ownership may take considerable time and may not be able to be completed prior to the Expiration Date.

     Signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, must be guaranteed unless the Old Notes surrendered for exchange pursuant thereto are tendered (i) by a registered holder of the Old Notes who has not completed the box entitled "Special Issuance Instruction" or "Special Delivery Instructions" on the Letter of Transmittal, or (ii) for the account of an Eligible Institution (as defined below). In the event that signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, are required to be guaranteed, such guarantees must be by a firm which is a member of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc. or by a commercial bank or trust company having an office or correspondent in the United States or an eligible guarantor institution within the meaning of Rule 17Ad-15 under the Exchange Act which is a member of one of the recognized signature guarantee programs identified in the Letter of Transmittal (collectively, "Eligible Institutions"). If Old Notes are registered in the name of a person other than a signer of the Letter of Transmittal, the Old Notes surrendered for exchange must be endorsed by, or be accompanied by a written instrument or instruments of transfer or exchange, in satisfactory form as determined by the Company in its sole discretion, duly executed by, the registered holder with the signature thereon guaranteed by an Eligible Institution. If the Letter of Transmittal or any Old Notes or powers of attorney are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and, unless waived by the Company, proper evidence satisfactory to the Company of their authority to so act must be submitted.

     All questions as to the validity, form, eligibility (including time of receipt) and acceptance of Old Notes tendered for exchange will be determined by the Company in its sole discretion, which determination shall be final and binding. The Company reserves the absolute right to reject any and all tenders of any particular Old Notes not properly tendered or to not accept any particular Old Notes which acceptance might, in the judgment of the Company or its counsel, be unlawful. The Company also reserves the absolute right to waive any defects or irregularities or conditions of the Exchange Offer as to any particular Old Notes either before or after the Expiration Date (including the right to waive the ineligibility of any holder who seeks to tender Old Notes in the Exchange Offer). The interpretation of the terms and conditions of the Exchange Offer as to any particular Old Notes either before or after the Expiration Date (including the Letter of Transmittal and the instructions thereto) by the Company shall be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Old Notes for exchange must be cured within such reasonable period of time as the Company shall determine. Neither the Company, the Exchange Agent nor any other person shall be under any duty to give notification of any defect or irregularity with respect to any tender of Old Notes for exchange, nor shall any of them incur any liability for failure to give such notification.

     By tendering, each broker-dealer holder will represent to the Company that, among other things, the New Notes acquired pursuant to the Exchange Offer are being obtained in the ordinary course of business of the holder and any beneficial holder, that neither the holder nor any such beneficial holder has an arrangement or understanding with any person to participate in the distribution of such New Notes and that neither the holder nor any such other person is an "affiliate," as defined under Rule 405 of the Securities Act, of the Company. If the holder is not a broker-dealer, the holder must represent that it is not engaged in nor does it intend to engage in a distribution of the New Notes.

ACCEPTANCE OF OLD NOTES FOR EXCHANGE; DELIVERY OF NEW NOTES

     For each Old Note accepted for exchange, the holder of such Old Note will receive a New Note having a principal amount equal to that of the surrendered Old Note. For purposes of the Exchange Offer, the Company shall be deemed to have accepted properly tendered Old Notes for exchange when, as and if the Company has given oral and written notice thereof to the Exchange Agent.

     In all cases, issuance of New Notes for Old Notes that are accepted for exchange pursuant to the Exchange Offer will be made only after timely receipt by the Exchange Agent of certificates for such Old Notes or a timely Book-Entry Confirmation of such Old Notes into the Exchange Agent's account at the Book-Entry Transfer Facility, a properly completed and duly executed Letter of Transmittal and all other required documents. If any tendered Old Notes are not accepted for any reason set forth in the terms and conditions of the Exchange Offer or if Old Notes are submitted for a greater principal amount than the holder desires to exchange, such unaccepted or non-exchanged Old Notes will be returned without expense to the tendering holder thereof (or, in the case of Old Notes tendered by book-entry transfer into the Exchange Agent's account at the Book-Entry Transfer Facility pursuant to the book-entry transfer procedures described below, such non-exchanged Old Notes will be credited to an account maintained with such Book-Entry Transfer Facility) as promptly as practicable after the expiration of the Exchange Offer.

BOOK-ENTRY TRANSFER

     Any financial institution that is a participant in the Book-Entry Transfer Facility's systems may make book-entry delivery of Old Notes by causing the Book-Entry Transfer Facility to transfer such Old Notes into the Exchange Agent's account at the Book-Entry Transfer Facility in accordance with such Book-Entry Transfer Facility's procedures for transfer. However, although delivery of Old Notes may be effected through book-entry transfer at the Book-Entry Transfer Facility, the Letter of Transmittal or facsimile thereof with any required signature guarantees and any other required documents must, in any case, be transmitted to and received by the Exchange Agent at one of the addresses set forth below under "Exchange Agent" on or prior to the Expiration Date or the guaranteed delivery procedures described below must be complied with.

GUARANTEED DELIVERY PROCEDURES

     If a registered holder of the Old Notes desires to tender such Old Notes and the Old Notes are not immediately available, or time will not permit such holder's Old Notes or other required documents to reach the Exchange Agent before the Expiration Date, or the procedure for book-entry transfer cannot be completed on a timely basis, a tender may be effected if (i) the tender is made through an Eligible Institution, and (ii) prior to the Expiration Date, the Exchange Agent received from such Eligible Institution a properly competed and duly executed Notice of Guaranteed Delivery, substantially in the form provided by the Company (by telegram, telex, facsimile, mail or hand delivery), setting forth the name and address of the holder of Old Notes and the amount of Old Notes tendered, stating that the tender is being made thereby and guaranteeing that within three New York Stock Exchange ("NYSE") trading days after the Expiration Date, the certificates for all physically tendered Old Notes, in proper form for transfer, or a confirmation of book-entry transfer of such Old Notes into the Exchange Agent's account at the Book-Entry Transfer Facility (a "Book-Entry Confirmation"), as the case may be, a properly completed and duly executed Letter of

Transmittal and any other documents required by the Letter of Transmittal will be deposited by the Eligible Institution with the Exchange Agent.

WITHDRAWAL RIGHTS

     Tenders of Old Notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the business day prior to the Expiration Date. For a withdrawal to be effective, a written notice of withdrawal must be received by the Exchange Agent at one of the addresses set forth below under "Exchange Agent." Any such notice of withdrawal must specify the name of the person having tendered the Old Notes to be withdrawn, identify the Old Notes to be withdrawn (including the principal amount of such Old Notes), and (where certificates for Old Notes have been transmitted) specify the name in which such Old Notes are registered, if different from that of the withdrawing holder. If certificates for Old Notes have been delivered or otherwise identified to the Exchange Agent, then, prior to the release of such certificates, the withdrawing holder must also submit the serial numbers of the particular certificates to be withdrawn and a signed notice of withdrawal with signatures guaranteed by an Eligible Institution unless such holder is an Eligible Institution. If Old Notes have been tendered pursuant to the procedure for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at the Book-Entry Transfer Facility to be credited with the withdrawn Old Notes and otherwise comply with the procedures of such facility. All questions as to the validity, form and eligibility (including time of receipt) of such notices will be determined by the Company, whose determination shall be final and binding on all parties. Any Old Notes so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the Exchange Offer. Any Old Notes which have been tendered for exchange but which are not exchanged for any reason will be returned to the holder thereof without cost to such holder (or, in the case of Old Notes tendered by book-entry transfer into the Exchange Agent's account at the Book-Entry Transfer Facility pursuant to the book entry transfer described above, such Old Notes will be credited to an account maintained with such Book-Entry Transfer Facility for the Old Notes) as soon as practicable after withdrawal, rejection of tender or termination of the Exchange Offer. Properly withdrawn Old Notes may be retendered by following one of the procedures described under "-- Procedures for Tendering Old Notes" above at any time on or prior to the Expiration Date.

CERTAIN CONDITIONS TO THE EXCHANGE OFFER

     Notwithstanding any other provision of the Exchange Offer, the Company shall not be required to accept for exchange, or to issue New Notes in exchange for, any Old Notes and may terminate or amend the Exchange Offer if, at any time before the acceptance of such Old Notes for exchange or the exchange of New Notes for such Old Notes, the Company determines that the Exchange Offer violates applicable law, any applicable interpretation of the Staff of the Commission or any order of any governmental agency or court of competent jurisdiction.

     The foregoing conditions are for the sole benefit of the Company and may be asserted by the Company regardless of the circumstances giving rise to any such condition or may be waived by the Company in whole or in part at any time and from time to time in its reasonable discretion. The failure by the Company at any time to exercise any of the foregoing rights shall not be deemed a waiver of such right and each such right shall be deemed an ongoing right which may be asserted at any time and from time to time.

     In addition, the Company will not accept for exchange any Old Notes tendered, and no New Notes will be issued in exchange for any such Old Notes, if at such time any stop order shall be threatened or in effect with respect to the Registration Statement of which this Prospectus constitutes a part or the qualification of the Indenture under the Trust Indenture Act of 1939, as amended (the "TIA"). In any such event the Company is required to use every reasonable effort to obtain the withdrawal of any stop order at the earliest possible time.

EXCHANGE AGENT

     First Trust National Association, has been appointed as the Exchange Agent for the Exchange Offer. All executed Letters of Transmittal should be directed to the Exchange Agent at one of the addresses set forth below. Questions and requests for assistance, requests for additional copies of this Prospectus or of the Letter of Transmittal and requests for Notices of Guaranteed Delivery should be directed to the Exchange Agent addressed as follows.

           By Hand                                                 By Registered Certified or
 (New York depository only)          By Hand (all others)                Overnight Mail:
 --------------------------          --------------------          --------------------------
   First Trust of New York           First Trust National             First Trust National
 100 Wall Street, 20th Floor              Association                      Association
     New York, NY 10005            Fourth Floor -- Bond Drop       Attn.: Specialized Finance
  Attention: Cathy Donohue                  Window                    180 East Fifth Street
                                     180 East Fifth Street             St. Paul, MN 55101
                                      St. Paul, MN 55101

    By First Class Mail:                 By Facsimile:                    By Telephone:
    --------------------                 -------------                    -------------
    First Trust National                (612) 244-1537                   (800) 934-6802
         Association              (For Eligible Institutions           Bondholder Services
       P.O. Box 64485                        Only)
     St. Paul, MN 55101

                     DELIVERY OTHER THAN AS SET FORTH ABOVE
                     WILL NOT CONSTITUTE A VALID DELIVERY.

FEES AND EXPENSES

     The Company will not make any payments to brokers, dealers or others soliciting acceptances of the Exchange Offer. The principal solicitation is being made by mail; however, additional solicitations may be made in person or by telephone by officers and employees of the Company.

     The expenses to be incurred in connection with the Exchange Offer will be paid by the Company. Such expenses include fees and expenses of the Exchange Agent and Trustee, accounting and legal fees and printing costs, among others.

ACCOUNTING TREATMENT

     The New Notes will be recorded at the same carrying value as the Old Notes, which is the principal amount as reflected in the Company's accounting records on the date of the exchange. Accordingly, no gain or loss for accounting purposes will be recognized. The expenses of the Exchange Offer will be capitalized for accounting purposes.

TRANSFER TAXES

     Holders who tender their Old Notes for exchange will not be obligated to pay any transfer taxes in connection therewith, except that holders who instruct the Company to register New Notes in the name of, or request that Old Notes not tendered or not accepted in the Exchange Offer be returned to, a person other than the registered tendering holder will be responsible for the payment of any applicable transfer tax thereon.

CONSEQUENCES OF FAILURE TO EXCHANGE; RESALES OF NEW NOTES

     Holders of Old Notes who do not exchange their Old Notes for New Notes pursuant to the Exchange Offer will continue to be subject to the restrictions on transfer of such Old Notes as set forth in the legend thereon as a consequence of the issuance of the Old Notes pursuant to the exemptions from, or in transactions not subject to, the registration requirements of, the Securities Act and applicable state securities law. Old Notes not exchanged pursuant to the Exchange Offer will continue to accrue interest at 10 1/8% per annum and will otherwise remain outstanding in accordance with their terms. In general, the Old Notes may not be offered or sold unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. The Company does not currently anticipate that it will register the Old Notes under the Securities Act. However if (i) the Initial Purchasers so request with respect to Old Notes held by them following consummation of the Exchange Offer, or (ii) any holder of Old Notes is not eligible to participate in the Exchange Offer, or (iii) any holder of Old Notes that participates in the Exchange Offer does not receive freely tradable New Notes in exchange for Old Notes, the Company is obligated to file a shelf registration statement on the appropriate form under the Securities Act relating to the Old Notes held by such persons.

     Based on certain interpretive letters issued by the staff of the Commission to third parties in unrelated transactions, the Company is of the view that New Notes issued pursuant to the Exchange Offer may be offered for resale, resold or otherwise transferred by holders thereof (other than (i) any such holder which is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act, or (ii) any broker-dealer that purchases Notes from the Company to resell pursuant to Rule 144A or any other available exemption) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such New Notes are acquired in the ordinary course of such holders' business and such holders have no arrangement or understanding with any person to participate in the distribution of such New Notes. If any holder has any arrangement or understanding with respect to the distribution of the New Notes to be acquired pursuant to the Exchange Offer, such holder (i) could not rely on the applicable interpretations of the staff of the Commission, and (ii) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction. A broker-dealer who holds Old Notes that were acquired for its own account as a result of market-making or other trading activities may be deemed to be an "underwriter" within the meaning of the Securities Act and must, therefore, deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of New Notes. Each such broker-dealer that receives New Notes for its own account in exchange for Old Notes, where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge in the Letter of Transmittal that it will deliver a prospectus in connection with any resale of such New Notes. See "Plan of Distribution."

     In addition, to comply with the securities laws of certain jurisdictions, if applicable, the New Notes may not be offered or sold unless they have been registered or qualified for sale in such jurisdiction or an exemption from registration or qualification is available and is complied with. The Company has agreed, pursuant to the Registration Agreement and subject to certain specified limitations therein, to register or qualify the New Notes for offer or sale under the securities or blue sky laws of such jurisdictions as any holder of the Notes reasonably requests in writing.

                                    BUSINESS

GENERAL

     The Company is a leading Tier 1 designer and producer of high-quality, engineered metal components, assemblies and modules used by OEMs. The Company's core products are complex, high value-added products, primarily assemblies containing multiple stamped parts and various welded, hemmed or fastened components. These products which range from large structural stampings and assemblies, including exposed Class A surfaces, to smaller complex welded assemblies, are used in manufacturing of a variety of SUVs, light and medium trucks, mini-vans, vans and passenger cars. The Company is the sole source supplier of these products to its customers. On a pro forma basis, assuming the acquisition of Lobdell had occurred on April 1, 1996, the Company would have had net sales of $330.2 million and Adjusted EBITDA of $28.2 million (adjusted for non-recurring items) for the fiscal year ended March 31, 1997. On a pro forma basis for the fiscal year ended March 31, 1997, assuming the acquisitions of Lobdell and Howell had occurred on April 1, 1996, net sales and Adjusted EBITDA for the Company would have been $421.7 million and $31.7 million, respectively. Based on pro forma net sales of $330.2 million, management believes the Company is one of the ten largest suppliers of stampings to the North American automotive market.

     The Company's four largest customers, GM, Ford, CAMI and Saturn, accounted for approximately 56.0%, 33.0%, 3.0%, and 2.8%, respectively, of the Company's net sales for the fiscal year ended March 31, 1997, on a pro forma basis for the Lobdell acquisition. The Company has been providing products directly to GM and Ford for more than 50 years and has earned outstanding commercial ratings for its high-quality standards, including GM's Supplier of the Year and Mark of Excellence Awards, Ford's Q1 Award, and CAMI's President's Award. The Company also sells its products to other Tier 1 suppliers. For the fiscal year ended March 31, 1997, approximately 72.0% of the Company's net sales, on a pro forma basis, were derived from sales of its products manufactured for SUVs, mini-vans, vans and light trucks. In recent years, SUVs, mini-vans, vans and light trucks have experienced stronger growth in vehicle production as compared to the passenger car sector, with a CAGR from 1991 to 1996 of approximately 8.7% as compared to (0.1%) for the passenger car sector. This sector includes those platforms and models which have strong consumer demand, such as GM's popular C/K platform (full-size pickups and the Yukon/Tahoe/Suburban models) and the Ford Ranger, Explorer and Windstar.

     The Company conducts its business through two principal operations, BMG and Lobdell. Since acquiring BMG in October 1995, management of the Company has implemented significant cost reductions and achieved manufacturing efficiencies, including manpower reductions consisting of 49 salaried positions (121 to 72) and 78 hourly employees (570 to 492) and improved materials cost management, which includes purchasing cost savings, reduction of scrap and inventory costs, and improved scheduling of production. These actions resulted in a $4.6 million improvement in Adjusted EBITDA from the fiscal year ended March 31, 1996 to the fiscal year ended March 31, 1997. The same strategy utilized at BMG was implemented at Lobdell immediately following its acquisition in January 1997. Since its acquisition of Lobdell, the Company has achieved cost reductions totaling $13.6 million on an annual basis. In addition to the cost reductions, the Company has been able to implement a number of manufacturing policies that have improved productivity and quality, notwithstanding overall staff reductions.

     The strategic combination of BMG and Lobdell significantly strengthens the Company's position as a leading Tier 1 supplier of assemblies and modules to the OEMs. This combination provides the Company with the critical mass and capabilities in the areas of design and engineering, sales and marketing, and product expertise which provide the basis for the Company's strategy of becoming a fully-integrated, global systems supplier. The Company has already implemented a successful, focused sales and marketing initiative, which commenced concurrently with the operational improvements at BMG. As a result, the Company has been awarded the door assemblies and the side panel package for the Innovate Program. Management believes these awards from Saturn will generate approximately $60.0 million of annual net sales beginning with the 1999 model year.

     The Company currently operates eight manufacturing facilities which offer the latest technologies in metal stamping, welding and assembly production equipment, including fully-automated hydraulic and wide-bed press lines (up to 180 inches), robotic welding cells, robotic hemming and autophoretic corrosion resistant coating. Since 1992, the Company has invested in excess of $93.0 million in capital investments to support sales growth, expand production capabilities and improve efficiency and flexibility. The Company's diverse line of over 200 presses that range up to 2,500 tons and state-of-the-art robotic weld assembly and hemming equipment are capable of manufacturing a broad assortment of parts and assemblies ranging from simple stampings to full-size, Class A door and closure panels. The Company is one of a few independent suppliers that has the ability to produce large, complex stampings, as well as the technical expertise and automated assembly capabilities that provide high value-added modules such as door apertures and assemblies, A-pillars, Class A surface products and control arms.

BUSINESS STRATEGY

     The principal objective of the Company is to be a leading, full-service, global Tier 1 supplier of integrated systems based on metal forming and related manufacturing technologies. Management believes that the Company is well positioned to benefit from two significant trends in the stamping and metal forming segments of the automotive industry: outsourcing and consolidation. Outsourcing of metal stamping has increased in response to competitive pressures on OEMs to improve quality and reduce capital requirements, labor costs, overhead and inventory. Consolidation among automotive industry suppliers has occurred as OEMs have more frequently awarded long-term sole source contracts to the most capable global suppliers. In addition, OEMs are increasingly seeking systems suppliers who can provide a complete package of design, engineering, manufacturing and project management support for an integrated system (such as a front-end system). The Company intends to capitalize on these trends through internal development and strategic acquisitions. The key elements of the Company's strategy include the following:

     Provide Full-Service Program Capability. The Company is focused on developing full-service program capabilities. The Company works with OEMs throughout the product development process from concept and prototype development through the design and implementation of manufacturing processes. The Company's ability to provide the package of design, engineering, prototyping, tooling, blanking, stamping, assembly, corrosion resistant coating and custom shipping rack fabrication to its customers creates a unique capability present in only a limited number of suppliers. The Company believes this capability will enable it to manage large programs, assist it in reducing customer program launch time, lower customer costs and increase its margins.

     Supply Complex, High Value-Added Systems. As a result of the Company's technical design and engineering capabilities and its reputation for highly-efficient manufacturing operations, the Company is able to secure supply relationships for complex, high value-added products, primarily assemblies and modules that contain multiple stamped parts and various welded, hemmed or fastened components. For example, the Company produces the rear door for GM's Yukon/Tahoe/Suburban vehicles, the lower control arm for GM's four wheel drive C/K vehicles, the radiator support assembly for GM's W-car (Grand Prix, Century, Lumina, Monte Carlo and Intrigue), and complex A-pillar assemblies for the Ford Mustang and the Ford Ranger pickup. These complex products typically generate higher dollar content per vehicle as well as higher margins for the Company as compared to simple, individual stampings. The Company plans to capitalize on its ability to develop and provide integrated modules and assemblies to deliver to the OEMs an integrated product such as a complete door or front-end system. In addition to doors, radiator supports and Class A surface components, the Company has unique expertise with respect to control arms, which will be further developed as a component part of the entire drive control system.

     Focus on High Growth Vehicle Categories. The Company's sales and marketing efforts have been, and will continue to be, directed toward sectors of the automotive market that have experienced strong consumer demand. For the fiscal year ended March 31, 1997, approximately 72.0% of the Company's net sales on a pro forma basis for the acquisition of Lobdell were derived from sales of products manufactured for SUVs, mini-vans, vans and light trucks. The SUV market alone has been the fastest growing segment in the North American new automotive sales market with 1991 to 1996 vehicle production growth at a CAGR of approximately 18.3%. Similarly, the Company's sales to the passenger car market have been, and will continue to be, directed to the segments with stronger sales growth, including Saturn cars. For example, the growth in vehicle production in the passenger car sector has been flat during the past five years while production of Saturn cars grew from 1992 to 1996 at a CAGR of approximately 9.2%.

     Establish a Global Presence. The Company is actively pursuing strategic acquisitions and joint-venture opportunities in Europe and intends to pursue opportunities which will allow the Company to establish a presence in South America, Asia and other markets in order to serve its customers on a global basis. Several OEMs have announced certain models designed for the World Car. As a result, the OEMs have encouraged their existing suppliers to establish foreign production support for World Car programs. This globalization provides access to new customers and technology, as well as economic cycle diversification. At the request of GM de Mexico, the Company is in the process of establishing a presence in Mexico. In 1997, the Company will begin manufacturing and assembling components for business recently awarded by GM de Mexico.

     Pursue Strategic Acquisitions. In response to the trend in the OEM market toward "systems suppliers," the Company is focused on making strategic acquisitions that will enhance the Company's ability to provide integrated systems (such as a door or front end systems) or otherwise leverage its existing business by providing additional product, manufacturing and service capabilities. The Company also intends to pursue acquisitions which will expand its customer base by providing an entree to new customers, including the North American operations of Asian and European based OEMs. Consistent with this strategy, the pending acquisition of Howell provides an entree to Chrysler. The Company believes that the continuing supplier consolidation in the stamping and metal forming segments may also provide attractive opportunities to acquire high-quality companies at favorable prices, including businesses which can be improved financially through overhead elimination, organizational restructuring, plant reconfiguration, labor contract negotiations and management changes. The Company will also pursue acquisitions that enable it to achieve a global presence.

RECENT DEVELOPMENTS

     On May 21, 1997, the Company signed the Merger Agreement pursuant to which it will consummate the Merger with Howell. Howell is a Tier 1 manufacturer of high-quality welded subassemblies and detailed stampings used primarily in suspension system applications in the production of SUVs, light trucks, mini-vans, vans and passenger cars. Pursuant to the Merger Agreement, the shareholders of Howell will receive approximately $23.4 million in cash. The Company also executed a shareholder agreement pursuant to which it has received from the principal shareholder an option to purchase its Shares, which constitute approximately 32.6% of the issued and outstanding shares of common stock of Howell, at any time prior to December 31, 1997, together with such shareholder's agreement to vote all such Shares in favor of the Merger.

     For the nine months ended April 30, 1997, Howell had net sales of $72.4 million and Adjusted EBITDA of $4.2 million. Howell's net sales have grown from $39.4 million for the fiscal year ended July 31, 1992 to $79.2 million for the fiscal year ended July 31, 1996. On a pro forma basis for fiscal 1997, assuming the acquisitions of Lobdell and Howell had occurred on April 1, 1996, net sales and Adjusted EBITDA for the Company would have been $421.7 million and $31.7 million, respectively.

     The acquisition of Howell is consistent with the strategic objectives of the Company. Howell has a significant relationship with Chrysler and has developed a niche in designing, engineering and manufacturing suspension control arms in a variety of configurations and variations depending on drive-train and suspension application. Approximately 54.0% of Howell's net sales for the nine months ended April 30, 1997, were derived from acquisitions products used in the control arm suspension applications. On a pro forma basis assuming the acquisitions of Lobdell and Howell had occurred on April 1, 1996, the Company would have derived approximately 23.0% of its net sales from suspension applications for fiscal 1997.

     Howell's expertise in this area is complementary to the Company's and will enhance its ability to develop key suspension system components. Further, Howell's sales are principally in the high-growth vehicle categories of SUVs, light trucks, mini-vans and vans, the same market targeted by the Company. The acquisition of Howell also provides the Company an entree to Chrysler and will strengthen the Company's existing relationship with Ford. Sales to Chrysler and Ford represented 47.0% and 53.0%, respectively, of Howell's net sales for the nine months ended April 30, 1997. On a pro forma basis for fiscal 1997, including the full year effect of Lobdell and Howell, (i) the SUV, mini-van, van and light truck segment represented approximately 75.0% of net sales and (ii) the Company's net sales by major customers would have been approximately as follows: GM 44.0%; Ford 37.0%; Chrysler 11.0%; CAMI 2.0%, and Saturn 2.0%.

     Howell's two manufacturing facilities, located in Masury, Ohio and Lapeer, Michigan, have received Chrysler's Gold Pentastar Award for the 1996 model year and Ford's Q1 rating. In addition, Howell has achieved certification as a registrant under the QS-9000 program at its Lapeer facility and its headquarters.

     The Company expects that the transaction with Howell will be consummated in the second quarter of fiscal 1998, subject to the satisfaction of standard closing conditions.

INDUSTRY TRENDS

     The OEM market to which the Company sells its products consists of the design, engineering, development, production and sale of parts, components, assemblies and modules or systems (several components assembled together) for use in the manufacture of new motor vehicles. The Company's performance, growth and strategic plan are directly related to certain trends within the OEM market. Since the 1980s, Chrysler, Ford and GM have each been substantially reducing the number of suppliers that may bid for awards and outsourcing an increasing percentage of their production requirements. As a result of these trends, the OEMs are focusing on the development of long-term, sole source relationships with suppliers who can provide more complex parts, as well as complete subassemblies and modules on a just-in-time basis while at the same time meeting strict quality requirements. These requirements are accelerating the trend toward consolidation of the OEMs supplier base as those suppliers who lack the capital and production expertise to meet the OEMs needs, either cease to operate or are merged with larger suppliers. OEMs benefit from outsourcing because outside suppliers generally have significantly lower cost structures and, as described below, suppliers can assist in shortening development periods for new products.

     In addition to consolidation and outsourcing, suppliers are participating earlier in the design and engineering process, providing research, as well as product development, product testing/validation, prototyping and tooling. OEMs generally expect Tier 1 suppliers to (i) participate in the design and engineering of complex assemblies, (ii) develop the required manufacturing process to deliver these assemblies on a just-in-time basis, and (iii) assume responsibility for quality control. This results in shorter development times for new products, as well as higher quality and lower parts costs.

     While the focus today by the OEMs is on quality, cost and service, the Company believes that the focus for the future will be on global capabilities, innovation and ability to provide value-added products and systems. The OEMs have been very successful in making high-quality and low cost a minimum requirement to remain in the industry, as opposed to a competitive advantage for certain suppliers.

     These evolving requirements can best be addressed by suppliers with sufficient resources to meet such demands. For full-service suppliers such as the Company, this environment provides an opportunity to grow by obtaining business previously provided by other suppliers who can no longer meet the current or future requirements and expectations of the OEMs and by acquisitions that further enhance product manufacturing and service capabilities. Although the requirements of the OEMs have already resulted in significant consolidation of component suppliers in many product segments, the Company believes that many opportunities exist for further consolidation within the Company's stamping and metal forming segment.

PRODUCTS

     The Company generates the majority of its net sales from large, complex, high value-added products, primarily assemblies that generally consist of multiple parts, which the Company stamps and combines with various welded or fastened components. The Company is the sole source supplier of these complex modules and assemblies. These products include unexposed components and assemblies that are intrinsic to the structural integrity of the vehicle such as A-pillars, radiator supports, floor pans, toe-to-dash panels, frame and suspension components and reinforcements. In addition to unexposed components and assemblies, the Company has the capability and expertise to produce Class A surfaces such as door assemblies, door apertures, rocker panels, fuel filler doors, and box side outers, which require virtually flawless finishes and more stringent customer requirements than unexposed assemblies. These products require superior engineering and automated manufacturing and assembly capabilities due to their complexity and high volume requirements.

     While the Company has the capability to produce small stampings, such as brackets and braces, it focuses on more complex and larger components and assemblies which typically generate higher dollar content per vehicle as well as higher margins for the Company. These assemblies, such as the A, B and C pillars, control arms, door assemblies, door apertures, deck lids and radiator supports require larger, high tonnage, wide-bed, fully-automated press capabilities, complex automated weld and hemming assembly, autophoretic corrosion resistant coating, machining, and automated assembly of purchased components. The Company was recently awarded the door assembly and side panel packages for the Innovate Program that are expected to generate approximately $60.0 million per annum in net sales over a four to five year model life cycle beginning in 1999. In addition, the Company has been awarded approximately $3.4 million in new business from GM de Mexico providing blanks and assembling floor assemblies. It is expected that these programs will start in the third and fourth quarters of fiscal 1998.

     In addition to these products and services, the Company designs, fabricates, paints and assembles custom shipping containers and racks for the automotive industry. These custom racks and containers are typically designed for specific components and assemblies and are sold both to OEMs as well as Tier 1 and Tier 2 suppliers. Rack sales for fiscal 1997 were approximately $7.8 million on a pro forma basis for the acquisition of Lobdell.

     The chart below details by major customer the Company's major products, the type of vehicle and the model/platform for which they are produced:

CUSTOMER               COMPONENT                      TYPE             MODEL/PLATFORM
--------               ---------                      ----             --------------
General Motors.......  Door Assemblies                Sport Utility    Suburban/Yukon/Tahoe
                       Door Apertures                                  Suburban/Yukon/Tahoe
                       Rocker Panels                                   Suburban/Yukon/Tahoe
                       Lower Control Arms                              Suburban/Yukon/Tahoe
                       Door Apertures                 Light Trucks     C/K Full Size Crewcab Pickup
                       Lower Control Arms                              C/K Full Size Four Wheel Drive
                       Rocker Panels                                   C/K Full Size Crewcab Pickup
                       A-Pillar Inners                Mini-Vans        Safari/Astro
                       Struts                                          Safari/Astro
                       Lower Control Arms                              Safari/Astro
                       Toe-to-Dash Panel              Medium Duty      Commercial Chassis
                       Floor Assembly                                  Kodiak
                       Fuel Straps                                     Kodiak
                       Raised Roof Panel                               Kodiak
                       Radiator Supports              Passenger        Grand Prix, Regal, Intrigue,
                                                                         Monte Carlo, Lumina
                       Floor Panels                                    Corvette/EVI
                       Wheel Houses                                    EVI
                       Door Beams                                      Grand Am, Achieva
                       Sun Roof Assembly                               Malibu, Cutlass
Saturn...............  Deck Lid                       Passenger        Sport Coupe
                       Pillar Reinforcement                            Sport Coupe
                       Inner Door Panel                                Sport Coupe
                       Window Frame Reinforcement                      Sport Coupe
                       Body Side Inners                                Innovate (1999 Launch)
                       Door Assemblies                                 Innovate (1999 Launch)
                       Shelf Panel                                     Innovate (1999 Launch)
                       Wheel House Inner                               Innovate (1999 Launch)

CUSTOMER               COMPONENT                      TYPE             MODEL/PLATFORM
--------               ---------                      ----             --------------
Ford.................  Rear Floor Reinforcement       Sport Utility    Explorer/Mountaineer
                       Reinforced Center Body Pillar                   Explorer/Mountaineer
                       Rear Seat Back/Floor Assembly                   Explorer/Mountaineer
                       B-Pillar Assembly                               Explorer/Mountaineer
                       A-Pillar Assemblies            Light Trucks     Ranger/Mazda
                       Upper/Lower Back Panels                         Ranger/Mazda
                       Back Panel Inside Upper                         Ranger/Mazda
                       Roof Panel Assembly                             Ranger/Mazda
                       Windshield Header                               Ranger/Mazda
                       Box Side Outers                                 Mazda
                       Load Floors                                     F-Series (250/350 Supercab)
                       Rear Floor Cargo Assemblies    Vans/Mini-Vans   Windstar
                       Dash Panels                                     Windstar
                       Rear Crossmembers                               Econoline
                       Cowl Side                                       Windstar/Econoline/Aerostar
                       Radiator Supports                               Windstar (1999 Model)
                       Roof Rails                                      Econoline
                       A-Pillar Inners                                 Econoline
                       Floor Pans                                      Econoline/Windstar
                       Shock Towers                                    Econoline
                       Fuel Filler Doors                               Econoline
Ford.................  Control Arms-Front & Rear      Passenger Cars   Contour/Mystique/Mondeo
                                                                         (Europe)
                       Rear Suspension Bar Assembly                    Contour/Mystique/Mondeo
                                                                         (Europe)
                       A-Pillar Assemblies                             Mustang/Thunderbird/Cougar/
                                                                         Mark VIII
                       Pillar Inners                                   Town Car
                       Frame Rails                                     Mustang
CAMI.................  Rear Bumper                    Sport Utility    Geo Tracker/Suzuki Sidekick
                       Side Frame Member                               Geo Tracker/Suzuki Sidekick
                       (Front/Rear)
                       Door Inner Reinforcement                        Geo Tracker/Suzuki Sidekick
                       Floor Bar                                       Geo Tracker/Suzuki Sidekick
                       Various Underbody Components                    Geo Tracker/Suzuki Sidekick
                       Rear Cross Members             Passenger Cars   Geo Metro/Suzuki Swift
                       Side Sill                                       Geo Metro/Suzuki Swift
                       Dash Panel                                      Geo Metro/Suzuki Swift

DESIGN AND ADVANCED ENGINEERING

     The Company strives to maintain a technological advantage through investment in product development and advanced engineering capabilities that utilize structured program management techniques in an effort to exceed the customer's expectations for value and service. The Company's engineering staff encompasses such disciplines as program management, computer aided design ("CAD"), advanced engineering, manufacturing feasibility, and tooling and process development. Responsibilities of the Company's engineers include (i) design, (ii) initial prototype development, (iii) design and implementation of manufacturing processes, (iv) production feasibility and improvement, and (v) data management.

     As the Company's customers continue to outsource larger assembled systems which must be designed at earlier stages of vehicle development rather than the smaller parts which are attached to them, the Company is increasingly required to utilize advanced engineering resources early in the planning process. Advanced engineering resources create improved engineering design, CAD feasibility studies, working prototypes and testing programs to meet customer specifications. Given this increased demand for early involvement in the design and engineering aspects of production development, the Company established a new technical center which houses its engineering and design group. The Company utilizes structured program management based on the Automotive Industry Action Group sanctioned Advanced Part Quality Planning principles to ensure part quality in all phases of design and manufacturing. The Company has established a data management and CAD department which is able to support all major customer systems. The Company provides "gray box" engineering capabilities in which the customer has principal design responsibility while the Company's engineers work closely with the customer in designing the specifications of the product material, the part to be produced and the tooling required to produce the finished product. The Company is also on-line with all major customers which accelerates the process of design changes.

     The Company's design and advanced engineering expertise is an important differentiating factor in maintaining its relationships with and obtaining new business from Ford and GM and, in management's judgment, was an essential factor in winning the Innovate Program business.

CUSTOMERS AND MARKETING

     The Company supplies its products on a long-term preferred and sole source basis, primarily to GM (56.0%), Ford (33.0%), CAMI (3.0%), and Saturn (2.8%) (percentages are approximates of net sales for the fiscal year ended as of March 31, 1997 on a pro forma basis for the Lobdell acquisition) with the remaining net sales comprised of sales primarily to other automotive suppliers. The Company has been providing products directly to GM and Ford for more than 50 years. The Company has been shipping products to GM de Mexico from its operations in the United States for several years, and during 1997, at the request of GM de Mexico, the Company will begin manufacturing and assembling components for GM de Mexico from facilities to be established in Mexico. The Company believes its presence in Mexico is strategically important and may lead to several significant new opportunities with GM de Mexico and other OEMs doing business in Mexico. The Company maintains very strong relationships with its customers and continually strives to exceed customer expectations and anticipate customer needs. This approach has enabled the Company to maintain its status as a long-term supplier with each of its major customers and as part of a limited group of preferred suppliers invited to bid for platform work.

     With the efforts by the OEMs to reduce the product development cycle time, top suppliers are increasingly included in the early design and development stages. For example, the Company obtains many of its new orders through a presourcing process by which the customer invites one or a few preferred suppliers to manufacture and design a component, assembly or module that meets certain price, timing and functional parameters. Upon selection at the development stage, the Company and the customer typically agree to cooperate in developing the product to meet the specified parameters. Upon completion of the development stage and the award of the manufacturing business, the Company receives a blanket purchase order for those components, assemblies or modules for the life of a vehicle model or platform, which typically range from five to seven years. Consequently, the key success factors for OEM suppliers now include total program management that encompasses state-of-the-art design, manufacture and delivery of high quality products at competitive prices.

     The advanced engineering and sales organization at the Company's technical center offers services few other suppliers have available for their customers. The group's primary activities are: (i) Quoting/Cost Estimating; (ii) Assembly/Automation; (iii) CAD Design and Data Control; (iv) Tool Process/Design; and (v) Program Management. The sales group is divided into customer oriented business units, each with a business unit manager responsible for all facets of customer needs, as well as strategies for growing their particular customer base. The entire group is dedicated to advanced technical development and servicing a multitude of customers' needs as one team.

MANUFACTURING AND FACILITIES

     The Company's corporate headquarters, engineering, technical center and sales offices are currently located in Bloomfield Hills, a suburb of Detroit, Michigan, close to its core of automotive customers. The Company's eight manufacturing plants are strategically located in Indiana, Tennessee, Michigan, and Ontario, Canada near OEM manufacturing sites. These manufacturing plants aggregate approximately 1.9 million square feet in size and are all Company-owned. In addition, the Company intends to lease manufacturing and assembly facilities in Mexico in connection with the recent award of business from GM de Mexico.

     The Company operates over 200 presses ranging from under 100 ton to 2,500 ton capabilities. The Company is capable of producing components and assemblies from the smallest brackets to full-size, Class A door and closure panels with its unique wide-bed (180 inch), automated press lines. Production systems include oil feeders, welding robots, pick and place robots and other state-of-the-art automation, as well as autophoretic corrosion resistant coating systems.

     As OEMs have increased quality standards and implemented just-in-time and sequenced delivery/inventory management methods, the consistency of quality, as well as the timeliness and reliability of shipments by OEM suppliers, have become crucial in meeting logistical demands of the OEMs and reducing operating costs of the supplier. The Company has responded by developing and adopting manufacturing practices that seek to maximize quality and eliminate waste and inefficiency in its own operations and in those of its customers. The Company's manufacturing and engineering capabilities enable it to design and build high-quality, efficient manufacturing systems, processes and equipment. The Company has invested heavily in its commitment to quality through education of employees and implementation of cost management and control systems from the plant floor up.

     All suppliers are required to meet numerous quality standards in order to qualify as a preferred and long-term supplier to the OEMs. The QS-9000 standards were developed by international and domestic automobile and truck manufacturers to ensure that their suppliers meet consistent quality standards that can be independently audited. Ford and GM require that all suppliers be certified QS-9000 by the end of 1997 and the Company is scheduled to meet that requirement. The Company has the Q1 rating from Ford at 4 of the 5 plants which have Ford as a customer. Since the acquisition of Lobdell, the Company has initiated steps necessary to obtain the Q1 rating at the fifth plant which management expects to obtain by August 1997.

     As part of its full-service supplier development program, the Company is also undergoing the process of becoming certified by Ford as a Full-Service Supplier. This certification process, conducted by Ford, ensures that a Full-Service Supplier meets various Ford requirements relating to quality standards. The Company expects to be certified by Ford during 1997.

     A summary of the Company's major facilities is set forth below:

                                  SIZE                                                 PRIMARY
          FACILITY              (SQ. FT.)             EXPERTISE                        PRODUCTS
          --------              ---------             ---------                        --------
Alma, Michigan..............     389,000     Class A surfaces, large        Radiator Supports, A-Pillars,
                                             stampings and complex          Floor Pans, Frame Rails, Deck
                                             stampings and assemblies       Lids
Argos, Indiana..............     386,000     Class A surfaces, large        Door Assemblies, Apertures,
                                             panels, complex stampings      Floor Panels, Roofs, A-Pillars
                                             and assemblies
Corydon, Indiana............     200,000     Difficult draw forming and     Radiator Supports, A-Pillars,
                                             complex stampings and          Cowl Sides
                                             assemblies
Greencastle, Indiana........     214,000     Large stampings, complex       Radiator Supports, A-Pillars,
                                             stampings and assemblies,      Seat Backs, Control Arms
                                             autophoretic corrosion
                                             resistant coating

                                  SIZE                                                 PRIMARY
          FACILITY              (SQ. FT.)             EXPERTISE                        PRODUCTS
          --------              ---------             ---------                        --------
Winchester, Indiana.........     185,000     High strength, low-alloy       Rocker Panels, various
                                             material, deep draw forming    structural components
                                             and complex stampings and
                                             assemblies
Cambridge, Ontario..........     290,000     Complex assemblies and         Radiator Supports, Control
                                             large stampings                Arms, Door Inners, A-Pillars
Delhi, Ontario..............     115,000     High strength, low-alloy       Rocker Panels, Control Arms,
                                             material, complex stampings    Cross Members
                                             and assemblies
Athens, Tennessee...........     100,000     Welding, painting and          Structural steel shipping
                                             assembly                       racks and containers
Bloomfield Hills,
  Michigan(1)...............                 Executive Offices, Sales,
                                             Marketing and Advanced
                                             Engineering

-------------------------
(1) All properties above are owned, with the exception of the Bloomfield Hills office. This office is leased for a five-year term ending July 31, 2000 and requires a monthly rent of $8,580. The Company expects to relocate its Executive, Sales, Marketing and Engineering Staffs within the metropolitan Detroit area during 1997.

     RAW MATERIALS

The cost of raw materials represented approximately 53.0% of net sales of the Company for the fiscal year ended March 31, 1997 on a pro forma basis for the Lobdell acquisition. On an annual basis, steel represents approximately 77.0% of total raw materials purchases. The Company expects to purchase nearly 260,000 tons of steel in fiscal 1998 for use in its production. The remaining 23.0% of raw materials purchases is represented by various purchased parts such as forgings, bushings, ball joints, isolators, corrosion resistant coating, and various fasteners.

     The Company participates in steel purchase programs through Ford and GM wherein the steel is purchased by the OEM from the steel mill and sold to the Company at a negotiated price. These purchase programs effectively neutralize the exposure to steel price increases, as any price increases from the steel mills are either absorbed by the OEM prior to the Company's purchase of the steel or such increases are reflected in the Company's purchase of the steel and passed back to the OEM in the product pricing. The Company currently participates in such a steel purchase program with Ford for substantially all of its Ford steel requirements and its Canadian operations participate in such a program with GM. The Company expects that substantially all of its GM steel requirements will be covered by the GM steel purchase program by December 1997.

COMPETITION

     The market for the Company's products is characterized by strong competition from both captive OEM suppliers and external, non-captive suppliers. The Company competes with a limited number of competitors that have the physical assets and technical resources to produce large bed stampings, complex parts and subassemblies of multiple parts. The Company's largest competitors include The Budd Company, a subsidiary of Thyssen AG; Magna International Inc.; Tower Automotive, Inc.; Aetna Industries, Inc.; Ogihara America Corp., a subsidiary of Marubeni Corp.; Midway Products Corporation; Active Tool & Manufacturing Co., Inc.; A.G. Simpson Automotive, Inc.; Mayflower Vehicle Systems Inc.; L&W Engineering; National Automotive Radiator Manufacturing Company; and divisions of OEMs with internal stamping and assembly operations.

     The Company competes for business at the beginning of the development for new model platforms, as well as the redesign of current models. This process can begin from two to five years prior to the introduction of the new model. After the customer awards a program, that supplier is generally designated as the sole source supplier for the life of that program, which typically lasts 4 to 5 years for passenger cars and up to 10 years for trucks (particularly for unexposed structural components and assemblies).

EMPLOYEES

     At March 31, 1997, the Company employed approximately 2,100 persons in the United States and Canada, approximately 470 of whom are employed on a salaried basis and the balance of whom are hourly employees. Substantially all of the hourly employees are represented by unions. In the United States, substantially all of the Company's hourly workers are represented by the UAW through collective bargaining agreements with six local unions. These individual agreements which are from three to five years in length expire over the period March 1998 through January 2000. The agreement with the UAW for the Argos, Indiana facility is currently scheduled to expire on March 31, 1998 and the Company expects to enter into early negotiations regarding the UAW contract at the Argos plant. As of March 31, 1997, substantially all of the Company's hourly Canadian employees were represented by the CAW. The agreement with the CAW for the Cambridge, Ontario facility is currently scheduled to expire on September 30, 1997. The Company and the CAW have entered into early negotiations regarding the CAW contract at the Cambridge plant.

     The Company has not experienced any organized work stoppages at any time during the past ten years. At the present time, the Company believes that its relations with its employees are good.

REGULATORY MATTERS

     The Company's facilities and operations are subject to a wide variety of federal, state, local, and foreign environmental laws, regulations, and ordinances, including those related to air emissions, wastewater discharges, and chemical and hazardous waste management and disposal ("Environmental Laws"). The Company's operations also are governed by laws relating to workplace safety and worker health, primarily the Occupational Safety and Health Act, and foreign counterparts to such laws. In many jurisdictions, these laws are complex and change frequently. The nature of the Company's operations exposes it to risks of liabilities or claims with respect to environmental and worker health and safety matters. There can be no assurance that material costs will not be incurred in connection with such liabilities or claims.

     Based on the Company's experience to date, the Company believes that the future cost of compliance with existing Environmental Laws (or liability for known environmental claims) will not have a material adverse effect on the Company's business, financial condition or results of operations. However, future events, such as changes in existing Environmental Laws or their interpretation, may give rise to additional compliance costs or liabilities that could have a material adverse effect on the Company's business, financial condition or results of operations. Compliance with more stringent Environmental Laws, as well as more vigorous enforcement policies of regulatory agencies or stricter or different interpretations of existing Environmental Laws, may require additional expenditures by the Company that may be material.

     Certain Environmental Laws hold current owners or operators of land or businesses liable for their own and for previous owners' or operators' releases of hazardous or toxic substances, materials or wastes, pollutants or contaminants, including petroleum and petroleum products ("Hazardous Substances"). Certain laws, including but not limited to CERCLA, may impose joint and several liability on responsible parties. Because of the Company's operations, the long history of industrial uses at some of its facilities, the operations of predecessor owners or operators of certain of the businesses, and the use, production, and releases of Hazardous Substances at these sites, the Company is affected by such liability provisions of the Environmental Laws. Several of the Company's facilities have experienced some level of regulatory scrutiny in the past and are or may be subject to further regulatory inspections, future requests for investigation or liability for past disposal practices.

     The Company's Alma, Michigan plant is listed on the Michigan Department of Environmental Quality ("MDEQ") list of Michigan Sites of Environmental Contamination. Based on filings with the MDEQ by the current owner of the petroleum refinery which adjoins the Alma Plant property, the refinery has been determined by the MDEQ to be the source of certain contamination existing in the eastern area of the Alma plant property. While the Company is currently conducting certain remedial activity at its Alma plant in connection with this contamination, the Company may have claims against the refinery owner relating to this contamination. While the Company does not expect to incur significant future costs in connection with this matter, the Company cannot guarantee that such future costs will not be material.

     The Resource Conservation and Recovery Act and the regulations thereunder ("RCRA") regulates the generation, treatment and disposal of hazardous wastes. In the mid-1980s, the Company, through Lobdell, entered into a Consent Agreement and Final Order with the United States Environmental Protection Agency (the "EPA") relating to the final closure of a surface water impoundment area at the Alma plant under RCRA. The Company has remediated the impoundment soils and sediments and is now implementing a groundwater monitoring program with EPA approval under RCRA. In addition, the Company is conducting groundwater monitoring in a separate section of the Alma plant at which contaminants have been detected by the Company's consultants. Both of these programs may be affected by the suspected contamination from the petroleum refinery described above. While future groundwater remediation costs, if any, are not expected to be material, the Company cannot predict such costs with certainty and no guarantee can be made that these costs will not be material.

     The Company has been named as a potentially responsible party, along with several other companies, in connection with a former disposal facility located in the St. Louis, Michigan area. The Company and certain other named parties, in cooperation with the State of Michigan, currently are undertaking a remedy for which they are sharing costs. Groundwater at the site is currently being monitored and while the costs of groundwater remediation, if any, are not expected to be material, the Company cannot accurately estimate such costs at this time. See "Risk Factors -- Environmental Risks."

LEGAL PROCEEDINGS

     The Company is subject to various claims, lawsuits and administrative proceedings related to matters arising in the normal course of business. In the opinion of management, after reviewing the information which is currently available with respect to such matters and consulting with legal counsel, any liability which may ultimately be incurred with respect to these matters will not materially affect the financial position of the Company.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

     The following table sets forth the name, age and position of each of the directors and executive officers of Oxford Automotive. Each director of Oxford Automotive will hold office until the next annual meeting of shareholders or until his successor has been elected and qualified. Officers of Oxford Automotive serve at the discretion of the Board of Directors.

                   NAME                     AGE                POSITIONS
                   ----                     ---                ---------
Selwyn Isakow.............................  45    Chairman of the Board of Directors
Rex E. Schlaybaugh, Jr. ..................  48    Vice Chairman of the Board of
                                                  Directors and Secretary
Steven M. Abelman.........................  46    Director, President and Chief
                                                  Executive Officer
Manfred J. Walt...........................  44    Director
Donald C. Campion.........................  48    Senior Vice President-Chief
                                                  Financial Officer
Lawrence C. Cornwall......................  50    Senior Vice President-Sales and
                                                  Engineering
John H. Ferguson..........................  49    Vice President-Financial Operations
                                                  and Assistant Secretary

     Selwyn Isakow, Chairman of the Board of Directors. Mr. Isakow has been the President and a director of Oxford Automotive since its inception in 1995 and was appointed Chairman of the Board in May 1997. Since 1985, Mr. Isakow has been the President of The Oxford Investment Group, Inc. ("Oxford Investment"), a private investment and corporate development company that acquires majority equity positions on behalf of its principals in industrial products manufacturing, financial services, niche distribution and other selected companies. Mr. Isakow generally serves as Chairman of the Board and a director of all such portfolio companies. Mr. Isakow is also a director of Champion Enterprises, Inc. and Ramco Gershenson Properties Trust, and serves on the boards of numerous community organizations. From 1982 to 1985, Mr. Isakow was the Executive Vice President of Comerica Incorporated, a regional bank holding company, and from 1978 to 1982, was a principal at Booz, Allen and Hamilton, management consultants.

     Rex E. Schlaybaugh, Jr., Vice Chairman of the Board of Directors and Secretary. r. Schlaybaugh has been the Secretary and a director of Oxford Automotive since its inception in 1995 and was appointed Vice Chairman of the Board in May 1997. Mr. Schlaybaugh was appointed the Vice Chairman of Oxford Investment in May 1997. Mr. Schlaybaugh has been a member of the firm of Dykema Gossett PLLC since 1985. Mr. Schlaybaugh is also a director of certain other portfolio companies of Oxford Investment. Mr. Schlaybaugh is currently the Chairman of the Board of Trustees of Oakland University.

     Steven M. Abelman, Director, President and Chief Executive Officer. Mr. Abelman was appointed President and Chief Executive Officer of Oxford Automotive in May 1997. Prior to joining Oxford Automotive, Mr. Abelman was Deputy Chief Executive Officer of Bundy North America ("Bundy"), an automotive supplier of brake and fuel delivery systems, from February 1996 until May 1997 and prior to that he was President of Bundy from September 1995 until February 1996. From December 1991 to September 1995, Mr. Abelman was Vice President and General Manager of Augat Wiring Systems, a manufacturer of automotive wiring systems and components.

     Manfred J. Walt, Director. Mr. Walt has been a director of Oxford Automotive since May 1997. Mr. Walt has been the Managing Partner-Financial Services of the Edper Group Limited ("Edper"), a diversified Canadian Merchant Bank with operations in natural resources, power generating, financial services and real estate, since 1989. From 1980 to 1989, Mr. Walt served in various capacities with Edper. Mr. Walt is the Chairman of Consolidated Canadian Express Limited and Consolidated Enfield Limited, merchant banking affiliates of Edper.

     Donald C. Campion, Senior Vice President-Chief Financial Officer. Mr. Campion was appointed Senior Vice President-Chief Financial Officer of Oxford Automotive in July 1997. From June 1996 to March 1997, Mr. Campion was the Senior Vice President and Chief Financial Officer at Delco Electronics Corporation. From November 1993 to May 1996, Mr. Campion was the Chief Financial Officer for the services parts division of GM, and from August 1992 to October 1993 was the Financial Director of Performance Analysis for the North American Operations of GM.

     Lawrence C. Cornwall, Senior Vice President-Sales and Engineering. Mr. Cornwall was appointed Vice President-Sales and Engineering of Oxford Automotive in May 1997. From October 1995 to May 1997, Mr. Cornwall was the Senior Vice President-Sales and Engineering at BMG. From 1991 to 1995, Mr. Cornwall was Vice President of Sales and Engineering at Veltri International, an automotive stamper.

     John H. Ferguson, Vice President-Financial Operations and Assistant Secretary. Mr. Ferguson was appointed as a Vice President-Financial Operations and Assistant Secretary of Oxford Automotive in May 1997. Mr. Ferguson is also the Chief Financial Officer of BMG, a position he has held since April 1996. Prior to that time, Mr. Ferguson was with Bundy, where he acted as Group Plant Manager from 1994 to 1996 and as Corporate Controller from 1992 to 1994. From 1984 to 1992, Mr. Ferguson held several positions with GenCorp. Inc., an automotive tire supplier, including Controller of the Automotive Products Group.

     Certain of the officers and directors of Oxford Automotive are also directors or officers of Oxford Automotive subsidiaries.

DIRECTOR COMPENSATION AND ARRANGEMENTS

     Directors do not currently receive compensation for their services as directors. However, the Company intends to pay fees to its non-employee directors and to reimburse the out-of-pocket expenses related to directors' attendance at each Board and committee meeting. In addition, the Company may elect to adopt a non-employee director option plan or other similar plan to provide for grants of stock options or other benefits as a means of attracting and retaining highly qualified independent directors for the Company. Members of the Board of Directors are elected pursuant to certain shareholder agreements by and among the Company and certain of its shareholders. See "Principal Shareholders -- Shareholder Agreements."

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Company does not have a Compensation Committee. All determinations with respect to executive compensation are made by the Board of Directors. During the last completed fiscal year, Messrs. Isakow and Schlaybaugh participated in deliberations of the Company's Board of Directors concerning executive officers compensation. See "Certain Transactions."

EXECUTIVE COMPENSATION

     The following table sets forth certain information as to the compensation earned by the Company's Chief Executive Officer and the Company's four other most highly paid officers (the "Named Executive Officers") for the last three fiscal years.

SUMMARY COMPENSATION TABLE

                                                                   ANNUAL COMPENSATION(1)
                                                     ---------------------------------------------------
                                                                            OTHER ANNUAL     ALL OTHER
              NAME AND TITLE                 YEAR     SALARY      BONUS     COMPENSATION    COMPENSATION
              --------------                 ----     ------      -----     ------------    ------------
Selwyn Isakow,.............................  1997    $     --    $    --        $--             $--
  Chairman(2)
Donald C. Campion,.........................  1997          --         --         --              --
  Senior Vice President --
  Chief Financial Officer(3)
Lawrence C. Cornwall,......................  1997     124,196         --         --              --
  Senior Vice President --                   1996      31,504     24,200         --              --
  Sales and Engineering(4)
John H. Ferguson,..........................  1997     101,250         --         --              --
  Vice President --
  Financial Operations and Assistant
  Secretary(5)

-------------------------
(1) The Company was formed in October 1995 and, other than as disclosed in the table above, executive officers of the Company have not received any compensation.

(2) Mr. Isakow was the President of the Company from its inception until May 1997, during which time he did not receive any compensation from the Company. Steven M. Abelman was appointed President and Chief Executive Officer in May 1997. See "-- Employment Agreements."

(3) Mr. Campion was appointed Senior Vice President-Chief Financial Officer of Oxford Automotive in July 1997. See "-- Employment Agreements."

(4) Mr. Cornwall joined the Company in October 1995 and received compensation from the Company for a full fiscal year only in 1997.

(5) Mr. Ferguson joined the Company in April 1996 and thus did not receive compensation from the Company for the full 1997 fiscal year.

EMPLOYMENT AGREEMENTS

     As of May 1, 1997, Oxford Automotive and Steven M. Abelman entered into an Employment and Noncompetition Agreement. The agreement provides that Mr. Abelman will serve as President and Chief Executive Officer of Oxford Automotive on an "at-will" basis. The agreement provides that Mr. Abelman will receive an annual salary of $250,000, will be eligible to receive a bonus of up to 60% of his salary as determined by the Board of Directors of Oxford Automotive, and will be entitled to certain fringe benefits. Mr. Abelman has also agreed not to compete with the Company during the period of his employment and for two years following the termination of his employment. Upon the termination of his employment without cause, Mr. Abelman is entitled to severance payments equal to (a) his annual base salary, if such termination is prior to May 1, 1999 or (b) 1.5 times his annual base salary, if such termination is after May 1, 1999.

     On November 24, 1995, BMG and Larry C. Cornwall entered into an Employment Agreement. The agreement provides that Mr. Cornwall will serve as Senior Vice President-Sales and Marketing of BMG on an "at-will" basis. Mr. Cornwall has subsequently been appointed as Senior Vice President-Sales and Engineering of Oxford Automotive. The agreement provides that Mr. Cornwall will receive an annual salary of $120,000, will be eligible to receive a bonus of up to 50% of his salary as determined by the Board of Directors of BMG, will be eligible to participate in the Company's profit sharing plan, and will be entitled to certain fringe benefits. Upon the termination of the agreement, Mr. Cornwall will be entitled to continue to receive his base salary for the longer of three months or the Canadian statutory requirement.

     As of July 21, 1997, Oxford Automotive and Donald C. Campion entered into an Employment and Noncompetition Agreement. The agreement provides that Mr. Campion will serve as Senior Vice President -- Chief Financial Officer of Oxford Automotive on an "at-will" basis. The agreement provides that Mr. Campion will receive an annual salary of $210,000, will be eligible to receive a bonus of up to 50% of his salary as determined by the Board of Directors of Oxford Automotive, and will be entitled to certain fringe benefits. Mr. Campion has also agreed not to compete with the Company during the period of his employment and for two years following the termination of his employment. Upon termination of his employment without cause, Mr. Campion is entitled to a severance payment of 50% of his annual base salary, payable over six months, plus the continuation of certain benefits during this six-month period.

     See also "Certain Transactions -- Management Agreements."

                             PRINCIPAL SHAREHOLDERS

     As of July 21, 1997, there were 309,750 issued and outstanding shares of the Common Stock, without par value, of the Company (the "Common Stock"). The following table sets forth information as of July 21, 1997 with respect to the Common Stock beneficially owned by each director of the Company, the Named Executive Officers, all directors and executive officers of the Company as a group, and by other holders known to the Company as having beneficial ownership of more than 5% of the Common Stock. Selwyn Isakow and the Company's other shareholders have entered into certain agreements, each of which contain substantially identical terms, the result of which gives Mr. Isakow voting control of 100% of the Company's Common Stock, except under certain circumstances. See "-- Shareholder Agreements." Unless otherwise specified, the address for each person is 2000 North Woodward Avenue, Suite 130, Bloomfield Hills, Michigan 48304.

                                                            NUMBER OF   PERCENT OF
           NAME AND ADDRESS OF BENEFICIAL OWNER              SHARES       CLASS
           ------------------------------------             ---------   ----------
Selwyn Isakow (1).........................................   151,474       48.9%
Robert H. Orley...........................................    23,180        7.5%
Rex E. Schlaybaugh, Jr....................................    12,900        4.2%
Steven M. Abelman (2).....................................    12,326        4.0%
2365 Franklin Road
Bloomfield Hills, MI 48203
Manfred J. Walt...........................................     1,500          *
Suite 4440 BCE Place
181 Bay Street
Toronto, Ontario, Canada M5J 2T3
Donald C. Campion (2).....................................     4,000        1.3%
2365 Franklin Road
Bloomfield Hills, MI 48203
John H. Ferguson..........................................     6,180        2.0%
2365 Franklin Road
Bloomfield Hills, MI 48203
Larry C. Cornwall.........................................     7,000        2.3%
2365 Franklin Road
Bloomfield Hills, MI 48203
Gregg L. Orley............................................    21,840        7.1%
All directors and officers as a group (7 persons)
  (1)(2)..................................................   195,380       63.1%

-------------------------
 *  Less than 1.0%

(1) Includes 135,874 shares owned by Hilsel Investment Company Limited Partnership, of which Tridec Management, Inc. is General Partner. Mr. Isakow is the President and a shareholder of Tridec Management, Inc. In addition, Mr. Isakow may be deemed to be the beneficial owner of all of the outstanding shares of Common Stock as a result of certain voting power over such shares pursuant to the shareholder agreements described below and certain purchase options that may be exercised by Mr. Isakow with respect to 60,470 outstanding shares of Common Stock.

(2) Each of Mr. Abelman's and Mr. Campion's Employment and Noncompetition Agreement with Oxford Automotive provides Oxford Automotive with the right to repurchase their respective shares of Common Stock if their employment is terminated for any reason.

SHAREHOLDER AGREEMENTS

     Each holder of Common Stock is a party to a shareholder agreement which provides for certain restrictions on transfer by shareholders and grants certain other shareholders the option to purchase the shares of a shareholder upon his death. The agreements also provide that each shareholder will grant a proxy to Mr. Isakow to vote all of the shareholder's shares at any meeting of the Company; provided, however, that if holders of shares having a majority in interest of the shares of Common Stock determine that it is in the best interest of all of the shareholders to sell all or substantially all of the assets of the Company or to cause the Company to merge or consolidate with or into another corporation, Mr. Isakow shall exercise the proxies provided to him consistent with that decision. As a result, except as described above, Mr. Isakow has voting control of 100% of the Company's Common Stock.

                              CERTAIN TRANSACTIONS

MANAGEMENT AGREEMENTS

     Oxford Investment is a private investment and corporate development company which is controlled by Mr. Isakow. At the time the Company acquired Lobdell, Oxford Investment and Lobdell entered into an agreement (the "Lobdell Agreement") whereby Oxford Investment agreed to perform various consulting, management, and advisory services on behalf of Lobdell with respect to all matters relating to or affecting Lobdell's business. Lobdell paid Oxford Investment an investment banking fee of $300,000 on the date the Company acquired Lobdell and paid Oxford Investment a management fee of $300,000 per year. This agreement was terminated upon completion of the Offering. At the time the Company acquired BMG, Oxford Investment and BMG entered into an agreement (the "BMG Agreement") whereby Oxford Investment agreed to perform certain management services for BMG. BMG paid Oxford Investment an investment banking fee of $200,000 on the date the Company acquired BMG and paid Oxford Investment a management fee of $200,000 per year. This agreement was also terminated upon completion of the Offering. Mr. Schlaybaugh is the Vice Chairman of Oxford Investment.

     The Company entered into a new management agreement with Oxford Investment upon the termination of the Lobdell Agreement and the BMG Agreement. Pursuant to the terms of this management agreement, Oxford Investment will perform various consulting, management and financial advisory services on behalf of the Company. The Company will pay Oxford Investment a monthly management fee of $83,334 and will pay an investment banking fee, for acquisitions of $2.5 million or more, of 1.0% or 1.25% (for acquisitions outside of North America) of the aggregate acquisition cost for advice and assistance in connection with such acquisition, with a minimum fee of $200,000. No investment banking fee will be paid to Oxford Investment in connection with acquisitions for aggregate consideration of less than $2.5 million. The initial term of the agreement will end on December 31, 2001, but will automatically extend for additional one-year periods thereafter unless either party terminates the agreement. In addition, pursuant to the management agreement, Oxford Investment will license to the Company the name "Oxford Automotive" which is owned by Oxford Investment.

OTHER TRANSACTIONS

     As of March 31, 1997, Mr. Abelman issued a note to the Company in connection with his acquisition of shares of the Company's Common Stock. The principal amount of the note was $130,000 and the note bears interest at the prime rate plus 1.0%, which rate is adjusted on March 31 of each year to reflect the then current prime rate. Principal and interest on the note is payable in equal annual installments with interest on the unpaid principal, with the final payment due May 31, 2002.

     As of March 31, 1997, the Company issued a subordinated demand note to Mr. Robert H. Orley in connection with the redemption of certain shares of the Company's Common Stock. The principal amount of the note was $108,203 and was paid in full subsequent to March 31, 1997.

     RPI, Inc. ("RPI"), a Michigan corporation controlled by the principal shareholder of the Company, issued demand notes to Lobdell in the principal amounts of $250,000, $100,000, $150,000, $200,000, and $300,000, respectively, on May 2, 1997, May 21, 1997, June 6, 1997, June 30, 1997, and July 11, 1997,
each bearing interest at the prime rate plus 1.0% per annum. The Company has agreed to extend credit to RPI up to a maximum of $1.7 million.

LEGAL

     Rex E. Schlaybaugh, Jr. is a shareholder, the Vice Chairman of the Board and a director of the Company. Dykema Gossett PLLC, of which Mr. Schlaybaugh is a member, has performed legal services for the Company since its inception, including services performed in connection with this Offering. The Company expects to continue to retain the firm as general counsel after the Exchange Offer.

                             DESCRIPTION OF CERTAIN
                        INDEBTEDNESS AND PREFERRED STOCK

SENIOR CREDIT FACILITY

     General. In connection with the Offering, on June 24, 1997, the Company entered into a credit agreement with NBD Bank, on behalf of itself and as agent for a syndicate of other lenders, providing for up to $110.0 million (the "Commitment Amount") of revolving credit availability including the issuance of letters of credit (the "Senior Credit Facility"). The Company and each principal operating subsidiary (the "Senior Credit Obligors") are parties to or guarantors of the Senior Credit Facility. The obligations under the Senior Credit Facility (the "Obligations") are secured by a first lien on substantially all the assets of the Senior Credit Obligors. The Obligations and guaranties of the Senior Credit Obligors (the "Senior Credit Guaranties") will rank senior to all other indebtedness of the Company, including the Notes. Availability under the revolver at March 31, 1997 would have been approximately $101.0 million, reduced for the effect of a Letter of Credit issued for the IRB's (as defined). Funds under the Senior Credit Facility are available for general corporate purposes (including acquisitions) and letters of credit.

     Interest Rates. Interest on outstanding borrowings under the Senior Credit Facility is payable monthly and accrues at an annual rate equal to (a) the Applicable Margin (as defined in the Senior Credit Facility) plus either (i) the higher of the Prime Rate (as defined in the Senior Credit Facility) or 0.5% over the Federal Funds Rate or (ii) with respect to Canadian based borrowings, the higher of the prime rate of First Chicago NBD Bank, Canada or 0.5% over the BA Rate (the one month bankers' acceptance rates, as further defined in the Senior Credit Facility), or (b) the London Interbank Offered Rate plus the Applicable Margin (a "LIBOR-based Rate") or, with respect to Canadian based borrowings, the BA Rate. The Applicable Margin will be based upon the Company's trailing four quarter Ratio of Total Debt to EBITDA (as defined in the Senior Credit Facility) as follows:

    RATIO OF
TOTAL FUNDED DEBT         APPLICABLE MARGIN
    TO EBITDA                PRIME/LIBOR
-----------------         -----------------
    >5.00                    .75%/2.25%
 4.51--5.00                  .50%/2.00%
 3.76--4.50                  .25%/1.75%
 3.01--3.75                    0%/1.50%
   <=3.00                      0%/1.25%

     Maturity and Optional Prepayments. All borrowings under the Senior Credit Facility mature in June 2003, and the aggregate principal amount outstanding may not exceed the Commitment Amount at any time. Borrowings under the Senior Credit Facility may be prepaid at any time without premium or penalty, except that any prepayment of a LIBOR-based Rate loan that is made prior to the end of the applicable interest period shall be subject to reimbursement of breakage costs.

     Covenants. The Senior Credit Facility contains certain customary covenants, including without limitation, reporting and other affirmative covenants; financial covenants, including ratio of total debt to EBITDA, net worth, fixed charge coverage ratio, interest coverage ratio (each as defined in and calculated pursuant to the Senior Credit Facility); and negative covenants, including restrictions on incurrence of other indebtedness, payment of cash dividends and other distributions to shareholders, liens in favor of parties other than the lenders under the Senior Credit Facility, certain guaranties of obligations of or advances to others, sales of material assets not in the ordinary course of business, restrictions on mergers and acquisitions, and capital expenditures.

     Events of Default. The Senior Credit Facility contains customary events of default including non-payment of principal, interest or fees; violation of covenants; inaccuracy of representations or warranties; cross-defaults to certain other indebtedness and bankruptcy.

     Fees. The Company will pay, on a quarterly basis, a per annum fee on the unused Commitment Amount ranging from 0.25% to 0.50% and letter of credit fees ranging from 1.25% to 2.25%, in each case based on certain financial ratios of the Company.

BMG INDEBTEDNESS

     The Canadian Department of Regional Industrial Expansion has provided a term loan (the "IRDP Loan") to BMG, bearing interest at 6% with a final maturity date of September 1, 2002. The IRDP Loan is unsecured. As of March 31, 1997, $467,000 was outstanding with respect to the IRDP Loan.

     The Export Development Corporation of Canada ("EDC") has provided a tooling line facility to BMG (the "EDC Facility"), bearing interest at a fixed rate of 7.36%. The EDC Facility is secured by tooling at BMG relating to specific Saturn contracts and has a final maturity of September 30, 1999. As of March 31, 1997, $5.1 million was outstanding with respect to the EDC Facility.

LOBDELL INDEBTEDNESS

     Lobdell, through Lewis Emery Capital Corporation, its wholly-owned subsidiary, has been provided with a term loan facility from NBD Bank (the "LE Loan"), bearing interest at 0.625% over 90-day LIBOR with a final maturity date of October 1, 1998. This loan is collateralized by a purchase order from Ford, which allows for recovery of the term-debt principal and interest, administrative costs and a predetermined markup. As of March 31, 1997, $2.83 million was outstanding with respect to the LE Loan.

     Lobdell, through its subsidiary Creative Fabrication Corporation ("Creative"), is financially obligated to the County of McMinn, Tennessee pursuant to certain revenue bonds issued on behalf of Creative. On September 27, 1995, the Industrial Development Board of the County of McMinn issued $8.5 million of its Industrial Development Revenue Bonds ("IRBs") for the purpose of lending the proceeds from the sale of the IRBs to Creative. The IRBs bear interest at a variable rate which was 3.6% at March 31, 1997. The IRBs are collateralized by a letter of credit issued by NBD Bank for the benefit of the trustee under the indenture relating to the IRBs and by a mortgage on the Creative facilities located in Tennessee and are guaranteed by Lobdell. Creative is prohibited from paying, declaring or authorizing any dividend if there is an event of default under the IRB documents. The IRBs mature in September 2010. As of March 31, 1997, $8.3 million principal amount of IRBs were outstanding.

PREFERRED STOCK OF LOBDELL

     In connection with the Company's acquisition of Lobdell, Lobdell issued 457,541 shares of its Series A $3.00 Cumulative Preferred Stock ( the "Series A Preferred Stock") and 49,938 shares of its Series B Preferred Stock (the "Series B Preferred Stock" and together with the Series A Preferred Stock the "Lobdell Preferred Stock"), each having a stated value of $100 per share, and all of which are outstanding. Generally, except as required by law, the holders of Lobdell Preferred Stock have no voting rights. However, the holders of Series A Preferred Stock, voting as a separate class, are entitled to elect (i) one director of Lobdell, and (ii) if Lobdell fails to pay three consecutive semi-annual dividend payments to the holders of Series A Preferred Stock, one additional director until the payment default is cured. Dividends on the Series A Preferred Stock accrue annually at the rate of $3.00 per share and are cumulative, whether or not earned or declared. Lobdell may not declare or pay any dividend or other distribution, other than in Lobdell Common Stock or other stock junior to the Lobdell Preferred Stock ("Junior Stock"), with respect to any Junior Stock unless all accrued, unpaid and current dividends with respect to the Series A Preferred Stock have either been paid or sufficient funds have been set apart for such payment. The Series B Preferred Stock is not entitled to receive any dividends. The Lobdell Preferred Stock has certain liquidation preferences and the Series A Preferred Stock and Series B Preferred Stock rank on a parity as to the receipt of such liquidation payments.

     The Lobdell Preferred Stock is mandatorily redeemable by Lobdell on December 31, 2006 at a price per share of $100, plus, with respect to the Series A Preferred Stock, accrued and unpaid dividends to the date of redemption. However, if the Company does not commence a public offering of its common stock pursuant to a firm commitment underwritten offering prior to June 30, 2006, the payment for the shares of Series A Preferred Stock to be redeemed will be $103 per share, plus accrued and unpaid dividends to the date of redemption. In addition, at the option of the holders of Series A Preferred Stock, if the Company does not commence such a public offering of its common stock on or before December 31, 2001, Lobdell must redeem on December 31 of each year commencing with 2002 up to 20% of the aggregate number of shares of Series A Preferred Stock held by any such holder immediately prior to December 31, 2002.

     In connection with the acquisition of Lobdell by the Company, the Company has agreed to exchange its common stock for the shares of Series A Preferred Stock upon the initial public offering ("Initial Public Offering") of its common stock to the public which is exclusively for cash, subject to an effective registration statement and underwritten on a firm commitment basis by one or more underwriters. The holders of Series A Preferred Stock have the right to exchange up to 50% or some lesser portion of their shares of Series A Preferred Stock (the "Election Amount") for a number of shares of Company common stock equal to (i) the Election Amount, multiplied by (ii) the Exchange Ratio (the number equal to the redemption value of a share of Series A Preferred Stock, divided by the price per share to the public of Company common stock in the Initial Public Offering); provided, however, that, in the aggregate, holders of Series A Preferred Stock may not receive more than 25% of the number of shares of Company common stock registered pursuant to the Initial Public Offering.

     Pursuant to the acquisition of Lobdell, the Company obtained various indemnities for certain purchase price adjustments arising out of a closing balance sheet and for claims relating to representations and warranties made by the former common shareholders of Lobdell in connection with the acquisition. At the closing of such acquisition, 100,000 shares of Series A Preferred Stock were placed with an escrow agent to fund indemnification claims of the Company. The Company and the preferred shareholders of Lobdell have settled certain indemnification claims which has resulted in the cancellation of 60,000 shares of Series A Preferred Stock and will also entail the cancellation of up to an additional 40,000 shares of Series A Preferred Stock or, at the election of the preferred shareholders of Lobdell (which must be made by August 31, 1997), 49,938 shares of Series B Preferred Stock.

                            DESCRIPTION OF THE NOTES

GENERAL

     The Old Notes were issued under an Indenture (the "Indenture") dated as of June 15, 1997, among the Company, the Subsidiary Guarantors and First Trust National Association, as Trustee (the "Trustee"). The terms of the Indenture apply to the Old Notes and to the New Notes to be issued in exchange therefor pursuant to the Exchange Offer (all such Notes are referred to herein collectively as the "Notes").

     The following is a summary of certain provisions of the Indenture and the Notes, a copy of which Indenture and the form of Notes is available upon request to the Company. The following summary of certain provisions of the Indenture does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Indenture, including the definitions of certain terms therein and those terms made a part thereof by the Trust Indenture Act of 1939, as amended. Capitalized terms used herein and not otherwise defined have the meanings set forth in the section "-- Certain Definitions." As used in this section, the term "Company" refers to Oxford Automotive, Inc.

     Principal of, premium, if any, and interest on the Notes will be payable, and the Notes may be exchanged or transferred, at the office or agency of the Company, which, unless otherwise provided by the Company, will be the offices of the Trustee. At the option of the Company, payment of interest may be made by check mailed to the addresses of the Holders as such addresses appear in the Note register.

     The Notes are issued only in fully registered form, without coupons, in denominations of $1,000 and any integral multiple of $1,000. No service charge will be made for any registration of transfer or exchange of Notes, but the Company may require payment of a sum sufficient to cover any transfer tax or other similar governmental charge payable in connection therewith.

TERMS OF THE NOTES

     The Notes are unsecured senior subordinated obligations of the Company, limited to $160.0 million aggregate principal amount (of which $125.0 million were issued in the Offering), and will mature on June 15, 2007. The Notes bear interest at the rate per annum shown on the cover page hereof from June 24, 1997, or from the most recent date to which interest has been paid or provided for, payable semi-annually to Holders of record at the close of business on the June 1 or December 1 immediately preceding the interest payment date on June 15 and December 15 of each year, commencing December 15, 1997. The Company will pay interest on overdue principal at 1% per annum in excess of such rate, and it will pay interest on overdue installments of interest at such higher rate to the extent lawful.

OPTIONAL REDEMPTION

     Except as set forth in the following paragraph, the Notes are not redeemable at the option of the Company prior to June 15, 2002. Thereafter, the Notes are redeemable, at the Company's option, in whole or in part, at any time or from time to time, upon not less than 30 nor more than 60 days' prior notice mailed by first-class mail to each Holder's registered address, at the following redemption prices (expressed in percentages of principal amount), plus accrued and unpaid interest to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the 12-month period commencing on June 15 of the years set forth below:

                                     REDEMPTION
             PERIOD                    PRICE
             ------                  ----------
2002.............................     105.063%
2003.............................     103.375
2004.............................     101.688
2005 and thereafter..............     100.000

     In addition, at any time and from time to time prior to June 15, 2000, the Company may redeem in the aggregate up to 35% of the original principal amount of the Notes with the proceeds of one or more Public Equity Offerings following which there is a Public Market, at a redemption price (expressed as a percentage of principal amount) of 110.125% plus accrued and unpaid interest, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided, however, that at least 65% of the original aggregate principal amount of the Notes must remain outstanding after each such redemption.

SELECTION

     In the case of any partial redemption, selection of the Notes for redemption will be made by the Trustee on a pro rata basis, by lot or by such other method as the Trustee in its sole discretion shall deem to be fair and appropriate, although no Note of $1,000 in original principal amount or less will be redeemed in part. If any Note is to be redeemed in part only, the notice of redemption relating to such Note shall state the portion of the principal amount thereof to be redeemed. A new Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Note.

SUBSIDIARY GUARANTIES

     Each of BMG, BMG Holdings, Inc., an Ontario corporation, Lobdell, Winchester Fabrication Corporation, a Michigan corporation, Creative Fabrication Corporation, a Tennessee corporation, Parallel Group International, Inc., an Indiana corporation, Laserweld International, L.L.C., an Indiana limited liability company, Concept Management Corporation, a Michigan corporation, and Lewis Emery Capital Corporation, a Michigan corporation (each a "Subsidiary Guarantor"), irrevocably and unconditionally Guarantee, as primary obligors and not merely as sureties, on an unsecured senior subordinated basis the performance and punctual payment when due, whether at Stated Maturity, by acceleration or otherwise, of all obligations of the Company under the Indenture and the Notes, whether for payment of principal of or interest on the Notes, expenses, indemnification or otherwise (all such obligations guaranteed by the Subsidiary Guarantors being herein called the "Guaranteed Obligations"). The Subsidiary Guarantors agree to pay, in addition to the amount stated above, any and all expenses (including reasonable counsel fees and expenses) incurred by the Trustee or the Holders in enforcing any rights under the Subsidiary Guaranties. Each Subsidiary Guaranty will be limited in amount to an amount not to exceed the maximum amount that can be guaranteed by the applicable Subsidiary Guarantor without rendering such Subsidiary Guaranty voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally. After the Issue Date, the Company will cause each Restricted Subsidiary that becomes an obligor or guarantor with respect to any of the obligations under one or more of the Bank Credit Agreements to execute and deliver to the Trustee a supplemental indenture pursuant to which such Restricted Subsidiary will Guarantee payment of the Notes. See "Certain Covenants -- Future Subsidiary Guarantors" below.

     Each Subsidiary Guaranty is a continuing guarantee and shall (a) remain in full force and effect until payment in full of all the Guaranteed Obligations,
(b) be binding upon each Subsidiary Guarantor and (c) inure to the benefit of and be enforceable by the Trustee, the Holders and their successors, transferees and assigns. A Subsidiary Guaranty will be released upon the sale of all the capital stock, or all or substantially all of the assets, of the applicable Subsidiary Guarantor if such sale is made in compliance with the Indenture.

SUBORDINATION

     The indebtedness evidenced by the Notes and the Subsidiary Guaranties represents senior subordinated obligations of the Company and the Subsidiary Guarantors, as the case may be. The payment of the principal of, premium (if any) and interest on the Notes, the payment of any Subsidiary Guaranty and all other Obligations under or in connection with the Notes, the Subsidiary Guaranties, the Indenture and/or any related agreements, documents or instruments are subordinate in right of payment, as set forth in the Indenture, to the prior payment in full of all Senior Indebtedness of the Company or the relevant Subsidiary Guarantor, as the case may be, whether outstanding on the Issue Date or thereafter incurred, including all Obligations of the Company and such Subsidiary Guarantor under the Senior Credit Facility. The Notes and the Subsidiary Guaranties are also effectively subordinated to any Secured Indebtedness of the Company and the Subsidiary Guarantors to the extent of the value of the assets securing such Indebtedness and to any liabilities of Subsidiaries other than the Subsidiary Guarantors.

     As of March 31, 1997, after giving pro forma effect to the Offering and the Senior Credit Facility, (i) the Company would have had no outstanding Senior Indebtedness (excluding unused commitments under the Senior Credit Facility) and
(ii) Senior Indebtedness of the Subsidiary Guarantors would have been approximately $16.7 million. Although the Indenture contains limitations on the amount of additional Indebtedness that the Company and its Restricted Subsidiaries may incur, under certain circumstances the amount of such Indebtedness could be substantial and, in any case, such Indebtedness may be Senior Indebtedness. See "Certain Covenants -- Limitation on Indebtedness."

     Only Indebtedness of the Company or a Subsidiary Guarantor that is Senior Indebtedness will rank senior to the Notes and the relevant Subsidiary Guaranty in accordance with the provisions of the Indenture. The Notes and each Subsidiary Guaranty will in all respects rank pari passu with all other senior subordinated Indebtedness of the Company and the relevant Subsidiary Guarantor, respectively. The Company and each Subsidiary Guarantor has agreed in the Indenture that it will not Incur, directly or indirectly, any Indebtedness that is subordinate or junior in ranking in right of payment to its Senior Indebtedness unless such Indebtedness is pari passu with or is expressly subordinated in right of payment to the Notes. Unsecured Indebtedness is not deemed to be subordinated or junior merely because it is unsecured.

     The Company may not pay, directly or indirectly, principal of, premium (if any) or interest on, the Notes or any other Obligations under or in connection with the Notes, the Indenture and/or any related agreements, documents or instruments or make any deposit pursuant to the provisions described under "-- Defeasance" below and may not repurchase, redeem or otherwise retire any Notes (collectively, "pay the Subordinated Debt") if (i) any Senior Indebtedness is not paid when due or (ii) any other default on any such Senior Indebtedness occurs and the maturity of such Senior Indebtedness is accelerated in accordance with its terms unless, in either case, the default has been cured or waived and any such acceleration has been rescinded or such Senior Indebtedness has been paid in full in cash. However, the Company may pay the Subordinated Debt without regard to the foregoing if the Company and the Trustee receive written notice approving such payment from the Representative of the Senior Indebtedness with respect to which either of the events set forth in clause (i) or (ii) of the immediately preceding sentence has occurred and is continuing. During the continuance of any default (other than a default described in clauses (i) and (ii) of the second preceding sentence) with respect to any Senior Indebtedness pursuant to which the maturity thereof may be accelerated immediately without further notice (except such notice as may be required to effect such acceleration) or the expiration of any applicable grace periods, the Company may not pay the Subordinated Debt for a period (a "Payment Blockage Period") commencing upon the receipt by the Trustee (with a copy to the Company) of written notice (a "Blockage Notice") of such default from the Representative of the holders of such Designated Senior Indebtedness specifying an election to effect a Payment Blockage Period and ending 180 days thereafter (or earlier if such Payment Blockage Period is terminated (i) by written notice to the Trustee and the Company from the Person or Persons who gave such Blockage Notice, (ii) because the default giving rise to such Blockage Notice has been waived in writing or (iii) because such Designated Senior Indebtedness has been repaid in full in cash). Notwithstanding the provisions described in the immediately preceding sentence, unless the holders of such Designated Senior Indebtedness or the Representative of such holders has accelerated the maturity of such Designated Senior Indebtedness, the Company may resume payments on the Notes after the end of such Payment Blockage Period. The Notes shall not be subject to more than one Payment Blockage Period in any consecutive 360-day period, irrespective of the number of such nonpayment defaults with respect to Designated Senior Indebtedness during such period.

     Upon any payment or distribution of the assets of the Company of any kind or character, whether in cash, property or securities, to creditors upon a total or partial liquidation or dissolution or reorganization of or similar proceeding relating to the Company or its property or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding, the holders of Senior Indebtedness will be entitled to receive payment in full in cash of such Senior Indebtedness before the Noteholders are entitled to receive any payment, and, until the Senior Indebtedness is paid in full in cash, any payment or distribution to which Noteholders would be entitled but for the subordination provisions of the Indenture will be made to holders of such Senior Indebtedness as their interests may appear. If a payment or distribution is made to Noteholders that, due to the subordination provisions, should not have been made to them, such Noteholders are required to hold it in trust for the holders of Senior Indebtedness and pay it over to them as their interests may appear.

     The obligations of a Subsidiary Guarantor under its Subsidiary Guaranty are senior subordinated obligations. As such, the rights of Noteholders to receive payment by a Subsidiary Guarantor pursuant to its Subsidiary Guaranty will be subordinated in right of payment to the rights of holders of Senior Indebtedness of such Subsidiary Guarantor. The terms of the subordination provisions described above with respect to the Company's obligations under the Notes apply equally to a Subsidiary Guarantor and the obligations of such Subsidiary Guarantor under its Subsidiary Guaranty.

     By reason of the subordination provisions contained in the Indenture, in the event of insolvency, creditors of the Company or a Subsidiary Guarantor who are holders of Senior Indebtedness of the Company or a Subsidiary Guarantor, as the case may be, may recover more, ratably, than the Noteholders, and creditors of the Company who are not holders of Senior Indebtedness may recover less, ratably, than holders of Senior Indebtedness and may recover more, ratably, than the Noteholders.

     The terms of the subordination provisions described above will not apply to payments from money or the proceeds of U.S. Government Obligations held in trust by the Trustee for the payment of principal of and interest on the Notes pursuant to and in accordance with the provisions described under "-- Defeasance."

CHANGE OF CONTROL

     Upon the occurrence of a Change of Control, each Holder shall have the right to require that the Company repurchase all or a portion of such Holder's Notes at a purchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of repurchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), in accordance with the provisions of the next paragraph.

     Within 30 days following any Change of Control, the Company shall mail a notice to each Holder with a copy to the Trustee stating: (1) that a Change of Control has occurred and that such Holder has the right to require the Company to purchase such Holder's Notes at a purchase price in cash equal to 101% of the principal amount outstanding at the repurchase date plus accrued and unpaid interest, if any, to the date of repurchase (subject to the right of Holders of record on the relevant record date to receive interest on the relevant interest payment date); (2) the circumstances and relevant facts and relevant financial information regarding such Change of Control; (3) the repurchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed); and (4) the instructions determined by the Company, consistent with the covenant described hereunder, that a Holder must follow in order to have its Notes repurchased.

     The Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to the covenant described hereunder. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the covenant described hereunder, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the covenant described hereunder by virtue thereof.

     The occurrence of certain of the events which would constitute a Change of Control would constitute a default under the Senior Credit Facility. Future Senior Indebtedness of the Company may contain prohibitions of certain events which would constitute a Change of Control or require such Senior Indebtedness to be repurchased upon a Change of Control. Moreover, the exercise by the Holders of their right to require the Company to repurchase the Notes could cause a default under such Senior Indebtedness, even if the Change of Control itself does not, due to the financial effect of such repurchase on the Company. Finally, the Company's ability to pay cash to the Holders upon a repurchase may be limited by the Company's then existing financial resources. There can be no assurance that sufficient funds will be available when necessary to make any repurchases required in connection with a Change of Control. The Company's failure to purchase the Notes in connection with a Change in Control would result in a default under the Indenture which would, in turn, constitute a default under the Senior Credit Facility. In such circumstances, the subordination provisions in the Indenture would likely restrict payment to the Holders of the Notes.

BOOK-ENTRY, DELIVERY AND FORM

     Except as set forth below, the Old Notes have been issued and the New Notes will initially be issued in the form of a Global Note. The Global Note will be deposited with, or on behalf of, the Depository and registered in the name of the Depository or its nominee. Except as set forth below, the Global Note may be transferred, in whole and not in part, only to the Depository or another nominee of the Depository. Investors may hold their beneficial interests in the Global Note directly through the Depository if they have an account with the Depository or indirectly through organizations which have accounts with the Depository.

     New Notes issued in exchange for Old Notes that were (i) originally issued to institutional "accredited investors" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act) who are not qualified institutional buyers ("QIBs") or (ii) issued as described below under "-- Certificated Notes" will be issued in definitive form. Upon the transfer of a Note in definitive form, such Note will, unless the Global Note has previously been exchanged for Notes in definitive form, be exchanged for an interest in the Global Note representing the principal amount of Notes being, transferred.

     The Depository has advised the Company as follows: The Depository is a limited-purpose trust company and organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and "a clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934 (the "Exchange Act"). The Depository was created to hold securities of institutions that have accounts with the Depository ("participants") and to facilitate the clearance and settlement of securities transactions among its participants in such securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. The Depository's participants include securities brokers and dealers (which may include the Initial Purchasers), banks, trust companies, clearing corporations and certain other organizations. Access to the Depository's book-entry system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, whether directly or indirectly.

     Upon the issuance of a Global Note, the Depository will credit, on its book-entry registration and transfer system, the principal amount of the Notes represented by such Global Note to the accounts of participants. The accounts to be credited shall be designated by the Initial Purchasers of such Notes. Ownership of beneficial interests in the Global Note will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests in the Global Note will be shown on, and the transfer of those ownership interests will be effected only through, records maintained by the Depository (with respect to participants' interest) and such participants (with respect to the owners of beneficial interests in the Global Note other than participants). The laws of some jurisdictions may require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and laws may impair the ability to transfer or pledge beneficial interests in a Global Note.

     So long as the Depository, or its nominee, is the registered holder and owner of such Global Note, the Depository or such nominee, as the case may be, will be considered the sole legal owner and holder of the related Notes for all purposes of such Notes and the Indenture. Except as set forth below, owners of beneficial interests in a Global Note will not be entitled to have the Notes represented by such Global Note registered in their names, will not receive or be entitled to receive physical delivery of certificated Notes in definitive form and will not be considered to be the owners or holders of any Notes under such Global Note. The Company understands that under existing industry practice, in the event an owner of a beneficial interest in a Global Note desires to take any action that the Depository, as the holder of a Global Note, is entitled to take, the Depository would authorize the participants to take such action, and that the participants would authorize beneficial owners owning through such participants to take such action or would otherwise act upon the instructions of beneficial owners owning through them.

     Payment of principal of and interest on Notes represented by a Global Note registered in the name of and held by the Depository or its nominee will be made to the Depository or its nominee, as the case may be, as the registered owner and holder of such Global Note.

     The Company expects that the Depository or its nominee, upon receipt of any payment of principal of or interest on a Global Note, will credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such Global Note as shown on the records of the Depository or its nominee. The Company also expects that payments by participants to owners of beneficial interests in a Global Note held through such participants will be governed by standing instructions and customary practices and will be the responsibility of such participants. The Company will not have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in a Global Note for any Note or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests or for any other aspect of the relationship between the Depository and its participants or the relationship between such participants and the owners of beneficial interests in such Global Note owned through such participants.

     Unless and until it is exchanged in whole or in part for certificated Notes in definitive form, a Global Note may not be transferred except as a whole by the Depository to a nominee of such Depository or by a nominee of such Depository to such Depository or another nominee of such Depository.

     Although the Depository has agreed to the foregoing procedures in order to facilitate transfers of interests in a Global Note among participants of the Depository, it is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. Neither the Trustee nor the Company will have any responsibility for the performance by the Depository or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

CERTIFICATED NOTES

     The Notes represented by a Global Note are exchangeable for certificated Notes in definitive form of like tenor as such Notes in denominations of U.S.$1,000 and integral multiples thereof if (i) the Depository notifies the Company that it is unwilling or unable to continue as Depository for such Global Note or if at any time the Depository ceases to be a clearing agency registered under the Exchange Act, (ii) the Company in its discretion at any time determines not to have all of the Notes represented by a Global Note or (iii) a default entitling the holders of the Notes to accelerate the maturity thereof has occurred and is continuing. Any Note that is exchangeable pursuant to the preceding sentence is exchangeable for certificated Notes issuable in authorized denominations and registered in such names as the Depository shall direct. Subject to the foregoing, a Global Note is not exchangeable, except for a Global Note of the same aggregate denomination to be registered in the name of the Depository or its nominee.

CERTAIN COVENANTS

     The Indenture contains covenants including, among others, the following:

     Limitation on Indebtedness. (a) The Company shall not, and shall not permit any Restricted Subsidiary to, Incur, directly or indirectly, any Indebtedness unless, immediately after giving effect to such Incurrence, the Consolidated Coverage Ratio exceeds 2.00 to 1 if such Indebtedness is Incurred prior to June 15, 1999 or 2.25 to 1 if such Indebtedness is Incurred thereafter.

     (b) Notwithstanding the foregoing paragraph (a), the Company and its Restricted Subsidiaries may Incur any or all of the following Indebtedness: (1) Indebtedness and other Obligations Incurred pursuant to the Bank Credit Agreements; provided, however, that, after giving effect to any such Incurrence, the aggregate principal amount of such Indebtedness and other Obligations then outstanding does not exceed the greater of (i) $110 million and (ii) the sum of
(x) 60% of the net book value of the inventory of the Company and its Restricted Subsidiaries, and (y) 90% of the net book value of the accounts receivable of the Company and its

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

Restricted Subsidiaries, in each case determined in accordance with GAAP, and
(z) $70 million; (2) Indebtedness represented by the Notes issued in the Offering (and the New Notes); (3) Indebtedness outstanding on the Issue Date (other than Indebtedness described in clause (1) of this paragraph), including, without limitation, the Existing Preferred Stock; (4) Indebtedness of the Company owed to and held by any Wholly Owned Subsidiary or Indebtedness of a Restricted Subsidiary owed to and held by the Company or a Wholly Owned Subsidiary; provided, however, that any subsequent issuance or transfer of any Capital Stock which results in any such Wholly Owned Subsidiary ceasing to be a Wholly Owned Subsidiary or any subsequent transfer of such Indebtedness (other than to the Company or a Wholly Owned Subsidiary) shall be deemed, in each case, to constitute the Incurrence of such Indebtedness by the issuer thereof; (5) Refinancing Indebtedness in respect of Indebtedness Incurred pursuant to paragraph (a) or pursuant to clause (1), (2), (3) or this clause (5); (6) Indebtedness in respect of performance bonds, bankers' acceptances, letters of credit and surety or appeal bonds entered into by the Company and the Restricted Subsidiaries in the ordinary course of their business; (7) Hedging Obligations consisting of Interest Rate Agreements and Currency Agreements entered into in the ordinary course of business and not for the purpose of speculation; provided, however, that, in the case of Currency Agreements and Interest Rate Agreements, such Currency Agreements and Interest Rate Agreements do not increase the Indebtedness of the Company outstanding at any time other than as a result of fluctuations in foreign currency exchange rates or interest rates or by reason of fees, indemnities and compensation payable thereunder; (8) Purchase Money Indebtedness and Capital Lease Obligations Incurred to finance the acquisition or improvement by the Company or a Restricted Subsidiary of any assets in the ordinary course of business and which do not exceed $15 million in the aggregate at any time outstanding; (9) Indebtedness and other Obligations represented by the Subsidiary Guaranties and Guarantees of Indebtedness Incurred pursuant to the Bank Credit Agreements; (10) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business, provided that such Indebtedness is extinguished within five business days of Incurrence; (11) Indebtedness of the Company and its Restricted Subsidiaries arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, in any case Incurred in connection with the disposition of any assets of the Company or any Restricted Subsidiary (other than Guarantees of Indebtedness Incurred by any Person acquiring all or any portion of such assets for the purpose of financing such acquisition), in a principal amount not to exceed the gross proceeds actually received by the Company or any Restricted Subsidiary in connection with such disposition; (12) Tooling Indebtedness; and
(13) Indebtedness in an aggregate principal amount which, together with all other Indebtedness of the Company and its Restricted Subsidiaries outstanding on the date of such Incurrence (other than Indebtedness permitted by clauses (1) through (12) above or paragraph (a)), does not exceed $20 million.

     (c) Notwithstanding the foregoing, the Company shall not, and shall not permit any Restricted Subsidiary to, Incur any Indebtedness pursuant to the foregoing paragraph (b) if the proceeds thereof are used, directly or indirectly, to Refinance (i) any Subordinated Obligations unless such Indebtedness shall be subordinated to the Notes and the Subsidiary Guaranties, as applicable, to at least the same extent as such Subordinated Obligations or
(ii) any Senior Subordinated Indebtedness unless such Indebtedness shall be Senior Subordinated Indebtedness or shall be subordinated to the Notes and the Subsidiary Guaranties, as applicable.

     (d) For purposes of determining compliance with the foregoing covenant, (i) in the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness described above, the Company, in its sole discretion, will classify such item of Indebtedness and only be required to include the amount and type of such Indebtedness in one of the above clauses and (ii) an item of Indebtedness may be divided and classified in more than one of the types of Indebtedness described above.

     (e) Notwithstanding paragraphs (a) and (b) above, the Company shall not, and shall not permit any Subsidiary Guarantor to, Incur (i) any Indebtedness if such Indebtedness is subordinate or junior in ranking in any respect to any Senior Indebtedness of the Company or such Subsidiary Guarantor, as applicable, unless such Indebtedness is Senior Subordinated Indebtedness or is expressly subordinated in right of payment to Senior Subordinated Indebtedness or (ii) any Secured Indebtedness that is not Senior Indebtedness of the

Company or such Subsidiary Guarantor, as applicable, unless contemporaneously therewith effective provision is made to secure the Notes or the Subsidiary Guaranty, as applicable, equally and ratably with such Secured Indebtedness for so long as such Secured Indebtedness is secured by a Lien.

     Limitation on Restricted Payments. (a) The Company shall not, and shall not permit any Restricted Subsidiary, directly or indirectly, to make a Restricted Payment if at the time the Company or such Restricted Subsidiary makes such Restricted Payment: (1) a Default shall have occurred and be continuing (or would result therefrom); (2) the Company is not able to Incur an additional $1.00 of Indebtedness pursuant to paragraph (a) of the covenant described under "-- Limitation on Indebtedness"; or (3) the aggregate amount of such Restricted Payment together with all other Restricted Payments (the amount of any payments made in property other than cash to be valued at the fair market value of such property, as determined in good faith by the Board of Directors) declared or made since the Issue Date would exceed the sum of: (A) 50% of the Consolidated Net Income accrued during the period (treated as one accounting period) from the beginning of the fiscal quarter immediately following the fiscal quarter during which the Notes are originally issued to the end of the most recent fiscal quarter prior to the date of such Restricted Payment for which financial statements are available (or, in case such Consolidated Net Income accrued during such period (treated as one accounting period) shall be a deficit, minus 100% of such deficit); (B) the aggregate Net Cash Proceeds received by the Company from the issuance or sale of its Capital Stock (other than Disqualified Stock) subsequent to the Issue Date (other than an issuance or sale to a Subsidiary of the Company); (C) the amount by which Indebtedness of the Company or its Restricted Subsidiaries is reduced on the Company's balance sheet upon the conversion or exchange (other than by a Subsidiary of the Company) subsequent to the Issue Date, of any Indebtedness of the Company or its Restricted Subsidiaries convertible or exchangeable for Capital Stock (other than Disqualified Stock) of the Company (less the amount of any cash, or the fair value of any other property, distributed by the Company or any Restricted Subsidiary upon such conversion or exchange); (D) an amount equal to the sum of
(i) the net reduction in Investments in Unrestricted Subsidiaries resulting from dividends, repayments of loans or advances or other transfers of assets subsequent to the Issue Date, in each case to the Company or any Restricted Subsidiary from Unrestricted Subsidiaries, and (ii) the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of an Unrestricted Subsidiary at the time such Unrestricted Subsidiary is designated a Restricted Subsidiary; provided, however, that the foregoing sum shall not exceed, in the case of any Unrestricted Subsidiary, the amount of Investments previously made (and treated as a Restricted Payment) by the Company or any Restricted Subsidiary in such Unrestricted Subsidiary; and
(E) $5 million.

     (b) The provisions of the foregoing paragraph (a) shall not prohibit: (i) any purchase or redemption of Capital Stock or Subordinated Obligations of the Company or any Restricted Subsidiary made in exchange for, or out of the proceeds of the substantially concurrent sale of, Capital Stock of the Company (other than Disqualified Stock and other than Capital Stock issued or sold to a Subsidiary of the Company); provided, however, that (A) such purchase or redemption shall be excluded from the calculation of the amount of Restricted Payments and (B) the Net Cash Proceeds from such sale shall be excluded from the calculation of amounts under clause (3)(B) of paragraph (a) above; (ii) any purchase or redemption of (A) Subordinated Obligations of the Company made in exchange for, or out of the proceeds of the substantially concurrent sale of, Indebtedness of the Company which is permitted to be Incurred pursuant to paragraphs (b) and (c) of the covenant described under "-- Limitation on Indebtedness" or (B) Subordinated Obligations of a Restricted Subsidiary made in exchange for, or out of the proceeds of the substantially concurrent sale of, Indebtedness of such Restricted Subsidiary or the Company which is permitted to be Incurred pursuant to paragraphs (b) and (c) of the covenant described under "-- Limitation on Indebtedness"; provided, however, that such purchase or redemption shall be excluded from the calculation of the amount of Restricted Payments; (iii) any purchase or redemption of (A) Disqualified Stock of the Company made in exchange for, or out of the proceeds of the substantially concurrent sale of, Disqualified Stock of the Company or (B) Disqualified Stock of a Restricted Subsidiary made in exchange for, or out of the proceeds of the substantially concurrent sale of, Disqualified Stock of such Restricted Subsidiary or the Company; provided, however, that (1) at the time of such exchange, no Default or Event of Default shall have occurred and be continuing or would result therefrom and (2) such purchase or redemption will be excluded from the calculation of the amount of Restricted Payments; (iv) dividends paid within 60 days after the date of declaration thereof if at such date of declaration such dividend would have complied with this covenant; provided, however, that at the time of payment of such dividend, no other Default shall have occurred and be continuing (or would result therefrom); provided, further, however, that such dividend shall be included in the calculation of the amount of Restricted Payments; (v) the repurchase of shares of, or options to purchase shares of, Capital Stock of the Company or any of its Subsidiaries from officers, former officers employees, former employees, directors or former directors of the Company or any of its Subsidiaries (or permitted transferees of such employees, former employees, directors or former directors), pursuant to the terms of the agreements (including employment agreements) or plans (or amendments thereto) approved by the Board of Directors under which such individuals purchase or sell, or are granted the option to purchase or sell, shares of such common stock; provided, however, that the aggregate amount of such repurchases shall not exceed $2.5 million in any one year and $5.0 million in the aggregate; provided, further, however, that (1) at the time of such repurchase, no Default or Event of Default shall have occurred and be continuing or would result therefrom and (2) all such repurchases shall be included in the calculation of the amount of Restricted Payments; or (vi) dividends and redemptions required to be made with respect to the Existing Preferred Stock; provided, however, that (1) at the time of any such dividend or redemption, no Default or Event of Default shall have occurred and be continuing or would result therefrom and (2) all such dividends and redemptions shall be included in the calculation of the amount of Restricted Payments.

     Limitation on Restrictions on Distributions from Restricted
Subsidiaries. The Company shall not, and shall not permit any Restricted Subsidiary to, create or otherwise cause or permit to exist or become effective any consensual encumbrance or consensual restriction on the ability of any Restricted Subsidiary (a) to pay dividends or make any other distributions on its Capital Stock to the Company or a Restricted Subsidiary or pay any Indebtedness owed to the Company, (b) to make any loans or advances to the Company or (c) transfer any of its property or assets to the Company, except:
(i) any encumbrance or restriction pursuant to an agreement in effect at or entered into on the Issue Date; (ii) any encumbrance or restriction with respect to a Restricted Subsidiary pursuant to an agreement relating to any Indebtedness Incurred by such Restricted Subsidiary which was entered into on or prior to the date on which such Restricted Subsidiary was acquired by the Company (other than as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was acquired by the Company) and outstanding on such date; (iii) any encumbrance or restriction pursuant to an agreement effecting a Refinancing of Indebtedness Incurred pursuant to an agreement referred to in clause (i) or
(ii) of this covenant (or effecting a Refinancing of such Refinancing Indebtedness pursuant to this clause (iii)) or contained in any amendment to an agreement referred to in clause (i) or (ii) of this covenant or this clause
(iii); provided, however, that the encumbrances and restrictions with respect to such Restricted Subsidiary contained in any such refinancing agreement or amendment are no more restrictive in any material respect than the encumbrances and restrictions with respect to such Restricted Subsidiary contained in such agreements; (iv) any such encumbrance or restriction consisting of customary non-assignment provisions in leases governing leasehold interests to the extent such provisions restrict the transfer of the lease or the property leased thereunder; (v) in the case of clause (c) above, restrictions contained in security agreements or mortgages securing Indebtedness (other than Tooling Indebtedness) of a Restricted Subsidiary to the extent such restrictions restrict the transfer of the property subject to such security agreements or mortgages; (vi) any restriction with respect to a Restricted Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all the Capital Stock or assets of such Restricted Subsidiary pending the closing of such sale or disposition; and (vii) any restriction imposed by applicable law.

     Limitation on Sales of Assets and Subsidiary Stock. The Company shall not, and shall not permit any Restricted Subsidiary to, consummate any Asset Disposition unless the Company or such Restricted Subsidiary receives consideration at the time of such Asset Disposition at least equal to the fair market value (including as to the value of all non-cash consideration), as determined in good faith by the Board of Directors, of the shares and assets subject to such Asset Disposition and at least 75% of the consideration therefor received by the Company or such Restricted Subsidiary is in the form of cash or cash equivalents. For the purposes of this covenant, the following are deemed to be cash and cash equivalents: (x) the assumption of Indebtedness of the Company or any Restricted Subsidiary and the release of the Company or such Restricted

Subsidiary from all liability on such Indebtedness in connection with such Asset Disposition and (y) securities received by the Company or any Restricted Subsidiary from the transferee that are immediately converted by the Company or such Restricted Subsidiary into cash.

     With respect to any Asset Disposition occurring on or after the Issue Date from which the Company or any Restricted Subsidiary receives Net Available Cash, the Company or such Restricted Subsidiary shall (i) within 360 days after the date such Net Available Cash is received and to the extent the Company or such Restricted Subsidiary elects (or is required by the terms of any Senior Indebtedness) to (A) apply an amount equal to such Net Available Cash to prepay, repay or purchase Senior Indebtedness of the Company or such Restricted Subsidiary, in each case owing to a Person other than the Company or any Affiliate of the Company, or (B) invest an equal amount, or the amount not so applied pursuant to clause (A), in Additional Assets (including by means of an Investment in Additional Assets by a Restricted Subsidiary with Net Available Cash received by the Company or another Restricted Subsidiary) and (ii) apply such excess Net Available Cash (to the extent not applied pursuant to clause
(i)) as provided in the following paragraphs of the covenant described hereunder; provided, however, that in connection with any prepayment, repayment or purchase of Senior Indebtedness pursuant to clause (A) above, the Company or such Restricted Subsidiary shall retire such Senior Indebtedness and shall cause the related loan commitment (if any) to be permanently reduced in an amount equal to the principal amount so prepaid, repaid or purchased. The amount of Net Available Cash required to be applied pursuant to clause (ii) above and not theretofore so applied shall constitute "Excess Proceeds." Pending application of Net Available Cash pursuant to this provision, such Net Available Cash shall be invested in Temporary Cash Investments.

     If at any time the aggregate amount of Excess Proceeds not theretofore subject to an Excess Proceeds Offer (as defined below) totals at least $5 million, the Company shall, not later than 30 days after the end of the period during which the Company is required to apply such Excess Proceeds pursuant to clause (i) of the immediately preceding paragraph (or, if the Company so elects, at any time within such period), make an offer (an "Excess Proceeds Offer") to purchase from the Holders on a pro rata basis an aggregate principal amount of Notes equal to the Excess Proceeds (rounded down to the nearest multiple of $1,000) on such date, at a purchase price equal to 100% of the principal amount of such Notes, plus, in each case, accrued interest (if any) to the date of purchase (the "Excess Proceeds Payment"). Upon completion of an Excess Proceeds Offer the amount of Excess Proceeds remaining after application pursuant to such Excess Proceeds Offer, (including payment of the purchase price for Notes duly tendered) may be used by the Company for any corporate purpose (to the extent not otherwise prohibited by the Indenture).

     The Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations thereunder in the event that such Excess Proceeds are received by the Company under the covenant described hereunder and the Company is required to repurchase Notes as described above. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the covenant described hereunder, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the covenant described hereunder by virtue thereof.

     Limitation on Affiliate Transactions. (a) The Company shall not, and shall not permit any Restricted Subsidiary to, enter into or permit to exist any transaction or series of related transactions (including the purchase, sale, lease or exchange of any property, employee compensation arrangements or the rendering of any service) with any Affiliate of the Company (an "Affiliate Transaction") unless the terms thereof (1) are no less favorable to the Company or such Restricted Subsidiary than those that could be obtained at the time of such transaction in arm's-length dealings with a Person who is not such an Affiliate, (2) if such Affiliate Transaction (or series of related Affiliate Transactions) involve aggregate payments in an amount in excess of $1 million in any one year, (i) are set forth in writing, (ii) comply with clause (1) and
(iii) have been approved by a majority of the disinterested members of the Board of Directors and (3) if such Affiliate Transaction (or series of related Affiliate Transactions) involve aggregate payments in an amount in excess of $5 million in any one year, (i) comply with clause (2) and (ii) have been determined by a nationally recognized investment banking firm to be fair, from a financial standpoint, to the Company and its Restricted Subsidiaries.

     (b) The provisions of the foregoing paragraph (a) shall not prohibit (i) any Restricted Payment permitted to be paid pursuant to the covenant described under "-- Limitation on Restricted Payments," (ii) any issuance of securities, or other payments, awards or grants in cash, securities or otherwise, pursuant to, or the funding of, employment arrangements, stock options and stock ownership plans in the ordinary course of business and approved by the Board of Directors, (iii) the grant of stock options or similar rights to employees and directors of the Company in the ordinary course of business and pursuant to plans approved by the Board of Directors, (iv) loans or advances to employees in the ordinary course of business of the Company or its Restricted Subsidiaries,
(v) fees, compensation or employee benefit arrangements paid to and indemnity provided for the benefit of directors, officers or employees of the Company or any Subsidiary in the ordinary course of business, (vi) payments made to The Oxford Investment Group, Inc. for (x) management and consulting services in an aggregate amount not to exceed $1,000,000 in any one year and (y) investment banking services in connection with acquisition of assets or businesses, by the Company or any Subsidiary not to exceed the greater of (A) 1.25% of the purchase price paid by the Company or such Subsidiary for the assets or business acquired (including Indebtedness assumed by the Company or such Subsidiary as part of such acquisition) and (B) $200,000; or (vii) any Affiliate Transaction between the Company and a Restricted Subsidiary or between Restricted Subsidiaries in the ordinary course of business (so long as the other stockholders of any participating Restricted Subsidiaries which are not Wholly Owned Restricted Subsidiaries are not themselves Affiliates of the Company).

     Limitation on the Issuance or Sale of Capital Stock of Restricted Subsidiaries. The Company shall not (i) sell, pledge, hypothecate or otherwise dispose of any shares of Capital Stock of a Restricted Subsidiary (other than pledges of Capital Stock securing Senior Indebtedness) or (ii) permit any Restricted Subsidiary, directly or indirectly, to issue or sell or otherwise dispose of any shares of its Capital Stock other than (A) to the Company or a Wholly Owned Subsidiary, (B) directors' qualifying shares, (C) if, immediately after giving effect to such issuance or sale, such Restricted Subsidiary would no longer constitute a Restricted Subsidiary or (D) the issuance of Preferred Stock by any Subsidiary Guarantor as partial payment for the acquisition by such Subsidiary Guarantor of Additional Assets. Notwithstanding the foregoing, the Company may sell, and may permit a Restricted Subsidiary to issue and sell, up to 20% of the outstanding Common Stock of a Restricted Subsidiary to officers and employees of such Restricted Subsidiary. The proceeds of any sale of such Capital Stock permitted hereby will be treated as Net Available Cash from an Asset Disposition and must be applied in accordance with the terms of the covenant described under "-- Limitation on Sales of Assets and Subsidiary Stock."

     Limitation on Liens. The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, Incur or permit to exist any Lien of any nature whatsoever on any property of the Company or any Restricted Subsidiary (including Capital Stock of a Restricted Subsidiary), whether owned at the Issue Date or thereafter acquired, which secures Indebtedness that ranks pari passu with or is subordinated to the Notes or the Subsidiary Guaranties unless (i) if such Lien secures Indebtedness that ranks pari passu with the Notes and the Subsidiary Guaranties, the Notes are secured on an equal and ratable basis with the obligation so secured until such time as such obligation is no longer secured by a Lien or (ii) if such Lien secures Indebtedness that is subordinated to the Notes and the Subsidiary Guaranties, such Lien shall be subordinated to a Lien granted to the Holders on the same collateral as that securing such Lien to the same extent as such subordinated Indebtedness is subordinated to the Note and the Subsidiary Guaranties.

     Merger and Consolidation. The Company shall not consolidate with or merge with or into, or convey, transfer or lease, in one transaction or a series of related transactions, all or substantially all its assets to, any Person, unless: (i) the resulting, surviving or transferee Person (the "Successor Company") shall be a Person organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and the Successor Company (if not the Company) shall expressly assume, by an indenture supplemental thereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Company under the Notes and the Indenture; (ii) immediately after giving effect to such transaction on a pro forma basis (and treating any Indebtedness which becomes an obligation of the Successor Company or any Subsidiary as a result of such transaction as having been Incurred by such Successor Company or such Subsidiary at the time of such transaction), no Default shall have occurred and be continuing; (iii) except in the case of a merger the sole purpose of which is to change the Company's jurisdiction of incorporation, immediately after giving effect to such transaction on a pro forma basis, the Successor Company would be able to Incur an additional $1.00 of Indebtedness pursuant to paragraph (a) of the covenant described under "-- Limitation on Indebtedness"; (iv) immediately after giving effect to such transaction on a pro forma basis, the Successor Company shall have Consolidated Net Worth in an amount that is not less than the Consolidated Net Worth of the Company immediately prior to such transaction; and
(v) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with the Indenture. Notwithstanding the foregoing clauses (ii), (iii) and (iv), any Restricted Subsidiary may consolidate with, merge into or transfer all or part of its properties and assets to the Company.

     The Successor Company shall be the successor to the Company and shall succeed to, and be substituted for, and may exercise every right and power of, the Company under the Indenture, but the predecessor Company in the case of a conveyance, transfer or lease shall not be released from the obligation to pay the principal of and interest on the Notes.

     The Company shall not permit any Subsidiary Guarantor to consolidate with or merge with or into, or convey, transfer or lease, in one transaction or a series of transactions, all or substantially all its assets to, any Person, unless: (i) the resulting, surviving or transferee Person (if not such Subsidiary) shall be a Person organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and the Successor Company (if not such Subsidiary) shall expressly assume, by a Guaranty Agreement, in form satisfactory to the Trustee, all the obligations of such Subsidiary under its Subsidiary Guaranty; (ii) immediately after giving effect to such transaction on a pro forma basis (and treating any Indebtedness which becomes an obligation of the resulting, surviving or transferee Person as a result of such transaction as having been Incurred by such Person at the time of such transaction), no Default shall have occurred and be continuing; and (iii) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such Guaranty Agreement comply with the Indenture. The provisions of clauses (i) and (iii) above shall not apply to any transactions which constitute an Asset Disposition if the Company has complied with the applicable provisions of the covenant described under "-- Limitation on Sales of Assets and Subsidiary Stock" above.

     Future Guarantors. The Company shall cause each Restricted Subsidiary that at any time becomes an obligor or guarantor with respect to any obligations under one or more Bank Credit Agreements to execute and deliver to the Trustee a supplemental indenture pursuant to which such Restricted Subsidiary will Guarantee payment of the Notes on the same terms and conditions as those set forth in the Indenture. Each Subsidiary Guaranty will be limited in amount to an amount not to exceed the maximum amount that can be Guaranteed by the applicable Subsidiary Guarantor without rendering such Subsidiary Guaranty voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

     SEC Reports. Until such time as the Company shall become subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company shall provide the Trustee, the Initial Purchasers, the Noteholders and prospective Noteholders (upon request) with such annual reports and such information, documents and other reports as are specified in Sections 13 and 15(d) of the Exchange Act and applicable to a U.S. corporation subject to such Sections, such information, documents and other reports to be so provided at the times specified for the filing of such information, documents and reports under such Sections. Thereafter, notwithstanding that the Company may not be required to remain subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company shall file with the SEC and provide the Trustee and Noteholders and prospective Noteholders (upon request) with such annual reports and such information, documents and other reports as are specified in such Sections and applicable to a U.S. corporation subject to such Sections, such information, documents and other reports to be so filed and provided at the times specified for the filing of such information, documents and reports under such Sections; provided, however, that the Company shall not be required to file any report, document or other information with the SEC if the SEC does not permit such filing.

DEFAULTS

     An Event of Default is defined in the Indenture as (i) a default in the payment of interest on the Notes when due (whether or not such payment is prohibited by the provisions described under "Subordination" above), continued for 30 days, (ii) a default in the payment of principal of any Note when due at its Stated Maturity, upon optional redemption, upon required repurchase, upon declaration or otherwise (whether or not such payment is prohibited by the provisions described under "Subordination" above), (iii) the failure by the Company, to comply for 30 days after notice with any of its obligations under the covenants described under "-- Limitation on Indebtedness," "-- Limitation on Restricted Payments," "Limitation on Sales of Assets and Subsidiary Stock," and "Merger, Consolidation and Sale of Assets", (iv) the failure by the Company to comply for 60 days after notice with its other agreements contained in the Indenture, (v) Indebtedness of the Company or any Restricted Subsidiary is not paid within any applicable grace period after final maturity or is accelerated by the holders thereof because of a default and the total amount of such Indebtedness unpaid or accelerated exceeds $5 million (the "cross-acceleration provision"), (vi) certain events of bankruptcy, insolvency or reorganization of the Company or a Significant Subsidiary (the "bankruptcy provisions"), (vii) any judgment or decree for the payment of money in excess of $5 million is rendered against the Company or a Restricted Subsidiary, remains outstanding following such judgment and is not discharged, waived or stayed within 60 days after entry of such judgment or decree (the "judgment default provision"), or (viii) a Subsidiary Guaranty ceases to be in full force and effect (other than in accordance with the terms of such Subsidiary Guaranty) or a Subsidiary Guarantor denies or disaffirms its obligations under its Subsidiary Guaranty. However, a default under clause (iii) or (iv) will not constitute an Event of Default until the Trustee or the Holders of 25% in principal amount of the outstanding Notes notify the Company of the default and the Company does not cure such default within the time specified in clauses (iii) and (iv) hereof after receipt of such notice.

     If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the outstanding Notes may declare the principal of and accrued but unpaid interest on all the Notes to be due and payable. Upon such a declaration, such principal and interest shall be due and payable immediately. If an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Company occurs and is continuing, the principal of and interest on all the Notes will ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders of the Notes. Under certain circumstances, the Holders of a majority in principal amount of the outstanding Notes may rescind any such acceleration with respect to the Notes and its consequences.

     Subject to the provisions of the Indenture relating to the duties of the Trustee, in case an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee reasonable indemnity or security against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no Holder may pursue any remedy with respect to the Indenture or the Notes unless (i) such Holder has previously given the Trustee notice that an Event of Default is continuing, (ii) Holders of at least 25% in principal amount of the outstanding Notes have requested the Trustee to pursue the remedy, (iii) such Holders have offered the Trustee reasonable security or indemnity against any loss, liability or expense,
(iv) the Trustee has not complied with such request within 60 days after the receipt thereof and the offer of security or indemnity and (v) the Holders of a majority in principal amount of the outstanding Notes have not given the Trustee a direction inconsistent with such request within such 60-day period. Subject to certain restrictions, the Holders of a majority in principal amount of the outstanding Notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Trustee, however, may refuse to follow any direction that conflicts with law or the Indenture or that the Trustee determines is unduly prejudicial to the rights of any other Holder or that would involve the Trustee in personal liability.

     The Indenture provides that if a Default occurs and is continuing and is known to the Trustee, the Trustee must mail to each Holder notice of the Default within 90 days after it occurs. Except in the case of a Default in the payment of principal of or interest on any Note, the Trustee may withhold notice if and so long

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

as a committee of its trust officers determines that withholding notice is not opposed to the interest of the Holders. In addition, the Company is required to deliver to the Trustee, within 120 days after the end of each fiscal year, a certificate indicating whether the signers thereof know of any Default that occurred during the previous year. The Company also is required to deliver to the Trustee, within 30 days after the occurrence thereof, written notice of any event which would constitute certain Defaults, their status and what action the Company is taking or proposes to take in respect thereof.

AMENDMENTS AND WAIVERS

     Subject to certain exceptions, the Indenture may be amended with the consent of the Holders of a majority in principal amount of the Notes then outstanding (including consents obtained in connection with a tender offer or exchange for the Notes) and any past default or compliance with any provisions may also be waived with the consent of the Holders of a majority in principal amount of the Notes then outstanding. However, without the consent of each Holder of an outstanding Note affected thereby, no amendment may, among other things, (i) reduce the amount of Notes whose Holders must consent to an amendment, (ii) reduce the rate of or extend the time for payment of interest on any Note, (iii) reduce the principal of or extend the Stated Maturity of any Note, (iv) reduce the premium payable upon the redemption of any Note or change the time at which any Note may be redeemed as described under "-- Optional Redemption" above, (v) make any Note payable in money other than that stated in the Note, (vi) impair the right of any Holder to institute suit for the enforcement of any payment on or with respect to such Holder's Notes or any Subsidiary Guaranty, (vii) make any change in the amendment provisions which require each Holder's consent or in the waiver provisions or (viii) make any change to the subordination provisions of the Indenture that would adversely affect the Noteholders.

     Without the consent of any Holder, the Company and Trustee may amend the Indenture to cure any ambiguity, omission, defect or inconsistency, to provide for the assumption by a successor corporation of the obligations of the Company under the Indenture, to provide for uncertificated Notes in addition to or in place of certificated Notes (provided that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Notes are described in Section 163(f)(2)(B) of the
Code), to add guarantees with respect to the Notes, to release Subsidiary Guarantors when permitted by the Indenture, to secure the Notes, to add to the covenants of the Company for the benefit of the Holders or to surrender any right or power conferred upon the Company, to make any change that does not adversely affect the rights of any Holder or to comply with any requirement of the SEC in connection with the qualification of the Indenture under the Trust Indenture Act. However, no amendment may be made to the subordination provisions of the Indenture that adversely affects the rights of any holder of Senior Indebtedness then outstanding unless the holders of such Senior Indebtedness (or their Representative) consents to such change.

     The consent of the Holders is not necessary under the Indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.

     After an amendment under the Indenture becomes effective, the Company is required to mail to Holders a notice briefly describing such amendment. However, the failure to give such notice to all Holders, or any defect therein, will not impair or affect the validity of the amendment.

TRANSFER

     Certificated Notes will be issued in registered form and will be transferable only upon the surrender of the Notes being transferred for registration of transfer. The Company may require payment of a sum sufficient to cover any tax, assessment or other governmental charge payable in connection with certain transfers and exchanges.

DEFEASANCE

     The Company at any time may terminate all its obligations under the Notes and the Indenture ("legal defeasance"), except for certain obligations, including those respecting the defeasance trust and obligations to register the transfer or exchange of the Notes, to replace mutilated, destroyed, lost or stolen Notes and to maintain a registrar and paying agent in respect of the Notes. The Company at any time may terminate its obligations under "-- Change of Control" and under the covenants described under "-- Certain Covenants" (other than the covenant described under "-- Merger and Consolidation"), the operation of the cross-acceleration provision, the bankruptcy provisions with respect to Significant Subsidiaries and the judgment default provision described under "-- Defaults" above and the limitations contained in clauses (iii) and (iv) under "Certain Covenants -- Merger and Consolidation" above ("covenant defeasance").

     The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option. If the Company exercises its legal defeasance option, payment of the Notes may not be accelerated because of an Event of Default with respect thereto. If the Company exercises its covenant defeasance option, payment of the Notes may not be accelerated because of an Event of Default specified in clause (iii) (but only with respect to clauses
(iii) or (iv) under "Certain Covenants -- Merger and Consolidation as it relates to the failure to comply with such covenants), (iv), (v), (vi) or (vii) under "-- Defaults" above or because of the failure of the Company to comply with clause (iii) or (iv) under "Certain Covenants -- Merger and Consolidation" above. If the Company exercises its legal defeasance option or its covenant defeasance option, each Subsidiary Guarantor will be released from all of its obligations with respect to its Subsidiary Guaranty.

     In order to exercise either defeasance option, (a) such defeasance must not result in a breach of, or otherwise constitute a default under any agreement or investment with respect to any Senior Indebtedness, and no default may exist under any Indebtedness and (b) the Company must irrevocably deposit in trust (the "defeasance trust") with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Notes to redemption or maturity, as the case may be, and must comply with certain other conditions, including delivery to the Trustee of an Opinion of Counsel to the effect that holders of the Notes will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit and defeasance and will be subject to Federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred.

CONCERNING THE TRUSTEE

     First Trust National Association is the Trustee under the Indenture and has been appointed by the Company as Registrar and Paying Agent with regard to the Notes.

     The Holders of a majority in principal amount of the outstanding Notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. The Indenture provides that if an Event of Default occurs (and is not cured), the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any Holder of Notes, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense and then only to the extent required by the terms of the Indenture.

GOVERNING LAW

     The Indenture provides that it and the Notes are governed by, and construed in accordance with, the laws of the State of New York without giving effect to applicable principles of conflicts of law to the extent that the application of the law of another jurisdiction would be required thereby.

CERTAIN DEFINITIONS

     "Additional Assets" means (i) any property or assets (other than Indebtedness and Capital Stock) in a Related Business; or (ii) the Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Company or another Restricted Subsidiary; provided, however, that any such Restricted Subsidiary is primarily engaged in a Related Business.

     "Affiliate" of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing. For purposes of the provisions described under "Certain Covenants -- Limitation on Restricted Payments," "Certain Covenants -- Limitation on Affiliate Transactions" and "Certain Covenants -- Limitations on Sales of Assets and Subsidiary Stock" only, "Affiliate" shall also mean any beneficial owner of Capital Stock representing 10% or more of the total voting power of the Voting Stock (on a fully diluted basis) of the Company or of rights or warrants to purchase such Capital Stock (whether or not currently exercisable) and any Person who would be an Affiliate of any such beneficial owner pursuant to the first sentence hereof.

     "Asset Disposition" means any sale, lease, transfer or other disposition (or series of related sales, leases, transfers or dispositions) by the Company or any Restricted Subsidiary, including any disposition by means of a merger, consolidation or similar transaction (each referred to for the purposes of this definition as a "disposition"), of (i) any shares of Capital Stock of a Restricted Subsidiary (other than directors' qualifying shares and, to the extent required by local ownership laws in foreign countries, shares owned by foreign shareholders), (ii) all or substantially all the assets of any division, business segment or comparable line of business of the Company or any Restricted Subsidiary or (iii) any other assets of the Company or any Restricted Subsidiary outside of the ordinary course of business of the Company or such Restricted Subsidiary. Notwithstanding the foregoing, the term "Asset Disposition" shall not include (x) a disposition by a Restricted Subsidiary to the Company or by the Company or a Restricted Subsidiary to a Wholly Owned Subsidiary, (y) for purposes of the covenant described under "Certain Covenants -- Limitation on Sales of Assets and Subsidiary Stock", a disposition that constitutes a Permitted Investment or a Restricted Payment permitted by the covenant described under "Certain Covenants -- Limitation on Restricted Payments", and (z) a disposition of assets having a fair market value of less than $1 million.

     "Attributable Debt" in respect of a Sale/Leaseback Transaction means, as at the time of determination, the present value (discounted at the interest rate borne by the Notes, compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended).

     "Average Life" means, as of the date of determination, with respect to any Indebtedness or Preferred Stock, the quotient obtained by dividing (i) the sum of the products of numbers of years from the date of determination to the dates of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Preferred Stock multiplied by the amount of such payment by (ii) the sum of all such payments.

     "Bank Credit Agreements" means the Senior Credit Facility and any other bank credit agreement or similar facility entered into in the future by the Company or any Restricted Subsidiary as any of the same may be amended, waived, modified, Refinanced or replaced from time to time (except to the extent that any such amendment, waiver, modification, replacement or Refinancing would be prohibited by the terms of the Indenture).

     "Bank Indebtedness" means any and all present and future amounts payable under or in respect of the Bank Credit Agreements, including principal, premium (if any), interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization, whether or not a claim for post-filing interest is allowed in such proceedings), fees, charges, expenses, reimbursement obligations, Guarantees and all other amounts and other Obligations payable thereunder or in respect thereof at any time.

     "Board of Directors" means the Board of Directors of the Company or any committee thereof duly authorized to act on behalf of such Board.

     "Business Day" means each day which is not a Legal Holiday.

     "Capital Lease Obligations" means an obligation that is required to be classified and accounted for as a capital lease for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligation determined in accordance with GAAP; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

     "Capital Stock" of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

     "Change of Control" means the occurrence of any of the following events:

           (i) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders, is or becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that for purposes of this clause such person or group shall be deemed to have "beneficial ownership" of all shares that any such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 40% of the total voting power of the Voting Stock of the Company; provided, however, that such event shall not be deemed to be a Change of Control so long as the Permitted Holders beneficially own, directly or indirectly, in the aggregate a greater percentage of the total voting power of the Voting Stock of the Company than such other person or group;

           (ii) after the first public offering of common stock of the Company, during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of the Company was approved by a majority vote of the directors of the Company then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors then in office; or

          (iii) the merger or consolidation of the Company with or into another Person or the merger of another Person with or into the Company, or the sale of all or substantially all the assets of the Company to another Person (other than a Person that is controlled by the Permitted Holders), and, in the case of any such merger or consolidation, the securities of the Company that are outstanding immediately prior to such transaction and which represent 100% of the aggregate voting power of the Voting Stock of the Company are changed into or exchanged for cash, securities or property, unless pursuant to such transaction such securities are changed into or exchanged for, in addition to any other consideration, securities of the surviving corporation that represent immediately after such transaction, at least a majority of the aggregate voting power of the Voting Stock of the surviving corporation.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Consolidated Coverage Ratio" as of any date of determination means the ratio of (i) the aggregate amount of EBITDA for the period of the most recent four consecutive fiscal quarters ending at least 45 days (or, if less, the number of days after the end of such fiscal quarter as the consolidated financial statements of the Company shall be available) prior to the date of such determination (determined, for the first three fiscal quarters ending subsequent to the Issue Date, by annualizing such quarters to the extent completed) to (ii) Consolidated Interest Expense for such four fiscal quarters; provided, however, that (1) if the Company or any Restricted Subsidiary has Incurred any Indebtedness since the beginning of such period that remains outstanding on such date of determination or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is an Incurrence of Indebtedness, or both, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to such Indebtedness as if such Indebtedness had been Incurred on the first day of such period and the discharge of any other Indebtedness repaid, repurchased, defeased or otherwise discharged with the proceeds of such new Indebtedness as if such discharge had occurred on the first day of such period (except that, in the case of Indebtedness used to finance working capital needs incurred under a revolving credit or similar arrangement, the amount thereof shall be deemed to be the average daily balance of such Indebtedness during such four-fiscal-quarter period), (2) if since the beginning of such period the Company or any Restricted Subsidiary shall have made any Asset Disposition, the EBITDA for such period shall be reduced by an amount equal to the EBITDA (if positive) directly attributable to the assets which are the subject of such Asset Disposition for such period, or increased by an amount equal to the EBITDA (if negative) directly attributable thereto for such period, and Consolidated Interest Expense for such period shall be reduced by an amount equal to the Consolidated Interest Expense directly attributable to any Indebtedness of the Company or any Restricted Subsidiary repaid, repurchased, defeased, assumed by a third person (to the extent the Company and its Restricted Subsidiaries are no longer liable for such Indebtedness) or otherwise discharged with respect to the Company and its continuing Restricted Subsidiaries in connection with such Asset Disposition for such period (or, if the Capital Stock of any Restricted Subsidiary is sold, the Consolidated Interest Expense for such period directly attributable to the Indebtedness of such Restricted Subsidiary to the extent the Company and its continuing Restricted Subsidiaries are no longer liable for such Indebtedness after such sale), (3) if since the beginning of such period the Company shall have consummated a Public Equity Offering following which there is a Public Market, Consolidated Interest Expense for such period shall be reduced by an amount equal to the Consolidated Interest Expense directly attributable to any Indebtedness of the Company or any Restricted Subsidiary repaid, repurchased, defeased or otherwise discharged with respect to the Company and its Restricted Subsidiaries in connection with such Public Equity Offering for such period, (4) if since the beginning of such period the Company or any Restricted Subsidiary (by merger or otherwise) shall have made an Investment in any Restricted Subsidiary (or any Person which becomes a Restricted Subsidiary) or an acquisition of assets, which acquisition constitutes all or substantially all of an operating unit of a business, including any such Investment or acquisition occurring in connection with a transaction requiring a calculation to be made hereunder, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto (including the Incurrence of any Indebtedness) as if such Investment or acquisition occurred on the first day of such period and (5) if since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such period) shall have made any Asset Disposition, any Investment or acquisition of assets that would have required an adjustment pursuant to clause (3) or (4) above if made by the Company or a Restricted Subsidiary during such period, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto as if such Asset Disposition, Investment or acquisition occurred on the first day of such period. For purposes of this definition, whenever pro forma effect is to be given to an acquisition of assets, the amount of income, earnings or expense relating thereto and the amount of Consolidated Interest Expense associated with any Indebtedness Incurred in connection therewith, the pro forma calculations shall be prepared in accordance with
Article 11 of Regulation S-X promulgated by the Commission as determined in good faith by a responsible financial or accounting Officer of the Company. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest of such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Agreement applicable to such Indebtedness if such Interest Rate Agreement has a remaining term in excess of 12 months).

     "Consolidated Interest Expense" means, for any period, the total interest expense of the Company and its consolidated Restricted Subsidiaries, plus, to the extent not included in such total interest expense, and to the extent incurred by the Company or its Restricted Subsidiaries, (i) interest expense attributable to Capital Lease Obligations, (ii) amortization of debt discount,
(iii) capitalized interest, (iv) non-cash interest expenses, (v) commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing, (vi) net costs associated with Hedging Obligations (including amortization of fees), (vii) Preferred Stock dividends in respect of all Preferred Stock held by Persons other than the Company or a Wholly Owned Subsidiary, and (viii) interest actually paid on any Indebtedness of any other Person that is Guaranteed by the Company or any Restricted Subsidiary. Notwithstanding the foregoing, net interest expense attributable to Tooling Indebtedness shall not be included in Consolidated Interest Expense except to the extent such expense would be included in interest expense in accordance with GAAP.

     "Consolidated Net Income" means, for any period, the net income of the Company and its consolidated Subsidiaries; provided, however, that there shall not be included in such Consolidated Net Income: (i) any net income (or loss) of any Person if such Person is not a Restricted Subsidiary, except that subject to the exclusion contained in clause (iv) below, the Company's equity in the net income of any such Person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to the Company or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution paid to a Restricted Subsidiary, to the limitations contained in clause (iii) below); (ii) for purposes of subclause (a)(3)(A) of the covenant described under "Certain Covenants -- Limitation on Restricted Payments" only, any net income (or loss) of any Person acquired by the Company or a Subsidiary in a pooling of interests transaction for any period prior to the date of such acquisition;
(iii) any net income of any Restricted Subsidiary if such Restricted Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to the Company, except that (A) subject to the exclusion contained in clause (iv) below, the Company's equity in the net income of any such Restricted Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash that could have been distributed by such Restricted Subsidiary consistent with such restriction during such period to the Company or another Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution paid to another Restricted Subsidiary, to the limitation contained in this clause) and
(B) the Company's equity in a net loss of any such Restricted Subsidiary for such period shall be included in determining such Consolidated Net Income; (iv) any gain (or loss) realized upon the sale or other disposition of any assets of the Company or its consolidated Subsidiaries (including pursuant to any sale-and-leaseback arrangement) which is not sold or otherwise disposed of in the ordinary course of business and any gain (or loss) realized upon the sale or other disposition of any Capital Stock of any Person; (v) extraordinary gains or losses; and (vi) the cumulative effect of a change in accounting principles. Notwithstanding the foregoing, for the purposes of the covenant described under "Certain Covenants -- Limitation on Restricted Payments" only, there shall be excluded from Consolidated Net Income any dividends, repayments of loans or advances or other transfers of assets from Unrestricted Subsidiaries to the Company or a Restricted Subsidiary to the extent such dividends, repayments or transfers increase the amount of Restricted Payments permitted under such covenant pursuant to clause (a)(3)(D) thereof.

     "Consolidated Net Worth" means the total of the amounts shown on the balance sheet of the Company and its consolidated Subsidiaries, determined on a consolidated basis in accordance with GAAP, as of the end of the most recent fiscal quarter of the Company ending at least 45 days prior to the taking of any action for the purpose of which the determination is being made, as (i) the par or stated value of all outstanding Capital Stock of the Company plus (ii) paid-in capital or capital surplus relating to such Capital Stock plus (iii) any retained earnings or earned surplus less (A) any accumulated deficit and (B) any amounts attributable to Disqualified Stock.

     "Currency Agreement" means, with respect to any Person, any foreign exchange contract, currency swap agreement or other similar agreement to which such Person is a party or a beneficiary.

     "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

     "Designated Senior Indebtedness" means (i) the Bank Indebtedness and (ii) any other Senior Indebtedness of the Company which, at the date of determination, has an aggregate principal amount outstanding of, or under which, at the date of determination, the holders thereof are committed to lend up to, at least $10 million and is specifically designated by the Company in the instrument evidencing or governing such Senior Indebtedness as "Designated Senior Indebtedness" for purposes of the Indenture.

     "Disqualified Stock" means, with respect to any Person, any Capital Stock which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or upon the happening of any event (i) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise,
(ii) is convertible or exchangeable, at the option of the holder thereof, for Indebtedness or Disqualified Stock or (iii) is redeemable at the option of the holder thereof, in whole or in part, in each case on or prior to the first anniversary of the Stated Maturity of the Notes.

     "EBITDA" for any period means the sum of Consolidated Net Income plus Consolidated Interest Expense plus, without duplication, the following to the extent deducted in calculating such Consolidated Net

Income: (i) income tax expense (including Michigan Single Business Tax expense),
(ii) depreciation expense, (iii) amortization expense and (iv) all other non-cash items reducing Consolidated Net Income (other than items that will require cash payments and for which an accrual or reserve is, or is required by GAAP to be, made), less all non-cash items increasing Consolidated Net Income, in each case for such period. Notwithstanding the foregoing, the provision for taxes based on the income or profits of, and the depreciation and amortization of, a Subsidiary of the Company shall be added to Consolidated Net Income to compute EBITDA only to the extent (and in the same proportion) that the net income of such Subsidiary was included in calculating Consolidated Net Income.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Existing Preferred Stock" means the Series A $3.00 cumulative Preferred Stock issued by Lobdell and the Series B Preferred Stock issued by Lobdell in the aggregate amount of $50.7 million, less any shares of such preferred stock repurchased, redeemed or canceled subsequent to the Issue Date, as the terms of such preferred stock shall exist as of the Issue Date.

     "GAAP" means generally accepted accounting principles in the United States of America as in effect as of the Issue Date, including those set forth in (i) the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants, (ii) statements and pronouncements of the Financial Accounting Standards Board and (iii) such other statements by such other entity as approved by a significant segment of the accounting profession.

     "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness or other obligation of any Person and any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation of such Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay or to maintain financial statement conditions or otherwise) or (ii) entered into for the purpose of assuring in any other manner the obligee of such Indebtedness or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, however, that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning. The term "Guarantor" shall mean any Person Guaranteeing any obligation.

     "Hedging Obligations" of any Person means the obligations of such Person pursuant to any Interest Rate Agreement or Currency Agreement.

     "Holder" or "Noteholder" means the Person in whose name a Note is registered on the Registrar's books.

     "Incur" means issue, assume, Guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Subsidiary at the time it becomes a Subsidiary; provided, further, however, that in the case of a discount security, neither the accrual of interest nor the accretion of original issue discount shall be considered an Incurrence of Indebtedness, but the entire face amount of such security shall be deemed Incurred upon the issuance of such security. The term "Incurrence" when used as a noun shall have a correlative meaning.

     "Indebtedness" means, with respect to any Person on any date of determination (without duplication), (i) the principal of and premium (if any) in respect of (A) indebtedness of such Person for money borrowed and (B) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable; (ii) all Capital Lease Obligations of such Person and all Attributable Debt in respect of Sale/Leaseback Transactions entered into by such Person; (iii) all obligations of such Person issued or assumed as the deferred purchase price of property or services, all conditional sale obligations of such Person and all obligations of such Person under any title retention agreement (but excluding trade accounts payables arising in the ordinary course of business and which are not more than 90 days past due and not in dispute), which purchase price or obligation is due more than six months after the date of placing such property in service or taking delivery and title thereto or the completion of such services

(provided that, in the case of obligations of an acquired Person assumed in connection with an acquisition of such Person, such obligations would constitute Indebtedness of such Person); (iv) all obligations of such Person for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than obligations described in (i) through (iii) above) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the tenth Business Day following receipt by such Person of a demand for reimbursement following payment on the letter of credit); (v) the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock or, with respect to any Subsidiary of such Person, any Preferred Stock (but excluding, in each case, any accrued dividends); (vi) all obligations of the type referred to in clauses (i) through (v) of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any Guarantee; (vii) all obligations of the type referred to in clauses (i) through (vi) of other Persons secured by any Lien on any property or asset of such Person (whether or not such obligation is assumed by such Person), the amount of such obligation being deemed to be the lesser of the value of such property or assets or the amount of the obligation so secured; and (viii) to the extent not otherwise included in this definition, Hedging Obligations of such Person. The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations as described above at such date; provided, however, that the amount outstanding at any time of any Indebtedness issued with original issue discount shall be deemed to be the face amount of such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness at such time as determined in conformity with GAAP.

     "Interest Rate Agreement" means any interest rate swap agreement, interest rate cap agreement or other financial agreement or arrangement designed to protect the Company or any Restricted Subsidiary against fluctuations in interest rates.

     "Investment" in any Person means any direct or indirect advance, loan (other than advances to customers in the ordinary course of business that are recorded as accounts receivable on the balance sheet of such Person) or other extensions of credit (including by way of Guarantee or similar arrangement) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by such Person. For purposes of the definition of "Unrestricted Subsidiary," the definition of "Restricted Payment" and the covenant described under "Certain Covenants -- Limitation on Restricted Payments," (i) "Investment" shall include the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of any Subsidiary of the Company at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Company shall be deemed to continue to have a permanent "Investment" in an Unrestricted Subsidiary equal to an amount (if positive) equal to (x) the Company's "Investment" in such Subsidiary at the time of such redesignation less (y) the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of such Subsidiary at the time of such redesignation; and (ii) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the Board of Directors.

     "Issue Date" means the date on which the Notes are originally issued.

     "Legal Holiday" means a Saturday, a Sunday or a day on which banking institutions are not required to be open in the State of New York.

     "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

     "Net Available Cash" from an Asset Disposition means cash payments received by the Company or any of its Subsidiaries therefrom (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Indebtedness or other obligations relating to such properties or assets or received in any other noncash form) in each case net of (i) all legal, title and recording tax expenses, commissions and other fees and expenses incurred, and all Federal, state, provincial, foreign and local taxes required to be paid or accrued as a liability under GAAP, as a consequence of such Asset Disposition, (ii) all payments made on any Indebtedness which is secured by any assets subject to such Asset Disposition, in accordance with the terms of any Lien upon or other security agreement of any kind with respect to such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Disposition, or by applicable law, be repaid out of the proceeds from such Asset Disposition, (iii) all distributions and other payments required to be made to minority interest holders in Subsidiaries or Joint Ventures as a result of such Asset Disposition and (iv) the deduction of appropriate amounts provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the property or other assets disposed in such Asset Disposition and retained by the Company or any Restricted Subsidiary after such Asset Disposition, including without limitation liabilities under any indemnification obligations associated with such Asset Disposition.

     "Net Cash Proceeds," with respect to any issuance or sale of Capital Stock, means the cash proceeds of such issuance or sale net of attorneys fees, accountants fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

     "Obligations" means all present and future obligations for principal, premium, interest (including, without limitation, any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law), penalties, fees, indemnifications, reimbursements (including, without limitation, all reimbursement and other obligation pursuant to any letters of credit, bankers acceptances or similar instruments or documents), damages and other liabilities payable under the documentation at any time governing any indebtedness.

     "Permitted Holders" means (i) any of Selwyn Isakow, his spouse and any of his lineal descendants and their respective spouses (collectively, the "Isakow Family") whether acting in their own name or as one or as a majority of persons having the power to exercise the voting rights attached to, or having investment power over, shares held by others, (ii) any controlled Affiliate of any member of the Isakow Family, and (iii) any trust solely for the benefit of one or more members of the Isakow Family (whether or not any member of the Isakow Family is a trustee of such trust).

     "Permitted Investment" means an Investment by the Company or any Restricted Subsidiary in (i) the Company, (ii) a Restricted Subsidiary or a Person that will, upon the making of such Investment, become a Restricted Subsidiary; provided, however, that the primary business of such Restricted Subsidiary is a Related Business; (iii) another Person if as a result of such Investment such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, the Company or a Restricted Subsidiary; provided, however, that such Person's primary business is a Related Business;
(iv) Temporary Cash Investments; (v) receivables owing to the Company or any Restricted Subsidiary if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Company or any such Restricted Subsidiary deems reasonable under the circumstances; (vi) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;
(vii) loans or advances to employees made in the ordinary course of business consistent with past practices of the Company or such Restricted Subsidiary;
(viii) stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Company or any Restricted Subsidiary or in satisfaction of judgments; (ix) Persons other than Restricted Subsidiaries that are primarily engaged in a Related Business, in an aggregate amount not to exceed $15 million (to the extent utilized for an Investment, such amount will be reinstated to the extent that the Company or any Restricted Subsidiary receives dividends, repayments of loans or other transfers of assets as a return of such Investment); (x) any Person to the extent such

Investment is received in exchange for the transfer to such Person of the assets owned as of the Issue Date by Laserweld International L.L.C.; and (xi) any Person to the extent such Investment represents the non-cash portion of the consideration received for an Asset Disposition as permitted pursuant to the covenant described under "Certain Covenants -- Limitation on Sales of Assets and Subsidiary Stock."

     "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

     "Preferred Stock," as applied to the Capital Stock of any corporation, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such corporation, over shares of Capital Stock of any other class of such corporation.

     "principal" of a Note means the principal of the Note plus the premium, if any, payable on the Note which is due or overdue or is to become due at the relevant time.

     "Public Equity Offering" means an underwritten primary public offering of common stock of the Company pursuant to an effective registration statement under the Securities Act.

     "Public Market" means any time after (i) a Public Equity Offering has been consummated and (ii) at least 10% of the total issued and outstanding common stock of the Company has been distributed by means of an effective registration statement under the Securities Act or sales pursuant to Rule 144 under the Securities Act.

     "Purchase Money Indebtedness" mean Indebtedness (i) consisting of the deferred purchase price of property, conditional sale obligations, obligations under any title retention agreement, other purchase money obligations and obligations in respect of industrial revenue bonds or similar Indebtedness, in each case where the maturity of such Indebtedness does not exceed the anticipated useful life of the asset being financed, and (ii) incurred to finance the acquisition by the Company or a Restricted Subsidiary of such asset, including additions and improvements; provided, however, that any Lien arising in connection with any such Indebtedness shall be limited to the specified asset being financed or, in the case of real property or fixtures, including additions and improvements, the real property on which such asset is attached; and provided, further, however, that such Indebtedness is Incurred within 90 days after such acquisition of such asset by the Company or Restricted Subsidiary.

     "Refinance" means, in respect of any Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue other Indebtedness in exchange or replacement for, such Indebtedness. "Refinanced" and "Refinancing" shall have correlative meanings.

     "Refinancing Indebtedness" means Indebtedness that Refinances any Indebtedness of the Company or any Restricted Subsidiary existing on the Issue Date or Incurred in compliance with the Indenture; provided, however, that (i) such Refinancing Indebtedness has a Stated Maturity no earlier than the Stated Maturity of the Indebtedness being Refinanced, (ii) such Refinancing Indebtedness has an Average Life at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the Average Life of the Indebtedness being Refinanced and (iii) such Refinancing Indebtedness has an aggregate principal amount (or if Incurred with original issue discount, an aggregate issue price) that is equal to or less than the aggregate principal amount (or if Incurred with original issue discount, the aggregate accreted value) then outstanding or committed (plus fees and expenses, including any premium and defeasance costs) under the Indebtedness being Refinanced; provided further, however, that Refinancing Indebtedness shall not include (x) Indebtedness of a Subsidiary that Refinances Indebtedness of the Company or (y) Indebtedness of the Company or a Restricted Subsidiary that Refinances Indebtedness of an Unrestricted Subsidiary.

     "Related Business" means any business related, ancillary or complementary (as determined in good faith by the Board of Directors) to the businesses of the Company and the Restricted Subsidiaries on the Issue Date.

     "Representative" means any trustee, agent or representative (if any) for an issue of Senior Indebtedness of the Company.

     "Restricted Payment" means, with respect to any Person, (i) the declaration or payment of any dividends or any other distributions on or in respect of its Capital Stock (including any payment in connection with any merger or consolidation involving such Person) or similar payment to the holders of its Capital Stock, except dividends or distributions payable solely in its Capital Stock (other than Disqualified Stock) and except dividends or distributions payable solely to the Company or a Restricted Subsidiary (and, if such Restricted Subsidiary is not wholly owned, to its other shareholders on a pro rata basis or on a basis that results in the receipt by the Company or a Restricted Subsidiary of dividends or distributions of greater value than it would receive on a pro rata basis), (ii) the purchase, redemption or other acquisition or retirement for value of any Capital Stock of the Company held by any Person or of any Capital Stock of a Restricted Subsidiary held by any Affiliate of the Company (other than a Restricted Subsidiary), including the exercise of any option to exchange any Capital Stock (other than into Capital Stock of the Company that is not Disqualified Stock), (iii) the purchase, repurchase, redemption, defeasance or other acquisition or retirement for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment of any Subordinated Obligations (other than the purchase, repurchase or other acquisition of Subordinated Obligations purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of acquisition) or (iv) the making of any Investment in any Person (other than a Permitted Investment).

     "Restricted Subsidiary" means any Subsidiary of the Company that is not an Unrestricted Subsidiary. As of the Issue Date, the following Subsidiaries of the Company were Restricted Subsidiaries: Lobdell Emery Corporation, BMG North America Limited, Winchester Fabrication Corporation, Creative Fabrication Corporation, Parallel Group International, Inc., Laserweld International, L.L.C., Concept Management Corporation, Lewis Emery Capital Corporation and BMG Holdings, Inc.

     "Sale/Leaseback Transaction" means an arrangement relating to property now owned or hereafter acquired whereby the Company or a Restricted Subsidiary transfers such property to a Person and the Company or a Restricted Subsidiary leases it from such Person.

     "SEC" means the Securities and Exchange Commission.

     "Secured Indebtedness" means any Indebtedness of the Company secured by a Lien. "Secured Indebtedness" of any Subsidiary Guarantor has a correlative meaning.

     "Senior Credit Facility" means the credit agreement dated as of the Issue Date, between the Company, the lenders and other persons party thereto and NBD Bank, as Agent, together with the related documents thereto executed at any time (including, without limitation, any guarantee agreements, security agreements and other collateral documents) and the credit facilities thereunder, in each case as such documents may be amended (including, without limitation, any amendment and restatement thereof), supplemented or otherwise modified from time to time, including any agreement extending the maturity of, refinancing, replacing or otherwise restructuring (including, without limitation, increasing the amount of available borrowings thereunder (provided that such increase in borrowings is permitted by the covenant described under "Certain Covenants -- Limitation on Indebtedness") or adding subsidiaries as additional borrowers or guarantors thereunder).

     "Senior Indebtedness" of the Company means (i) all Bank Indebtedness of the Company, whether outstanding on the Issue Date or thereafter Incurred, including the Guarantees by the Company of all Bank Indebtedness, and (ii) accrued and unpaid interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company whether or not a claim for post-filing interest is allowed in such proceeding) in respect of (A) indebtedness of the Company for money borrowed and (B) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which the Company is responsible or liable unless, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such obligations are subordinate in right of payment to the Notes; provided, however, that Senior Indebtedness shall not include (1) any obligation of the

Company to any Subsidiary, (2) any liability for Federal, state, local or other taxes owed or owing by the Company, (3) any accounts payable or other liability to trade creditors arising in the ordinary course of business (including guarantees thereof or instruments evidencing such liabilities), (4) any Indebtedness of the Company (and any accrued and unpaid interest in respect thereof) which is subordinate or junior in any respect (other than as a result of the Indebtedness being unsecured) to any other Indebtedness or other obligation of the Company, including any Senior Subordinated Indebtedness and any Subordinated Obligations, (5) any obligations with respect to any Capital Stock or (6) that portion of any Indebtedness which at the time of Incurrence is Incurred in violation of the Indenture. "Senior Indebtedness" of any Subsidiary Guarantor has a correlative meaning.

     "Senior Subordinated Indebtedness" of the Company means the Notes and any other Obligations under or in connection with the Notes, the Indenture and/or any related agreements, documents or instruments, whether now owing or hereafter incurred or owing and any other Indebtedness of the Company that specifically provides that such Indebtedness is to rank pari passu with the Notes in right of payment and is not subordinated by its terms in right of payment to any Indebtedness or other obligation of the Company which is not Senior Indebtedness. "Senior Subordinated Indebtedness" of any Subsidiary Guarantor has a correlative meaning.

     "Significant Subsidiary" means any Restricted Subsidiary that would be a "Significant Subsidiary" of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC.

     "Stated Maturity" means, with respect to any security, the date specified in such security as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency unless such contingency has occurred).

     "Subordinated Obligation" means any Indebtedness of the Company (whether outstanding on the Issue Date or thereafter Incurred) which is subordinate or junior in right of payment to the Notes pursuant to a written agreement to that effect. "Subordinated Obligation" of any Subsidiary Guarantor has a correlative meaning.

     "Subsidiary" means, in respect of any Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person, (ii) such Person and one or more Subsidiaries of such Person or (iii) one or more Subsidiaries of such Person.

     "Subsidiary Guaranty" means the Guarantee by a Subsidiary Guarantor of the Company's obligations with respect to the Notes.

     "Subsidiary Guarantor" means each Subsidiary designated as such on the signature pages of the Indenture and any other Subsidiary that has issued a Subsidiary Guaranty.

     "Temporary Cash Investments" means any of the following: (i) any investment in direct obligations of the United States of America or any agency thereof or obligations guaranteed by the United States of America or any agency thereof,
(ii) investments in time deposit accounts, certificates of deposit and money market deposits maturing within 180 days of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America, any state thereof or any foreign country recognized by the United States, and which bank or trust company has capital, surplus and undivided profits aggregating in excess of $50,000,000 (or the foreign currency equivalent thereof) and has outstanding debt which is rated "A" (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act) or any money-market fund sponsored by an registered broker dealer or mutual fund distributor, (iii) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (i) above entered into with a bank meeting the qualifications described in clause (ii) above, (iv) investments in commercial paper, maturing not more than 90 days after the date of acquisition, issued by a corporation (other than an Affiliate of the Company) organized and in existence under the laws of the United States of America, any State thereof or the District of Columbia or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of "P-1" (or higher) according to Moody's Investors Service, Inc. or "A-1" (or higher) according to Standard and Poor's Ratings Group, and (v) investments in securities with maturities of six months or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least "A" by Standard & Poor's Ratings Group or "A" by Moody's Investors Service, Inc.

     "Tooling Indebtedness" means all present and future Indebtedness of the Company or any Restricted Subsidiary the proceeds of which are utilized to finance dies, molds, tooling and similar items (collectively "Tooling") for which the sales of such Tooling is covered under specific written purchase orders or agreements between the Company or any Restricted Subsidiary and the purchaser of such Tooling.

     "Unrestricted Subsidiary" means (i) any Subsidiary of the Company that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors in the manner provided below and (ii) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors may designate any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Capital Stock or Indebtedness of, or holds any Lien on any property of, the Company or any other Subsidiary of the Company that is not a Subsidiary of the Subsidiary to be so designated; provided, however, that either (A) the Subsidiary to be so designated has total assets of $1,000 or less or (B) if such Subsidiary has assets greater than $1,000, such designation would be permitted under the covenant described under "Certain Covenants -- Limitation on Restricted Payments." The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that immediately after giving effect to such designation (x) the Company could Incur $1.00 of additional Indebtedness under paragraph (a) of the covenant described under "Certain Covenants -- Limitation on Indebtedness" and (y) no Default shall have occurred and be continuing. Any such designation by the Board of Directors shall be notified by the Company to the Trustee by promptly filing with the Trustee a copy of the board resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing provisions.

     "U.S. Government Obligations" means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable at the issuer's option.

     "Voting Stock" of a Person means all classes of Capital Stock or other interests (including partnership interests) of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

     "Wholly Owned Subsidiary" means a Restricted Subsidiary all the Capital Stock of which (other than directors' qualifying shares) is owned by the Company and/or one or more Wholly Owned Subsidiaries.

                   CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

     The following discussion summarizes the certain United States federal income tax consequences of the Exchange Offer to a holder of Old Notes that is an individual citizen or resident of the United States or a United States corporation that purchased the Old Notes pursuant to their original issue (a "U.S. Holder"). It is based on the Internal Revenue Code of 1986, as amended to the date hereof (the "Code"), existing and proposed Treasury regulations, and judicial and administrative determinations, all of which are subject to change at any time, possibly on a retroactive basis. The following relates only to the Old Notes, and the New Notes received therefor, that are held as "capital assets" within the meaning of Section 1221 of the Code by U.S. Holders. It does not discuss state, local, or foreign tax consequences, nor does it discuss tax consequences to categories of holders that are subject to special rules, such as foreign persons, tax-exempt organizations, insurance companies, banks, and dealers in stocks and securities. Tax consequences may vary depending on the particular status of an investor. No rulings will be sought from the Internal Revenue Service with respect to the federal income tax consequences of the Exchange Offer.

     THIS SECTION DOES NOT PURPORT TO DEAL WITH ALL ASPECTS OF FEDERAL INCOME TAXATION THAT MAY BE RELEVANT TO AN INVESTOR'S DECISION TO EXCHANGE OLD NOTES FOR NEW NOTES. EACH INVESTOR SHOULD CONSULT WITH ITS OWN TAX ADVISOR CONCERNING THE APPLICATION OF THE FEDERAL INCOME TAX LAWS AND OTHER TAX LAWS TO ITS PARTICULAR SITUATION BEFORE DETERMINING WHETHER TO EXCHANGE OLD NOTES FOR NEW NOTES.

MARKET DISCOUNT

        A U.S. Holder of a Note, other than an initial Holder, will be treated as holding the Note at a market discount (a "Market Discount Note") if the amount for which such U.S. Holder purchased the Note is less than the Note's principal amount, subject to a de minimis rule.

        In general, any partial payment of principal on, or gain recognized on the maturity or disposition of, a Market Discount Note will be treated as ordinary income to the extent that such gain does not exceed the accrued market discount on such Note. Alternatively, a U.S. Holder of a Market Discount Note may elect to include market discount in income currently over the life of the Market Discount Note. Such an election applies to all debt instruments with market discount acquired by the electing U.S. Holder on or after the first day of the first taxable year to which the election applies and may not be revoked without the consent of the Internal Revenue Service.

        Market discount accrues on a straight-line basis, unless the U.S. Holder elects to accrue such discount on a constant yield to a maturity basis. Such an election is applicable only to the Note with respect to which is made and is irrevocable. A U.S. Holder of a Market Discount Note that does not elect to include market discount in income currently, generally will be required to defer deductions for interest on borrowings allocable to such Note, in an amount not exceeding the accrued market discount on such Note, until the maturity or disposition of such Note.

THE EXCHANGE OFFER

     The exchange of Old Notes pursuant to the Exchange Offer should be treated as a continuation of the corresponding Old Notes because the terms of the New Notes are not materially different from the terms of the Old Notes. Accordingly, such exchange should not constitute a taxable event to U.S. Holders and, therefore, (i) no gain or loss should be realized by a U.S. Holder upon receipt of a New Note, (ii) the holding period of the New Note should include the holding period of the Old Note exchanged therefor and (iii) the adjusted tax basis of the New Note should be the same as the adjusted tax basis of the Old Note exchanged therefor immediately before the exchange.

STATED INTEREST

     Stated interest on a Note will be taxable to a U.S. Holder as ordinary interest income at the time that such interest accrues or is received, in accordance with the U.S. Holder's regular method of accounting for federal income tax purposes. The Notes are not considered to have been issued with original issue discount for federal income tax purposes.

SALE, EXCHANGE OR RETIREMENT OF THE NOTES

     A U.S. Holder's tax basis in a Note generally will be its cost. A U.S. Holder generally will recognize gain or loss on the sale, exchange or retirement of a Note in an amount equal to the difference between the amount realized on the sale, exchange or retirement and the tax basis of the Note. Gain or loss recognized on the sale, exchange or retirement of a Note (excluding amounts received in respect of accrued interest, which will be taxable as ordinary interest income) generally will be capital gain or loss and will be long-term capital gain or loss if the Note was held for more than one year.

BACKUP WITHHOLDING

     Under certain circumstances, a U.S. Holder of a Note may be subject to "backup withholding" at a 31% rate with respect to payments of interest thereon or the gross proceeds from the disposition thereof. This withholding generally applies if the U.S. Holder fails to furnish his or her social security number or other taxpayer identification number in the specified manner and in certain other circumstances. Any amount withheld from a payment to a U.S. Holder under the backup withholding rules is allowable as a credit against such U.S. Holder's federal income tax liability, provided that the required information is furnished to the IRS.

Corporations and certain other entities described in the Code and Treasury regulations are exempt from backup withholding if their exempt status is properly established.

                              PLAN OF DISTRIBUTION

     Each broker-dealer that receives New Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Notes received in exchange for Old Notes where such Old Notes were acquired as a result of market-making activities or other trading activities. Each of the Company and the Subsidiary Guarantors has agreed that, starting on the Expiration Date and ending on the close of business on the first anniversary of the Expiration Date, it will make this Prospectus, as amended or supplemented, available to any broker-dealer for use in connection
with any such resale. In addition, until                     , 1997 (90 days
after the date of this Prospectus), all dealers effecting transactions in the New Notes may be required to deliver a prospectus.

     Neither the Company nor any of the Subsidiary Guarantors will receive any proceeds from any sale of New Notes by broker-dealers. New Notes received by broker-dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the New Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such New Notes. Any broker-dealer that resells New Notes that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of such New Notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of New Notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

     For a period of one year after the Expiration Date, the Company will promptly send additional copies of this Prospectus and any amendment or supplement to this Prospectus to any broker-dealer that requests such documents in the Letter of Transmittal. The Company and each of the Subsidiary Guarantors have agreed to pay all expenses incident to the Exchange Offer (including the expenses of one counsel for the holders of the Old Notes) other than commissions or concessions of any brokers or dealers and will indemnify the holders of the Old Notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

                                 LEGAL MATTERS

     The validity of the New Notes offered hereby will be passed upon for the Company by Dykema Gossett PLLC, Bloomfield Hills, Michigan. Rex E. Schlaybaugh, Jr. is a shareholder, the Vice Chairman of the Board and a director of the Company. Mr. Schlaybaugh is a member of Dykema Gossett PLLC. Certain matters relating to the Subsidiary Guaranties and the application of Ontario law to them will be passed upon for the Company by Fasken Campbell Godfrey, Toronto, Ontario.

                                    EXPERTS

     The consolidated financial statements of the Company as of and for the year ended March 31, 1997 included in this Prospectus have been so included in reliance on the report of Price Waterhouse LLP, independent auditors, given on the authority of said firm as experts in auditing and accounting.

     The consolidated financial statements of the Company as of March 31, 1996 and for the period from October 28, 1995 through March 31, 1996 appearing in this Prospectus and the related financial statement schedule included in the Exchange Offer Registration Statement have been audited by Deloitte & Touche, independent auditors, as stated in their report appearing herein, and are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

     The consolidated financial statements of BMG North America Limited (Predecessor) for the period from April 1, 1995 through October 27, 1995 and for the year ended March 31, 1995 appearing in this Prospectus and the related financial statement schedule included in the Exchange Offer Registration Statement have been audited by Deloitte & Touche, independent auditors, as stated in their report appearing herein, and are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

        The consolidated financial statements of Lobdell Emery Corporation as of December 31, 1996 and 1995 and for each year in the three-year period ended December 31, 1996 included in this Prospectus have been so included in reliance on the report of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

                                                                PAGE
                                                                ----
OXFORD AUTOMOTIVE, INC.
Report of Independent Accountants...........................    F-2
Independent Auditors' Report................................    F-3
Consolidated Balance Sheets as of March 31, 1997 and 1996...    F-4
Consolidated Statements of Operations for the year ended
  March 31, 1997 and the period from October 28, 1995
  through March 31, 1996 for the Company; and for the period from April 1, 1995 through October 27, 1995 and for the
  year ended March 31, 1995 for the Predecessor.............    F-5
Consolidated Statement of Changes in Shareholders' Equity
  for the year ended March 31, 1997 and the period from
  October 28, 1995 through March 31, 1996 for the Company;
  and for the period from April 1, 1995 through October 27,
  1995 and the year ended March 31, 1995 for the
  Predecessor...............................................    F-6
Consolidated Statements of Cash Flows for the year ended
  March 31, 1997 and the period from October 28, 1995
  through March 31, 1996 for the Company; and for the period from April 1, 1995 through October 27, 1995 and for the
  year ended March 31, 1995 for the Predecessor.............    F-7
Notes to Consolidated Financial Statements..................    F-8

LOBDELL EMERY CORPORATION
Report of Independent Accountants...........................    F-24
Consolidated Balance Sheets as of December 31, 1996 and
  1995......................................................    F-25
Consolidated Statements of Operations for the years ended
  December 31, 1996, 1995 and 1994..........................    F-26
Consolidated Statement of Changes in Shareholders' Equity
  for the years ended December 31, 1996, 1995 and 1994......    F-27
Consolidated Statements of Cash Flows for the years ended
  December 31, 1996, 1995 and 1994..........................    F-28
Notes to Consolidated Financial Statements..................    F-29

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors
and Shareholders of
Oxford Automotive, Inc.

     In our opinion, the accompanying consolidated balance sheet and the related consolidated statements of operations, of changes in shareholders' equity and of cash flows present fairly, in all material respects, the financial position of Oxford Automotive, Inc. and its subsidiaries (the Company) at March 31, 1997 and the result of their operations and their cash flows for the year ended March 31, 1997 in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.

     The financial statements of the Company as of March 31, 1996 and for the period from October 28, 1995 through March 31, 1996 and the financial statements of BMG North America Limited (the Predecessor) for the period from April 1, 1995 through October 27, 1995 and for the year ended March 31, 1995 were audited by other independent accountants whose report dated May 21, 1996 expressed an unqualified opinion on those statements.

PRICE WATERHOUSE LLP
Detroit, Michigan
May 19, 1997, except as to Notes 3 and 12
which are as of July 15, 1997

                          INDEPENDENT AUDITORS' REPORT

To the Directors of
Oxford Automotive, Inc. and BMG North America Limited

     We have audited the consolidated balance sheet of Oxford Automotive, Inc. as at March 31, 1996 and the consolidated statements of operations, changes in shareholders' equity and cash flows for the period from October 28, 1995 to March 31, 1996 for Oxford Automotive, Inc. and the consolidated statements of operations, changes in shareholders' equity and cash flows for the period from April 1, 1995 to October 27, 1995 and for the year ended March 31, 1995 for BMG North America Limited. These financial statements are the responsibility of the management of Oxford Automotive Inc. and BMG North America Limited. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, these consolidated financial statements present fairly, in all material respects, the financial position of Oxford Automotive, Inc., as at March 30, 1996 and the results of its operations and its cash flows for the period from October 28, 1995 to March 31, 1996 and the results of BMG North America Limited's operations and its cash flows for the period from April 1, 1995 to October 27, 1995 and for the year ended March 31, 1995 in accordance with U.S. generally accepted accounting principles.

Deloitte & Touche
Chartered Accountants
Kitchener, Ontario
May 21, 1996

                            OXFORD AUTOMOTIVE, INC.

                          CONSOLIDATED BALANCE SHEETS
            (DOLLAR AMOUNTS IN THOUSANDS, EXCEPT SHARE-RELATED DATA)

                                                                     MARCH 31,
                                                                -------------------
                                                                  1997       1996
                                                                  ----       ----
                           ASSETS
Current assets
  Cash and cash equivalents.................................    $  9,671    $    --
  Trade receivables -- less allowance of $1,272 and $39,
     respectively...........................................      47,626      8,338
  Inventories...............................................      13,411      3,719
  Refundable income taxes...................................       1,641
  Reimbursable tooling......................................       4,968      3,298
  Deferred income taxes.....................................       4,633
  Prepaid expenses and other current assets.................       1,354      1,181
                                                                --------    -------
     Total current assets...................................      83,304     16,536
Unexpended bond proceeds....................................       3,937
Other noncurrent assets.....................................       4,588      6,734
Deferred income taxes.......................................       5,087      6,139
Property, plant and equipment, net..........................     149,545     19,791
                                                                --------    -------
     TOTAL ASSETS...........................................    $246,461    $49,200
                                                                ========    =======
            LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities
  Trade accounts payable....................................    $ 31,421    $14,570
  Employee compensation.....................................       4,986      1,883
  Restructuring reserve.....................................       7,050        608
  Accrued expenses and other current liabilities............       9,040      3,299
  Current portion of borrowings.............................      24,274     11,258
                                                                --------    -------
     Total current liabilities..............................      76,771     31,618
Pension liability...........................................       3,631      1,080
Postretirement medical benefits liability...................      33,467
Deferred income taxes.......................................      10,442
Restructuring reserve.......................................       2,767
Other noncurrent liabilities................................       2,187         67
Long-term borrowings -- less current portion................      75,555     15,500
                                                                --------    -------
     Total liabilities......................................     204,820     48,265
                                                                --------    -------
Commitments and contingent liabilities (Note 14)
Redeemable Series A $3.00 Cumulative Preferred Stock, $100
  stated value -- 457,541 shares authorized, issued and
  outstanding (Notes 3 and 12)..............................      36,012
                                                                --------    -------
Redeemable Series B Preferred Stock, $100 stated value --
  49,938 shares authorized, issued and outstanding (Notes 3
  and 12)...................................................       3,288
                                                                --------    -------
Shareholders' equity
  Common stock, 400,000 shares authorized; 309,750 and
     75,000, respectively, issued and outstanding...........       1,050        750
  Foreign currency translation adjustment...................         (28)         5
  Retained earnings.........................................       1,572        415
  Equity adjustment for minimum pension liability...........        (253)      (235)
                                                                --------    -------
                                                                   2,341        935
                                                                --------    -------
     TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY.............    $246,461    $49,200
                                                                ========    =======

    The accompanying notes are an integral part of the financial statements.

                            OXFORD AUTOMOTIVE, INC.

                     CONSOLIDATED STATEMENTS OF OPERATIONS
            (DOLLAR AMOUNTS IN THOUSANDS, EXCEPT SHARE-RELATED DATA)

                                                      COMPANY                             PREDECESSOR
                                         ----------------------------------    ----------------------------------
                                                             PERIOD FROM         PERIOD FROM
                                                           OCTOBER 28, 1995     APRIL 1, 1995
                                           YEAR ENDED          THROUGH             THROUGH           YEAR ENDED
                                         MARCH 31, 1997     MARCH 31, 1996     OCTOBER 27, 1995    MARCH 31, 1995
                                         --------------    ----------------    ----------------    --------------
Net sales............................       $136,861           $35,572             $49,043            $75,097
Cost of sales........................        125,375            31,624              46,895             70,891
                                            --------           -------             -------            -------
  Gross profit.......................         11,486             3,948               2,148              4,206
Selling, general and
  administrative.....................          7,685             2,235               3,922              4,554
                                            --------           -------             -------            -------
  Operating income (loss)............          3,801             1,713              (1,774)              (348)
Other income (expense)
  Interest expense...................         (3,388)           (1,096)             (1,048)            (1,267)
  Other income.......................          2,201
                                            --------           -------             -------            -------
Income (loss) before (provision)
  benefit for income taxes...........          2,614               617              (2,822)            (1,615)
(Provision) benefit for income
  taxes..............................         (1,065)             (202)                938                349
                                            --------           -------             -------            -------
Net income (loss)....................          1,549               415             $(1,884)           $(1,266)
                                                                                   =======            =======
Accrued dividends and accretion on
  redeemable preferred stock.........            300                --
                                            --------           -------
Net income applicable to common
  stock..............................       $  1,249           $   415
                                            ========           =======
Net income per share.................       $   9.37           $  9.10
                                            ========           =======

    The accompanying notes are an integral part of the financial statements.

                            OXFORD AUTOMOTIVE, INC.
           CONSOLIDATED STATEMENT OF CHANGES IN SHAREHOLDERS' EQUITY
            (DOLLAR AMOUNTS IN THOUSANDS, EXCEPT SHARE RELATED DATA)

                                                                       PREDECESSOR
                                            -----------------------------------------------------------------
                                                         FOREIGN                       EQUITY
                                                        CURRENCY      RETAINED     ADJUSTMENT FOR
                                            COMMON     TRANSLATION    EARNINGS     MINIMUM PENSION
                                             STOCK     ADJUSTMENT     (DEFICIT)       LIABILITY        TOTAL
                                            ------     -----------    ---------    ---------------     -----
Balances at April 1, 1994...............    $14,609       $  --        $(2,203)         $  --         $12,406
Net (loss)..............................                                (1,266)                        (1,266)
Foreign currency translation
  adjustments...........................       (186)         40                                          (146)
Issuance of common stock, net of
  redemptions...........................       (161)                                                     (161)
                                            -------       -----        -------          -----         -------
Balances at March 31, 1995..............     14,262          40         (3,469)            --          10,833
Net (loss)..............................                                (1,884)                        (1,884)
Foreign currency translation
  adjustments...........................        575        (155)                                          420
Issuance of common stock, net of
  redemptions...........................        (40)                                                      (40)
                                            -------       -----        -------          -----         -------
Balances at October 27, 1995............    $14,797       $(115)       $(5,353)         $  --         $ 9,329
                                            =======       =====        =======          =====         =======

                                                                         COMPANY
                                            -----------------------------------------------------------------
                                                         FOREIGN                       EQUITY
                                                        CURRENCY      RETAINED     ADJUSTMENT FOR
                                            COMMON     TRANSLATION    EARNINGS     MINIMUM PENSION
                                             STOCK     ADJUSTMENT     (DEFICIT)       LIABILITY        TOTAL
                                            -------    -----------    ---------    ---------------    -------
Balances at October 28, 1995............    $   750       $  --        $    --          $  --         $   750
  Net income............................                                   415                            415
  Foreign currency translation
     adjustments........................                      5                                             5
  Equity adjustment for minimum pension
     liability..........................                                                 (235)           (235)
                                            -------       -----        -------          -----         -------
Balances at March 31, 1996..............        750           5            415           (235)            935
  Net income............................                                 1,549                          1,549
  Foreign currency translation
     adjustments........................                    (33)                                          (33)
  Equity adjustment for minimum pension
     liability..........................                                                  (18)            (18)
  Accrued dividends and accretion of
     redeemable preferred stock.........                                  (300)                          (300)
  Issuance of common stock, net of
     redemptions........................        300                        (92)                           208
                                            -------       -----        -------          -----         -------
Balances at March 31, 1997..............    $ 1,050       $ (28)       $ 1,572          $(253)        $ 2,341
                                            =======       =====        =======          =====         =======

    The accompanying notes are an integral part of the financial statements.

                            OXFORD AUTOMOTIVE, INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
           (DOLLARS AMOUNTS IN THOUSANDS, EXCEPT SHARE RELATED DATA)

                                                          COMPANY                             PREDECESSOR
                                             ----------------------------------    ----------------------------------
                                                                 PERIOD FROM         PERIOD FROM
                                                               OCTOBER 28, 1995     APRIL 1, 1995
                                               YEAR ENDED          THROUGH             THROUGH           YEAR ENDED
                                             MARCH 31, 1997     MARCH 31, 1996     OCTOBER 27, 1995    MARCH 31, 1995
                                             --------------    ----------------    ----------------    --------------
OPERATING ACTIVITIES
Net income (loss)........................       $  1,549           $    415            $ (1,884)          $(1,266)
Adjustments to reconcile net income
  (loss) to net cash provided by (used
  in) operating activities
  Depreciation and amortization..........          5,041                687                 919             1,413
  Deferred income taxes..................          2,136                230              (1,036)             (385)
  Gain on sale of equipment..............           (195)                (2)                                  (14)
  Changes in operating assets and
    liabilities affecting cash
    Trade receivables....................         (8,953)             6,617              (3,311)           (2,286)
    Inventories..........................           (299)              (277)               (259)             (635)
    Reimbursable tooling.................         (1,601)             1,824                (760)           (3,170)
    Prepaid expenses and other assets....            129              1,592              (1,768)             (553)
    Other noncurrent assets..............          3,544
    Trade accounts payable...............           (605)            (6,501)              6,417             7,314
    Employee compensation................         (6,072)               309                (493)              (25)
    Restructuring reserve................           (398)
    Accrued expenses and other
      liabilities........................         (1,885)            (1,716)              3,504               110
    Income taxes payable/refundable......           (199)
    Other noncurrent liabilities.........            (39)
                                                --------           --------            --------           -------
      NET CASH PROVIDED BY (USED IN)
         OPERATING ACTIVITIES............         (7,847)             3,178               1,329               503
                                                --------           --------            --------           -------
INVESTING ACTIVITIES
Purchase of business, net of cash
  acquired...............................         (9,309)            (1,983)
Purchase of property, plant and
  equipment..............................         (3,326)            (3,466)             (5,111)           (4,384)
Proceeds from sale of equipment..........            341                 33                  11                26
                                                --------           --------            --------           -------
      NET CASH USED IN INVESTING
         ACTIVITIES......................        (12,294)            (5,416)             (5,100)           (4,358)
                                                --------           --------            --------           -------
FINANCING ACTIVITIES
Issuance of share capital................            300                750
Proceeds from borrowing arrangements.....         78,823             23,814                 921
Principal payments on borrowing
  arrangements...........................        (49,186)           (16,482)             (7,477)           (1,182)
Redemption and retirement of common
  stock..................................            (92)                                   (40)             (161)
Obligation under capital lease -- net....                                (6)                 (3)               76
                                                --------           --------            --------           -------
      NET CASH PROVIDED BY (USED IN)
         FINANCING ACTIVITIES............         29,845              8,076              (6,599)           (1,267)
                                                --------           --------            --------           -------
Effect of exchange rate changes on
  cash...................................            (33)
                                                --------           --------            --------           -------
NET INCREASE (DECREASE) IN CASH AND CASH
  EQUIVALENTS............................          9,671              5,838             (10,370)           (5,122)
Cash and cash equivalents at beginning of
  period.................................                           (11,238)               (868)            4,254
                                                --------           --------            --------           -------
Cash and cash equivalents at end of
  period.................................       $  9,671           $ (5,400)           $(11,238)          $  (868)
                                                ========           ========            ========           =======
Cash paid for interest...................       $  3,033           $  1,096            $  1,048           $ 1,267
                                                ========           ========            ========           =======
Cash paid for income taxes...............       $     --           $     42            $     79           $   113
                                                ========           ========            ========           =======

    The accompanying notes are an integral part of the financial statements.

                            OXFORD AUTOMOTIVE, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
            (DOLLAR AMOUNTS IN THOUSANDS, EXCEPT SHARE RELATED DATA)

NOTE 1. NATURE OF OPERATIONS

     Oxford Automotive, Inc. (the Company) is a full-service supplier of metal stampings and welded assemblies used as original equipment components primarily by North American original equipment automotive manufacturers. The Company's products are used in a wide variety of sport utility vehicles, light and medium trucks, vans and passenger cars. The Company primarily operates from seven plants located in the United States and Canada. The Company's hourly workforce is represented by various locals of the United Auto Workers.

     Net sales to the Company's two primary customers as a percentage of total sales are as follows:

                                                    COMPANY                             PREDECESSOR
                                       ----------------------------------    ----------------------------------
                                                           PERIOD FROM         PERIOD FROM
                                                         OCTOBER 28, 1995     APRIL 1, 1995
                                         YEAR ENDED          THROUGH             THROUGH           YEAR ENDED
                                       MARCH 31, 1997     MARCH 31, 1996     OCTOBER 27, 1995    MARCH 31, 1995
                                       --------------    ----------------    ----------------    --------------
Ford Motor Company.................          17%                --                  --                 --
General Motors Corporation.........          62%                67%                 69%                70%

     Accounts receivable from Ford Motor Company and General Motors Corporation represent approximately 30% and 60%, respectively, of the March 31, 1997 accounts receivable balance.

     Although the Company is directly affected by the economic well being of the automotive industry and customers referred to above, management does not believe significant credit risk exists at March 31, 1997. The Company does not require collateral to reduce such risk and historically has not experienced significant losses related to receivables from individual customers or groups of customers in the automotive industry.

NOTE 2. SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

     The financial statements for the period from April 1, 1995 through October 27, 1995 and for the year ended March 31, 1995 are those of BMG North America Limited (the Predecessor), which was acquired by Oxford Automotive, Inc. (formerly BMG-MI, Inc.) on October 28, 1995, as discussed further in Note 3.

     The consolidated financial statements as of March 31, 1997 and 1996 and for the year ended March 31, 1997 and for the period from October 28, 1995 through March 31, 1996 are those of the Company and its subsidiaries. The financial statements of the Company and Predecessor are not comparable in certain respects due to differences between the cost bases of certain assets held by the Company versus that of the Predecessor, resulting in reduced depreciation and amortization charges subsequent to October 27, 1995, changes in accounting policies and the recording of certain liabilities at the date of acquisition in connection with the purchase of the Predecessor by the Company, as well as the Company's acquisition of Lobdell Emery Corporation and its wholly-owned subsidiaries on January 10, 1997, as discussed further in Note 3.

Principles of Consolidation

     The consolidated financial statements of the Company include the accounts of Oxford Automotive, Inc. and its wholly-owned subsidiaries, BMG Holdings, Inc. and Lobdell Emery Corporation. The accounts of BMG Holdings, Inc. (BMGH) consist of BMGH and its wholly-owned subsidiaries, BMG North America Limited (BMGNA) and BMGNA's two wholly-owned subsidiaries, 829500 Ontario Limited and 976459 Ontario Limited. The accounts of Lobdell Emery Corporation (Lobdell) consist of Lobdell and its wholly-owned subsidiaries, Lewis Emery Capital Corporation (Lewis), Concept Management Corporation and subsidiaries (Concept), Laserweld International (Laserweld) and Parallel Group International (Parallel). Concept

                            OXFORD AUTOMOTIVE, INC.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

NOTE 2. SIGNIFICANT ACCOUNTING POLICIES -- (CONTINUED)
Management Corporation also includes the accounts of its wholly-owned subsidiaries, Winchester Fabrication Corporation (Winchester) and Creative Fabrication Corporation (Creative). Intercompany accounts and transactions have been eliminated.

Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Revenue Recognition

     Revenue is recognized by the Company upon shipment of product to the customer.

Financial Instruments

     At March 31, 1997 and 1996, the carrying amount of financial instruments such as cash and cash equivalents, trade receivables and payables and unexpended bond proceeds, approximated their fair values. The carrying amount of the long-term customer receivables and borrowings at March 31, 1997 and 1996, approximated their fair values based on the variable interest rates available to the Company for similar arrangements.

Cash Equivalents

     The Company considers all highly-liquid investments with maturity of three months or less when purchased to be cash equivalents.

Inventories

     Inventories are stated at the lower of cost or market. Cost is principally determined by the last-in, first-out (LIFO) method for the Company's United States operations and by the first-in first-out (FIFO) method for the Company's Canadian operations.

Reimbursable Tooling

     Reimbursable tooling represents net costs incurred on tooling projects for which the Company expects to be reimbursed by customers. Ongoing estimates of total costs to be incurred on each tooling project are made by management and losses, if any, are recorded when known. Generally, tooling revenue is recognized upon acceptance of the tooling by the customer. Certain of the Company's tooling costs are financed through lending institutions and are reimbursed by vendors on a piece price basis. These tooling assets are classified as either accounts receivable ($3,695 and $1,809 at March 31, 1997 and 1996, respectively), other noncurrent assets ($3,800 and $6,734 at March 31, 1997 and 1996, respectively) or equipment depending upon the ultimate title holder of the tooling assets.

Unexpended Bond Proceeds

     Unexpended bond proceeds in the accompanying consolidated balance sheet represent unexpended proceeds from the issuance of industrial development revenue bonds by Creative as discussed in Note 7, and are invested in allowable money market accounts and commercial paper with a maturity of 30 days or less.

                            OXFORD AUTOMOTIVE, INC.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

NOTE 2. SIGNIFICANT ACCOUNTING POLICIES -- (CONTINUED)
Property, Plant and Equipment

     Property, plant and equipment are stated on the basis of cost and include expenditures for improvements which materially increase the useful lives of existing assets. Expenditures for normal repair and maintenance are charged to operations as incurred. For federal income tax purposes, depreciation is computed using accelerated and straight-line methods. For financial reporting purposes, depreciation is computed principally using the straight-line method over the following estimated useful lives:

                                                                YEARS
                                                                -----
Land improvements...........................................       15
Buildings...................................................    30-40
Machinery and equipment.....................................     3-20

Impairment of Long-Lived Assets

     The Company accounts for long-lived assets in accordance with Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of". This Statement requires that long-lived assets and certain identifiable intangibles to be held and used by the Company be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be fully recoverable. The Company measures the impairment of long-lived assets by comparing the undiscounted future cash flows to be generated by the assets to their carrying value.

Environmental Compliance and Remediation

     Environmental expenditures that relate to current operations are expensed or capitalized as appropriate. Expenditures that relate to an existing condition caused by past operations which do not contribute to current or future revenue generation are expensed. Liabilities are recorded when environmental assessments and/or remedial efforts are probable and the costs can be reasonably estimated. Estimated costs are based upon enacted laws and regulations, existing technology and the most probable method of remediation. The costs determined are not discounted and exclude the effects of inflation and other social and economic factors.

Income Taxes

     Deferred taxes are provided to give recognition to the effect of expected future tax consequences of temporary differences between the carrying amounts for financial reporting purposes and the tax bases for income tax purposes of assets and liabilities.

Foreign Exchange Contracts

     Gains and losses of foreign currency firm commitment hedges are deferred and included in the basis of the transactions underlying the commitments. During fiscal 1997, the Company recognized a gain of approximately $2,000 related to certain foreign currency exchange transactions terminated during the year. The gain is included as a component of other income in the accompanying March 31, 1997 statement of operations. Had the foreign currency exchange transactions not been terminated, the recognized gain would normally have been recorded as a component of sales.

Foreign Currency Translation

     The foreign currency financial statements of BMGH, where the local currency is the functional currency, are translated using exchange rates in effect at period end for assets and liabilities and at weighted average

                            OXFORD AUTOMOTIVE, INC.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

NOTE 2. SIGNIFICANT ACCOUNTING POLICIES -- (CONTINUED) exchange rates during the period for operating statement accounts. The resulting foreign currency translation adjustments are recorded as a separate component of shareholders' equity. Exchange gains and losses resulting from foreign currency transactions are included in operating results during the period in which they occur.

Per Share Amounts

     Predecessor period per share amounts have not been presented as the Company's capital structure is not comparable to that of the Predecessor.

Reclassifications

     Certain amounts from the prior year have been reclassified to conform with the current year presentation.

NOTE 3. ACQUISITIONS

     On October 28, 1995, the Company acquired all of the outstanding common stock of the Predecessor. The acquisition was financed through a $750 Series A promissory note. The acquisition has been recorded in accordance with the purchase method of accounting. Accordingly, the purchase price plus direct cost of the acquisition have been allocated to the assets acquired and liabilities assumed based on their estimated fair values at the date of acquisition.

     On January 10, 1997, pursuant to an Agreement and Plan of Merger among Lobdell Emery Corporation, certain shareholders of Lobdell Emery Corporation, BMG-MI, Inc. and L-E Acquisition, Inc. as amended (the Agreement), certain Lobdell Emery Corporation shareholders and option holders had their respective shares and options redeemed for cash of approximately $8,500 and all outstanding shares of common stock of Lobdell Emery Corporation (Oldco) were exchanged for shares of preferred stock of L-E Acquisition, Inc. with a face value of approximately $40,700. In addition, approximately $3,500 of expenses incurred by Oldco were reimbursed by L-E Acquisition, Inc. Subsequent to the exchange of Oldco's common stock for preferred stock, L-E Acquisition, Inc. was merged with and into Lobdell Emery Corporation (Newco).

     The acquisition was financed through the issuance of preferred stock described in Note 12 and the term loan described in Note 7. The acquisition has been recorded in accordance with the purchase method of accounting. Accordingly, the purchase price plus direct cost of the acquisition have been allocated to the assets acquired and liabilities assumed based on their estimated fair values at the date of acquisition. In accordance with the purchase method of accounting, Lobdell's operating results have been included with those of the Company since the date of acquisition.

     The Agreement provides for a purchase price adjustment, depending on net worth on January 10, 1997, to the face value of Series A Preferred Stock, not to exceed $10,000, issued by the Company to the former shareholders of Lobdell in connection with the acquisition. The Company and former shareholders of Lobdell are currently in negotiations as to the purchase price adjustment related to net worth with 100,000 shares of issued Series A Preferred Stock held in escrow. The Company expects the entire 100,000 shares ($10,000) will be returned to the Company and canceled in accordance with the Agreement. Any adjustment to the purchase price resulting from the aforementioned negotiations will be allocated to the assets acquired or goodwill.

     On July 15, 1997 the Company entered into a Settlement Agreement and Mutual Release with the preferred shareholders of Lobdell (the Settlement Agreement). The terms of the Settlement Agreement provide for the cancellation of 60,000 shares of Series A Preferred Stock held in escrow and the cancellation of either the remaining 40,000 shares of Series A Preferred Stock held in escrow or, at the election of the preferred shareholders, 49,938 shares of Series B Preferred Stock. The cancellation of Series A Preferred

                            OXFORD AUTOMOTIVE, INC.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

NOTE 3. ACQUISITIONS -- (CONTINUED)
Stock shares will have no effect on the book value of the assets acquired. However, the cancellation of Series B Preferred Stock shares will increase both redeemable preferred stock and the book value of the assets acquired.

     The following unaudited pro forma consolidated results of operations have been prepared as if the acquisition of Lobdell had occurred at the beginning of fiscal 1997 and 1996.

                                                                                     PERIOD FROM
                                                                                   OCTOBER 28, 1995
                                                                  YEAR ENDED           THROUGH
                                                                MARCH 31, 1997      MARCH 31, 1996
                                                                --------------     ----------------
Net sales...................................................     $   330,164         $   150,776
Net loss....................................................     $    (7,090)        $      (938)
Net loss applicable to common stock.........................     $    (8,460)        $    (2,308)
Net loss per share from continuing operations...............     $    (27.32)        $     (7.45)

     The pro forma information is not intended to be a projection of future results.

     The pro forma information included above includes adjustments for increased depreciation expense, net of the related tax benefit of $550 and $290 for the year ended March 31, 1997 and for the period from October 28, 1995 through March 31, 1996, respectively.

NOTE 4. INVENTORIES

     Inventories are comprised of the following at March 31:

                                                                 1997       1996
                                                                 ----       ----
Raw materials...............................................    $ 1,604    $1,557
Finished goods and work-in-process..........................     11,861     2,162
                                                                -------    ------
                                                                 13,465     3,719
LIFO reserve................................................        (54)
                                                                -------    ------
                                                                $13,411    $3,719
                                                                =======    ======

     The Company does not separately identify finished goods from work-in-process.

NOTE 5. PROPERTY, PLANT AND EQUIPMENT

     Property, plant and equipment are comprised of the following at March 31:

                                                                1997      1996
                                                                ----      ----
Land and land improvements..................................  $  5,073   $   779
Buildings...................................................    26,124     3,171
Machinery and equipment.....................................   118,875     7,394
Construction-in-process.....................................     4,393     8,914
                                                              --------   -------
                                                               154,465    20,258
Less -- accumulated depreciation............................    (4,920)     (467)
                                                              --------   -------
                                                              $149,545   $19,791
                                                              ========   =======

                            OXFORD AUTOMOTIVE, INC.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

NOTE 6. ACCRUED EXPENSES AND OTHER CURRENT LIABILITIES

     Accrued expenses and other current liabilities are comprised of the following at March 31:

                                                               1997     1996
                                                               ----     ----
Accrued workers' compensation...............................  $3,071   $  544
Accrued property taxes......................................   2,350
Accrued medical benefits....................................   1,827
Foreign exchange gain.......................................            1,975
Other.......................................................   1,792      780
                                                              ------   ------
                                                              $9,040   $3,299
                                                              ======   ======

NOTE 7. BORROWING ARRANGEMENTS

     Borrowings consist of the following at March 31:

                                                                1997       1996
                                                                ----       ----
BANK SYNDICATE -- TERM LOAN, LOBDELL EMERY CORPORATION
Interest at variable spread over prime (7.44% at March 31,
  1997). Quarterly principal payments ranging from
  $1,250-$2,750 plus interest, with $13,750 due December 31,
  2001......................................................  $ 52,750   $     --
BANK SYNDICATE -- REVOLVING CREDIT LINE, LOBDELL EMERY
  CORPORATION
Interest at variable spread over prime (9% at March 31,
  1997), matures January 10, 2002...........................     1,250
INDUSTRIAL DEVELOPMENT REVENUE BONDS, CREATIVE
$8,500 issued September 27, 1995, floating rate interest
  (3.6% at March 31, 1997). Quarterly principal payments
  based on graduated maturity schedule. Backed by NBD Bank
  letter of credit..........................................     8,300
BANK SYNDICATE -- TERM LOAN, BMGNA
Interest at prime rate plus 1.25% (6% at March 31, 1997).
  Quarterly payments of $755 plus interest, matures February
  28, 2002..................................................    14,447
REVOLVING CREDIT LINE, BMGNA
Interest at prime rate plus 1.25% (6% at March 31, 1997),
  matures February 28, 2002.................................    10,376
BANK -- TERM LOAN, LEWIS
Interest at .625% over 90-day LIBOR (6.19% at March 31,
  1997). Quarterly principal payments of approximately $400,
  matures October 1, 1998...................................     2,833
NATIONS BANK -- SATURN TOOLING, BMGNA
Interest at a variable spread over prime (8.71% at March 31,
  1997). Payments based on parts shipped, matures November
  30, 1998..................................................     1,380      7,047
EDC TOOLING LOAN, BMGNA
Interest at a fixed rate of 7.36%. Payments based on parts
  shipped, matures September 30, 1999.......................     5,110
CCFL LOAN, BMGNA
Interest at 11.11%. Monthly principal payments of $21,
  matures October 31, 2000..................................     2,475      2,768

                            OXFORD AUTOMOTIVE, INC.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

NOTE 7. BORROWING ARRANGEMENTS -- (CONTINUED)

                                                                1997       1996
                                                              --------   --------
IRDP LOAN, BMGNA
Interest at 6%. Monthly principal payments of $7 to October
  31, 2000 and $11 thereafter, matures September 1, 2002....       467        534
TERM LOAN, BMGNA
Interest at Canadian Index Rate plus 3% or Canadian Banker's
  Acceptance Rate plus 3.95%. Quarterly principal payments
  based on graduated schedule, repaid in full during fiscal
  1997......................................................                7,765
REVOLVING CREDIT LINE, BMGNA
Interest at Canadian Banker's Acceptance Rate plus 3.7%,
  repaid in full during fiscal 1997.........................                2,803
BANK LOAN, BMGNA
Interest at either the Canadian Index Rate plus 2.5% or BA
  rate plus 3.45%, repaid in full during fiscal 1997........                2,650
TOOLING LINE, BMGNA
Interest at the Canadian Index Rate plus 3% or the Canadian
  Banker's Acceptance Rate plus 3.95%, repaid in full during
  fiscal 1997...............................................                2,750
SERIES A PROMISSORY NOTE, BMGH
Interest at 7%, matures October 26, 2001....................       441        441
                                                              --------   --------
     Total..................................................    99,829     26,758
Less -- current portion of long-term borrowings.............   (24,274)   (11,258)
                                                              --------   --------
Long-term borrowings -- less current portion................  $ 75,555   $ 15,500
                                                              ========   ========

     On January 10, 1997, Lobdell entered into a credit agreement with a syndicate of banks (the Lobdell Credit Agreement), under which Lobdell may borrow up to $110,000, including a term loan of $54,000, a revolving credit line of $38,000, a capital expenditure note of $18,000 and a swingline note of $3,000. At March 31, 1997, no borrowings were outstanding under the capital expenditure note or swingline note.

     The terms of the Lobdell Credit Agreement contain, among other provisions, requirements for maintaining defined levels of tangible net worth, funded debt to cash flows and cash flow coverage. The Lobdell Credit Agreement also contains certain restrictions on the payment of dividends. Quarterly commitment fees ranging from .25% to .40% are required to be paid on the unused amounts of the revolving credit line and the capital expenditure note. Borrowings are secured by substantially all assets of Lobdell. At March 31, 1997, borrowings supported by the combined lines of credit totaled $1,250, leaving $54,750 unused and available.

     The proceeds of the industrial development revenue bonds were used to finance the real and personal property of Creative. These bonds are backed by an NBD letter of credit, which carries a rate of 1.50% and is collateralized by substantially all assets of Creative. The letter of credit reimbursement agreement includes covenants requiring minimum tangible capital, debt service coverage and limitations on other indebtedness.

     On February 11, 1997, BMGNA entered into a credit agreement with a syndicate of banks (the BMGNA Credit Agreement) under which BMGNA may borrow up to $46,000, including a term loan of $20,000, a revolving credit line of $23,000, a capital expenditure note of $3,000 and a swingline note of $3,000. At March 31, 1997, no borrowings were outstanding under the revolving credit line, capital expenditure note or swingline note.

                            OXFORD AUTOMOTIVE, INC.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

NOTE 7. BORROWING ARRANGEMENTS -- (CONTINUED)
     The terms of the BMGNA Credit Agreement contain, among other provisions, requirements for maintaining defined levels of tangible net worth, funded debt to cash flows and cash flow coverage. The BMGNA Credit Agreement also contains certain restrictions on the payment of dividends. Quarterly commitment fees ranging from .35% to .50% are required to be paid on the unused amounts of the revolving credit line and the capital expenditure note. Borrowings are secured by substantially all assets of BMGNA.

     The Bank -- term loan, Lewis, Nations Bank -- Saturn tooling, BMGNA and EDC tooling loan, BMGNA are used to finance customer tooling. These loans are collateralized by either a customer purchase order or the tooling assets.

     The CCFL loan represents a term loan payable through October 31, 2000 which is secured by substantially all the assets of BMGNA.

     Aggregate maturities of long-term borrowings at March 31, 1997 are as follows:

1998........................................................    $24,274
1999........................................................     14,886
2000........................................................     13,687
2001........................................................     16,975
2002........................................................     27,206
Thereafter..................................................      2,801
                                                                -------
                                                                $99,829
                                                                =======

NOTE 8. INCOME TAXES

     The Company's income tax provision (benefit) consists of the following:

                                                  COMPANY                               PREDECESSOR
                                     ---------------------------------       ---------------------------------
                                                        PERIOD FROM            PERIOD FROM
                                                      OCTOBER 28, 1995        APRIL 1, 1995
                                       YEAR ENDED         THROUGH                THROUGH          YEAR ENDED
                                     MARCH 31, 1997    MARCH 31, 1996        OCTOBER 27, 1995   MARCH 31, 1995
                                     --------------   ----------------       ----------------   --------------
Current
  Federal..........................      $ (821)            $ --                  $  --             $  --
  State............................        (124)
  Foreign..........................                           34                     46                49
                                         ------           ------                -------             -----
                                           (945)              34                     46                49
                                         ------           ------                -------             -----
Deferred
  Federal..........................         899
  State............................         137
  Foreign..........................         974              168                   (984)             (398)
                                         ------           ------                -------             -----
                                          2,010              168                   (984)             (398)
                                         ------           ------                -------             -----
                                         $1,065             $202                  $(938)            $(349)
                                         ======           ======                =======             =====

                            OXFORD AUTOMOTIVE, INC.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

NOTE 8. INCOME TAXES -- (CONTINUED)
     The difference between the statutory rate and the Company's effective rate was as follows:

                                                      COMPANY                             PREDECESSOR
                                         ----------------------------------    ----------------------------------
                                                             PERIOD FROM         PERIOD FROM
                                                           OCTOBER 28, 1995     APRIL 1, 1995
                                           YEAR ENDED          THROUGH             THROUGH           YEAR ENDED
                                         MARCH 31, 1997     MARCH 31, 1996     OCTOBER 27, 1995    MARCH 31, 1995
                                         --------------    ----------------    ----------------    --------------
Statutory rate.......................         34.0%              36.0%               36.0%              36.0%
Foreign rates varying from 34%.......          1.8
Large corporation tax................                           (2.8)               (1.6)               (3.1)
State taxes, net of federal
  benefit............................           .3
Nondeductible items..................          4.1                (.5)              (1.2)             (11.3)
Other................................           .5
                                              ----              -----               -----              -----
Effective income tax rate............         40.7%              32.7%               33.2%              21.6%
                                              ====              =====               =====              =====

     Significant components of the Company's deferred tax assets and (liabilities) are as follows at March 31:

                                                                  1997       1996
                                                                  ----       ----
Deferred tax liabilities
  Tax depreciation in excess of book........................    $(30,065)   $   --
  Inventory reserve.........................................      (1,292)
                                                                --------    ------
Gross deferred tax liabilities..............................     (31,357)
                                                                --------    ------
Deferred tax assets
  Postretirement medical benefits...........................      13,387
  Impairment reserve........................................       1,200
  Workers' compensation.....................................       1,089
  Medical benefits accrual..................................         702
  Allowance for bad debts...................................         502
  AMT credit carryforward...................................       3,000
  Pension benefits..........................................       1,606       498
  Net operating loss carryforwards..........................       2,905     3,066
  Book depreciation in excess of tax........................                   989
  Restructuring reserve.....................................       3,927       311
  Foreign exchange..........................................          46       696
  Other.....................................................       2,471       579
                                                                --------    ------
  Gross deferred tax assets.................................      30,835     6,139
                                                                --------    ------
Valuation allowance.........................................        (200)
                                                                --------    ------
Net deferred tax asset (liability)..........................    $   (722)   $6,139
                                                                ========    ======

     A valuation allowance is provided on the tax benefits otherwise associated with certain tax attributes unless it is considered more likely than not that the benefit will be realized.

     The Company has net operating loss carryforwards for Canadian income tax purposes with potential future tax benefits of approximately $2,900 at March 31, 1997. The Canadian net operating losses have the ability to be carried forward indefinitely. In addition, the Company has Alternative Minimum Tax credit carryforwards aggregating $3,000 at March 31, 1997, which can be carried forward indefinitely.

                            OXFORD AUTOMOTIVE, INC.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

NOTE 8. INCOME TAXES -- (CONTINUED)
     The Company has net operating loss carryforwards with a potential future tax benefit of approximately $150 for state income tax purposes and Tennessee Jobs Tax Credit carryforwards of approximately $200 at March 31, 1997, both of which expire during the years 2010 and 2011.

NOTE 9. RESTRUCTURING RESERVES

     In connection with the acquisition of Lobdell described in Note 3, management began to formulate and assess a plan to exit certain activities of Lobdell and accordingly established certain restructuring reserves aggregating $9,817 in Lobdell's opening balance sheet. Currently, management's restructuring plan includes the sale of certain subsidiaries, closure of a Lobdell owned manufacturing facility and sale of the current Lobdell owned corporate offices. Included in the restructuring reserves at March 31, 1997 are the following costs: severance and benefits for employees to be relocated and terminated ($5,052), net of writedown of facilities and certain equipment to fair market value, less disposal costs ($2,767), and other restructuring related costs ($1,998). The effect of these initiatives is currently expected to result in the termination of approximately 250 employee positions.

     Management continues to assess the future manufacturing capacity and corporate office requirements of the Company and expects to complete its assessment and finalization of the restructuring plan within one year of the acquisition date of Lobdell.

     As noted above, in connection with the Company's restructuring activities, certain employees of Lobdell were terminated. The termination of certain of these employees resulted in a postretirement medical benefit curtailment gain of $957 which, in accordance with the purchase method of accounting, was treated as a reduction in liabilities assumed at the acquisition date. Accordingly, no postemployment medical benefit curtailment gain has been recognized in the Company's statement of operations for the year ended March 31, 1997.

NOTE 10. BENEFIT PLANS

     The Company sponsors eight noncontributory plans and one contributory defined benefit pension plan covering substantially all employees meeting the age and length of service requirements as specified in the plans. The plan covering salaried employees provides pension benefits that are based on a percentage of the employee's average monthly compensation during the five highest consecutive years out of their last ten years, and their years of credited service up to a maximum of 30 years. The hourly plans do not provide for increases in future compensation levels. The Company's funding policy for this plan is to make contributions in amounts sufficient to annually fund the plan's current service cost and the initial past service cost, plus interest, over a period of 30 years. Plans covering hourly employees generally provide benefits of stated amounts based on their unique labor agreements for each year of service. The Company's funding policy for these plans is to make at least the minimum annual contributions required by applicable regulations.

                            OXFORD AUTOMOTIVE, INC.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

NOTE 10. BENEFIT PLANS -- (CONTINUED)
     The following table sets forth the plans' funded status and amounts recognized on the Company's balance sheets at March 31:

                                                          OVERFUNDED PLANS       UNDERFUNDED PLANS
                                                         -------------------    --------------------
                                                           1997       1996        1997        1996
                                                           ----       ----        ----        ----
Actuarial present value of benefit obligation
  Vested benefits....................................    $ 17,573    $ 2,376    $ 34,106    $ 11,539
  Nonvested benefits.................................       1,170         74       1,853         356
                                                         --------    -------    --------    --------
                                                           18,743      2,450      35,959      11,895
Effect of projected future compensation levels.......       4,060      1,285
                                                         --------    -------    --------    --------
Projected benefit obligation for service rendered....      22,803      3,735      35,959      11,895
Plan assets at fair value (primarily U.S. government
  securities, bonds and notes and mutual funds)......     (22,854)    (4,155)    (32,280)    (10,525)
                                                         --------    -------    --------    --------
Plan assets less (greater) than projected benefit
  obligation.........................................         (51)      (420)      3,679       1,370
Unrecognized net loss, including asset gains/losses
  not yet reflected in market values.................          10                    (21)
Unrecognized prior service cost......................                                (20)
Unrecognized net obligation being recognized over
  15-20 years........................................          15
Experience gains (losses)............................         (61)       125        (392)       (363)
Adjustment required to recognize minimum liability...                                472         368
                                                         --------    -------    --------    --------
(Prepaid) accrued pension cost.......................    $    (87)   $  (295)   $  3,718    $  1,375
                                                         ========    =======    ========    ========

     The minimum pension liability in excess of the allowable intangible asset has been recorded as a separate component of equity, net of tax.

                            OXFORD AUTOMOTIVE, INC.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

NOTE 10. BENEFIT PLANS -- (CONTINUED)
     Net periodic pension cost for each year and the actuarial assumptions used in determining the projected benefit obligation were as follows:

                                                      COMPANY                             PREDECESSOR
                                         ----------------------------------    ----------------------------------
                                                             PERIOD FROM         PERIOD FROM
                                                           OCTOBER 28, 1995     APRIL 1, 1995
                                           YEAR ENDED          THROUGH             THROUGH           YEAR ENDED
                                         MARCH 31, 1997     MARCH 31, 1996     OCTOBER 27, 1995    MARCH 31, 1995
                                         --------------    ----------------    ----------------    --------------
Service cost.........................       $ 1,074             $ 266               $ 344              $  519
Interest cost........................         2,127               530                 697               1,005
Expected return on assets............        (2,138)             (425)               (533)               (847)
Net amortization and deferral........            15                                    60                  36
                                            -------           -------             -------              ------
Net periodic pension cost............       $ 1,078             $ 371               $ 568              $  713
                                            =======           =======             =======              ======
Discount rate
  Lobdell............................          7.75%               --                  --                  --
  BMGH...............................          8.00%             8.50%               8.75%               9.50%
Expected return on assets
  Lobdell............................          9.00%               --                  --                  --
  BMGH...............................          8.50%             8.50%               7.50%               7.50%
Salary progression
  Lobdell............................          4.50%               --                  --                  --
  BMGH...............................          5.50%             5.50%               5.50%               5.50%

     The Company sponsors five defined contribution 401(k) plans. The Salaried Employees' Retirement Savings Plan covers all salaried employees of Lobdell and Winchester. The Alma Hourly Employees' Retirement Savings Plan, the Argos Hourly Employees' Retirement Savings Plan, the Creative Fabrication Corporation and the Greencastle Hourly Employees' Plan cover all eligible hourly employees at the respective locations. The Company generally contributes 25% of the first 6% of the base compensation that a participant contributes to the plans.

NOTE 11. POSTRETIREMENT MEDICAL BENEFITS

     In addition to the Company's defined benefit pension plans, Lobdell sponsors unfunded defined benefit medical plans that provide postretirement medical benefits to certain full-time employees meeting the age, length of service and contractual requirements as specified in the plans. The plan covering salaried employees is a contributory plan providing medical benefits to those hired before July 1, 1993. The percentage of cost paid by the retiree currently ranges from 10% for 30 or more years of service at retirement to 55% for 15 years of service at retirement, with Company contributions commencing upon attainment of age 62. Those retiring with less than 15 years of service and those hired after June 30, 1993 may participate in the plan at their own cost. The plan is currently noncontributory for those employees who retired prior to July 1, 1993. The plans covering hourly employees provide medical benefit plan options that are similar to those offered to active hourly employees, with Lobdell contributions limited either to that available under traditional coverage for Alma hourly retirees or to 87% of the total applicable premium for Greencastle retirees.

                            OXFORD AUTOMOTIVE, INC.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

NOTE 11. POSTRETIREMENT MEDICAL BENEFITS -- (CONTINUED)
     The following table presents the plan's funded status reconciled with amounts recognized in the Company's balance sheet.

                                                                MARCH 31,
                                                                  1997
                                                                ---------
Accumulated postretirement benefit obligation
  Retirees..................................................     $14,479
  Full eligible active plan participants....................       4,287
  Other active plan participants............................      13,510
                                                                 -------
  Total unfunded obligation.................................      32,276
Unrecognized gain...........................................       1,191
                                                                 -------
Postretirement medical benefits liability...................     $33,467
                                                                 =======

     Net periodic postretirement benefit cost for the period from January 10, 1997 to March 31, 1997 included the following components:

Service cost -- benefits earned during the period...........    $272
Interest cost on the accumulated postretirement benefit
  obligation................................................     623
                                                                ----
Net periodic postretirement benefit cost....................    $895
                                                                ====

     The weighted average discount rate used in determining the accumulated postretirement benefit obligation was 7.75%. The weighted average annual assumed rate of increase in the per capita cost of covered benefits (i.e., healthcare cost trend rate) is 8.8% in 1997 trending to 6.5% in 2008 and thereafter for retirees less than 65 years of age. For retirees 65 years of age and over, the rate is 8.5% in 1997 trending to 6.5% in 2008 and thereafter. The healthcare cost trend rate assumption has a significant effect on the amounts reported. For example, increasing the assumed healthcare cost trend rates by one percentage point in each year would increase the accumulated postretirement benefit obligation as of March 31, 1997 by approximately $4,624 and net periodic postretirement benefit cost for the period from January 10, 1997 to March 31, 1997 by approximately $140.

NOTE 12. REDEEMABLE PREFERRED STOCK

     In connection with the acquisition of Lobdell described in Note 3, redeemable preferred stock with a face value of $50,748 was issued. Redeemable preferred stock with a face value of $40,748 was delivered to the former shareholders of Lobdell on January 10, 1997. The remaining redeemable preferred stock with a face value of $10,000 was placed in escrow pending final determination of the purchase price. See Note 3 for a discussion of the settlement reached with the preferred shareholders of Lobdell and the subsequent cancellation of certain shares of redeemable preferred stock. The preferred stock issuance consisted of 457,541 shares of Series A $3.00 Cumulative Preferred Stock (Series A Preferred) and 49,938 shares of Series B Preferred Stock (Series B Preferred). The annual dividend on the Series A Preferred is $3.00 per share, payable semi-annually. Dividends on the Series A Preferred are cumulative, but do not bear interest. The Series B Preferred does not provide for dividends or interest.

     Under the terms of the issuance of the Series A Preferred and the Series B Preferred (Stock Agreement), the holders of the Series A Preferred and Series B Preferred maintain limited voting rights. Holders are entitled to vote on any provisions that would adversely affect the rights or privileges of the Series A Preferred or Series B Preferred holders or management's plans to issue any equity securities that would rank prior to the Series A Preferred. Holders of the Series A Preferred are entitled to elect at least one director of Lobdell, which, under certain provisions of the Stock Agreement, may increase to two.

                            OXFORD AUTOMOTIVE, INC.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

NOTE 12. REDEEMABLE PREFERRED STOCK -- (CONTINUED)
     Lobdell is required to redeem all shares of Series A Preferred and Series B Preferred on December 31, 2006 at a price of $100 per share, plus all declared or accumulated but unpaid dividends on the Series A Preferred. If Oxford does not commence an initial public offering of common stock (IPO) prior to June 30, 2006, then the redemption price of the Series A Preferred is $103 per share. If an IPO does not occur by December 31, 2001, each holder of Series A Preferred has the option to redeem annually a maximum of 20 percent of the shares held at a price of $100 per share on each December 31, beginning in 2002.

     Series A Preferred and Series B Preferred holders are not allowed to transfer, sell or assign the shares prior to February 1, 1999. Subsequent to that date, Lobdell has the right of first refusal to purchase any of the shares transferred, sold or assigned by a holder of Series A Preferred or Series B Preferred.

     Holders of Series A Preferred are entitled to convert their shares to Oxford common stock issued in connection with an IPO. Individual Series A Preferred holders may convert a maximum of 50% of their shares, but the total of all Series A Preferred shares converted may not exceed 25% of the total Series A Preferred shares outstanding.

     The Series B Preferred shares have been discounted, as the redemption price of $100 per share was greater than the fair value of the shares at issuance. The recorded value will be accreted to the redemption value at the time redemption first becomes available.

     The Series A Preferred and Series B Preferred have been included in the accompanying consolidated balance sheet at their respective fair values at the date of issuance of $35,754 and $3,246, respectively, and have been adjusted for accrued dividends and accretion of $258 and $42 respectively.

NOTE 13. RELATED PARTY TRANSACTIONS

     The Company is charged a fee by a related party, The Oxford Investment Group, Inc., for consulting, finance and management services. Fees charged to the Company by The Oxford Investment Group, Inc. approximated $275 for the year ended March 31, 1997. In connection with the acquisitions of BMGNA and Lobdell, investment banking fees of $200 and $300, respectively, were paid to The Oxford Investment Group, Inc.

NOTE 14. COMMITMENTS AND CONTINGENCIES

Operating Leases

     As of March 31, 1997, the Company had long-term operating leases covering certain machinery and equipment. The minimum rental commitments under noncancellable operating leases with lease terms in excess of one year are as follows as of March 31, 1997:

1998........................................................    $ 4,695
1999........................................................      2,813
2000........................................................      3,159
2001........................................................      1,140
2002........................................................      3,088
                                                                -------
                                                                $14,895
                                                                =======

Environmental Matters

     The Company is subject to federal, state and local laws and regulations which govern environmental matters. These laws regulate the discharge of materials into the environment and may require the Company to remove or mitigate the environmental effects of the disposal or release of petroleum or chemical substances.

                            OXFORD AUTOMOTIVE, INC.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

NOTE 14. COMMITMENTS AND CONTINGENCIES -- (CONTINUED)
The Company has identified several environmental matters resulting from prior operations. Due to the relatively early stage of investigation of certain of these identified matters as well as potential indemnification by other potentially responsible parties, management is unable to reasonably estimate the ultimate cost of remediating certain of these identified environmental matters. At March 31, 1997, the Company has a liability of approximately $880 recorded for estimated costs of known environmental matters.

General

     The Company is subject to various claims, lawsuits and administrative proceedings related to matters arising out of the normal course of business. In the opinion of management, after reviewing the information which is currently available with respect to such matters and consulting with legal counsel, any liability which may ultimately be incurred with respect to these matters will not materially affect the financial position, results of operations or cash flows of the Company.

NOTE 15. SUBSEQUENT EVENT

     On May 21, 1997, the Company signed a definitive Agreement and Plan of Merger (the Merger Agreement) pursuant to which it will acquire (the Merger) Howell Industries, Inc., a Michigan corporation (Howell).

     Howell is a manufacturer of high-quality welded subassemblies and detailed stampings used as OEM components, primarily in suspension system applications, in the production of light trucks, SUVs, mini-vans, vans and passenger cars. Pursuant to the Merger Agreement, the shareholders of Howell will receive approximately $23,400 in cash. The Company also executed a Shareholder Agreement pursuant to which it has received from the principal shareholder an option to purchase its shares, which constitute approximately 32.6% of the issued and outstanding shares of common stock of Howell (the Shares), at any time prior to December 31, 1997, together with its agreement to vote all such Shares in favor of the Merger.

     The acquisition will be accounted for by the purchase method. Accordingly, the results of operations of the acquired company will be included with those of the Company for periods subsequent to the date of acquisition. Howell had net sales of $79,211 and net income of $475 for the year ended July 31, 1996.

     The unaudited pro forma combined condensed balance sheet of the Company and Howell as of March 31, 1997 after giving effect to certain pro forma adjustments is as follows:

ASSETS
Current assets..............................................    $108,419
Property and equipment, net.................................     165,431
Other assets................................................      14,462
Goodwill....................................................       2,013
                                                                --------
                                                                $290,325
                                                                ========
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities.........................................    $ 94,097
Other liabilities...........................................     154,587
Redeemable preferred stock..................................      39,300
Shareholders' equity........................................       2,341
                                                                --------
                                                                $290,325
                                                                ========

                            OXFORD AUTOMOTIVE, INC.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     The unaudited pro forma combined results of operations of the Company (including Lobdell from January 11, 1997 through March 31, 1997) and Howell for the year ended March 31, 1997 after giving effect to certain pro forma adjustments are as follows:

Net sales...................................................    $228,404
                                                                ========
Net income..................................................    $  1,158
                                                                ========
Net income applicable to common shares......................    $    858
                                                                ========
Net income per common share.................................    $   6.44
                                                                ========

     The foregoing unaudited pro forma results of operations reflect adjustments for additional interest expense related to the financing of the acquisition and the additional depreciation expense, as a result of the write-up of property, plant and equipment, net of the related tax benefit.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors
and Shareholders of
Lobdell Emery Corporation

     In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of operations, of changes in shareholders' equity and of cash flows after the restatement discussed in Note 16 present fairly, in all material respects, the financial position of Lobdell Emery Corporation and its subsidiaries (the Corporation) at December 31, 1996 and 1995, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1996, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Corporation's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

     As described in Note 15, on January 10, 1997 all of the outstanding shares of common stock of the Corporation were sold to L-E Acquisition, Inc.

Price Waterhouse LLP
Detroit, Michigan
May 19, 1997

                   LOBDELL EMERY CORPORATION AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS
            (DOLLAR AMOUNTS IN THOUSANDS, EXCEPT SHARE-RELATED DATA)

                                                                    DECEMBER 31,
                                                                --------------------
                                                                  1996        1995
                                                                  ----        ----
                           ASSETS
Current assets
  Cash and cash equivalents.................................    $    278    $    716
  Trade receivables -- less allowance of $1,254 and $500,
     respectively...........................................      28,769      32,514
  Inventories...............................................       6,083      10,212
  Income taxes receivable...................................       1,282
  Reimbursable tooling......................................          47         407
  Deferred income taxes.....................................       3,081       3,038
  Prepaid expenses and other current assets.................         191         827
                                                                --------    --------
       Total current assets.................................      39,731      47,714
                                                                --------    --------
Advance under shareholders' redemption agreement............       1,542
Unexpended bond proceeds....................................       3,886       4,508
Intangible pension asset....................................       3,216       2,113
Other noncurrent assets.....................................       2,483       3,825
Deferred income taxes.......................................       2,531
Property, plant and equipment, net..........................      72,804      72,503
                                                                --------    --------
       TOTAL ASSETS.........................................    $126,193    $130,663
                                                                ========    ========
            LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities
  Trade accounts payable....................................    $ 15,114    $ 11,627
  Employee compensation.....................................       5,156       4,614
  Accrued expenses and other current liabilities............       6,511       6,516
  Current portion of long-term borrowings...................       2,200       7,169
                                                                --------    --------
       Total current liabilities............................      28,981      29,926
                                                                --------    --------
Pension liability...........................................       1,855       1,627
Postretirement medical benefits liability...................      19,639      16,889
Deferred income taxes.......................................                   1,180
Other noncurrent liabilities................................       1,950       1,739
                                                                --------    --------
                                                                  23,444      21,435
                                                                --------    --------
Long-term borrowings -- less current portion................      41,134      39,097
                                                                --------    --------
       Total liabilities....................................      93,559      90,458
                                                                --------    --------
Commitments and contingent liabilities (Note 13)
Redeemable Common stock, Class B nonvoting, $1 par value,
  outstanding 137,112 shares (Note 11)......................       1,800       1,297
                                                                --------    --------
Shareholders' equity
  Common stock, Class A voting, $1 par value, authorized
     540,000 shares, outstanding 478,255 shares.............         478         478
  Common stock, Class B nonvoting, $1 par value authorized
     5,400,000 shares; outstanding 3,430,623 shares.........       3,431       3,431
  Retained earnings.........................................      27,376      35,730
  Equity adjustment for minimum pension liability...........        (451)       (731)
                                                                --------    --------
                                                                  30,834      38,908
                                                                --------    --------
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY..................    $126,193    $130,663
                                                                ========    ========

    The accompanying notes are an integral part of the financial statements.

                   LOBDELL EMERY CORPORATION AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS
            (DOLLAR AMOUNTS IN THOUSANDS, EXCEPT SHARE RELATED DATA)

                                                                FOR THE YEAR ENDED DECEMBER 31,
                                                                --------------------------------
                                                                  1996        1995        1994
                                                                  ----        ----        ----
Net sales...................................................    $253,997    $269,260    $270,062
Cost of sales...............................................     244,129     252,671     252,275
                                                                --------    --------    --------
Gross profit................................................       9,868      16,589      17,787
Selling, general and administrative.........................      16,395      14,949      14,438
Equipment impairment........................................       3,000
                                                                --------    --------    --------
  Operating income (loss)...................................      (9,527)      1,640       3,349
Other income (expense)
  Interest expense..........................................      (3,557)     (3,448)     (2,799)
  Other income..............................................         664         744         366
                                                                --------    --------    --------
Income (loss) before benefit (provision) for income taxes...     (12,420)     (1,064)        916
Benefit (provision) for income taxes........................       4,569         264        (442)
                                                                --------    --------    --------
Income (loss) before cumulative effect of accounting
  change....................................................      (7,851)       (800)        474
Cumulative effect of accounting change -- post-employment
  benefits, net of income tax benefit ($.12 per share)......                                (510)
                                                                --------    --------    --------
Net loss....................................................    $ (7,851)   $   (800)   $    (36)
                                                                ========    ========    ========
Net loss per share..........................................    $  (1.94)   $   (.19)   $   (.01)
                                                                ========    ========    ========

    The accompanying notes are an integral part of the financial statements.

                   LOBDELL EMERY CORPORATION AND SUBSIDIARIES

           CONSOLIDATED STATEMENT OF CHANGES IN SHAREHOLDERS' EQUITY
            (DOLLAR AMOUNTS IN THOUSANDS, EXCEPT SHARE RELATED DATA)

                                                                                        EQUITY
                                                                                      ADJUSTMENT
                                               CLASS A     CLASS B     RETAINED       FOR MINIMUM
                                               VOTING     NONVOTING    EARNINGS    PENSION LIABILITY     TOTAL
                                               -------    ---------    --------    -----------------     -----
Balances at January 1, 1994................     $478       $3,427      $36,715           $  --          $40,620
  Net loss for 1994........................                                (36)                             (36)
  Stock option activity....................                     4           70                               74
  Dividends ($.06 per share)...............                               (257)                            (257)
  Accretion of redeemable common stock.....                                (63)                             (63)
  Minimum pension liability adjustment.....                                               (492)            (492)
                                                ----       ------      -------         -------          -------
Balances at December 31, 1994..............      478        3,431       36,429            (492)          39,846
  Net loss for 1995........................                               (800)                            (800)
  Stock option activity....................                                213                              213
  Dividends ($.03 per share)...............                               (124)                            (124)
  Accretion of redeemable common stock.....                                 12                               12
  Minimum pension liability adjustment.....                                               (239)            (239)
                                                ----       ------      -------         -------          -------
Balances at December 31, 1995..............      478        3,431       35,730            (731)          38,908
  Net loss for 1996........................                             (7,851)                          (7,851)
  Accretion of redeemable common stock.....                               (503)                            (503)
  Minimum pension liability adjustment.....                                                280              280
                                                ----       ------      -------         -------          -------
Balances at December 31, 1996..............     $478       $3,431      $27,376           $(451)         $30,834
                                                ====       ======      =======         =======          =======

    The accompanying notes are an integral part of the financial statements.

                   LOBDELL EMERY CORPORATION AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                         (DOLLAR AMOUNTS IN THOUSANDS)

                                                                FOR THE YEAR ENDED DECEMBER 31,
                                                                --------------------------------
                                                                  1996        1995        1994
                                                                  ----        ----        ----
OPERATING ACTIVITIES
Net loss....................................................    $ (7,851)   $   (800)   $    (36)
Adjustments to reconcile net loss to net cash provided by
  operating activities
  Depreciation..............................................      13,746      12,486      12,045
  Deferred income taxes.....................................      (3,922)     (1,332)     (1,395)
  Pension liability.........................................      (2,230)        657         159
  Postretirement medical benefits liability.................       2,750       2,245       2,923
  Equipment impairment......................................       3,000
  Loss (Gain) on sale of equipment..........................         (23)        (34)         68
Changes in operating assets and liabilities affecting cash
  Trade receivables.........................................       3,745        (644)     (4,397)
  Inventories...............................................       4,129      (1,594)        (66)
  Income taxes receivable/payable...........................      (1,601)        290      (1,569)
  Reimbursable tooling......................................         360        (386)       (483)
  Prepaid expenses and other current assets.................         635        (649)         60
  Advance under shareholders' redemption agreement..........      (1,542)        500         113
  Other noncurrent assets...................................       3,456      (2,948)      1,619
  Trade accounts payable....................................       3,487      (1,769)       (961)
  Employee compensation.....................................         542         554          72
  Accrued expenses and other current liabilities............          (5)      1,241         219
  Other noncurrent liabilities..............................         220           9         850
                                                                --------    --------    --------
       NET CASH PROVIDED BY OPERATING ACTIVITIES............      18,896       7,826       9,221
                                                                --------    --------    --------
INVESTING ACTIVITIES
Acquisitions of property, plant and equipment...............     (16,439)    (14,917)     (8,696)
Proceeds from sale of equipment.............................          37         276         175
                                                                --------    --------    --------
       NET CASH USED IN INVESTING ACTIVITIES................     (16,402)    (14,641)     (8,521)
FINANCING ACTIVITIES
Proceeds from long-term borrowing arrangements..............      25,000       8,500      27,020
Principal payments on long-term borrowing arrangements......     (23,932)     (5,618)    (32,831)
Net borrowings (payments) under lines of credit.............      (4,000)      5,350       5,550
Proceeds from exercise of stock options.....................                     213          74
Dividends...................................................                    (124)       (257)
Redemption and retirement of redeemable common stock........                  (1,581)       (903)
                                                                --------    --------    --------
       NET CASH USED IN FINANCING ACTIVITIES................      (2,932)      6,740      (1,347)
                                                                --------    --------    --------
NET DECREASE IN CASH AND CASH EQUIVALENTS...................        (438)        (75)       (647)
Cash and cash equivalents at beginning of year..............         716         791       1,438
                                                                --------    --------    --------
Cash and cash equivalents at end of year....................    $    278    $    716    $    791
                                                                ========    ========    ========
Cash paid for interest......................................    $  3,774    $  3,411    $  2,732
                                                                ========    ========    ========
Cash paid for income taxes..................................    $    963    $    291    $  3,067
                                                                ========    ========    ========

    The accompanying notes are an integral part of the financial statements.

                   LOBDELL EMERY CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        DECEMBER 31, 1996, 1995 AND 1994
                         (DOLLAR AMOUNTS IN THOUSANDS)

NOTE 1. NATURE OF OPERATIONS

     Lobdell Emery Corporation (the Corporation) is a full-service supplier of metal stampings and welded assemblies used as original equipment components primarily by North American original equipment automotive manufacturers. The Corporation's products are used in a wide variety of sport utility vehicles, light and medium trucks, vans and passenger cars. The Corporation primarily operates from five plants located in the Midwest which account for approximately 98% of the Corporation's sales for the year ended December 31, 1996. The Corporation's hourly workforce is represented by various locals of the United Auto Workers.

     Sales to the Corporation's two primary customers as a percentage of total sales approximated the following for the years ended December 31:

                                                                1996    1995    1994
                                                                ----    ----    ----
Ford Motor Company..........................................     43%     52%     64%
General Motors Corporation..................................     49%     40%     29%

     Accounts receivable from Ford Motor Company and General Motors Corporation represent approximately 47% and 49%, respectively, of the December 31, 1996 accounts receivable balance.

     Although the Corporation is directly affected by the economic well being of the automotive industry and customers referred to above, management does not believe significant credit risk exists at December 31, 1996. The Corporation does not require collateral to reduce such risk and historically has not experienced significant losses related to receivables from individual customers or groups of customers in the automotive industry.

NOTE 2. SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation

     The consolidated balance sheets include the accounts of Lobdell Emery Corporation and its wholly-owned subsidiaries, Lewis Emery Capital Corporation (Lewis), Concept Management Corporation and subsidiaries (Concept), Laserweld International (Laserweld) and Parallel Group International (Parallel). Concept Management Corporation also includes the accounts of its wholly-owned subsidiaries, Winchester Fabrication Corporation (Winchester) and Creative Fabrication Corporation (Creative). Intercompany accounts and transactions have been eliminated.

Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Revenue Recognition

     Revenue is recognized by the Corporation upon shipment of product to the customer.

Financial Instruments

     At December 31, 1996, the carrying amount of financial instruments such as cash and cash equivalents, trade receivables and payables and unexpended bond proceeds, approximated their fair values. The carrying

                   LOBDELL EMERY CORPORATION AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                        DECEMBER 31, 1996, 1995 AND 1994

NOTE 2. SIGNIFICANT ACCOUNTING POLICIES -- (CONTINUED) amount of the long-term customer receivables and borrowings at December 31, 1996, approximated their fair values based on the variable interest rates available to the Corporation for similar arrangements.

Cash Equivalents

     The Corporation considers all highly-liquid investments with maturity of three months or less when purchased to be cash equivalents.

Inventories

     Inventories are stated at the lower of cost or market. Cost is principally determined by the last-in, first-out (LIFO) method.

Unexpended Bond Proceeds

     Unexpended bond proceeds in the accompanying consolidated balance sheets represent unexpended proceeds from the issuance of industrial development revenue bonds by Creative as discussed in Note 6, and are invested in allowable money market accounts and commercial paper with a maturity of 90 days or less.

Property, Plant and Equipment

     Property, plant and equipment are stated on the basis of historical cost and include expenditures for improvements which materially increase the useful lives of existing assets. Expenditures for normal repair and maintenance are charged to operations as incurred. For federal income tax purposes, depreciation is computed using accelerated and straight-line methods. For financial reporting purposes, depreciation is computed principally using the straight-line method over the following estimated useful lives:

                                                                YEARS
                                                                -----
Land improvements...........................................      15
Buildings...................................................      30
Machinery and equipment.....................................    3-10

     At December 31, 1996, the Corporation had a machine in process at a vendor location. The aggregate cost of the machine will be $5,300, for which the Corporation has recorded approximately $2,700 in the accompanying consolidated balance sheet. The remaining $2,600 will be recorded by the Corporation upon final technical approval of the machine.

     In accordance with the provisions of Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of," the Corporation established an impairment reserve against certain of the assets of Laserweld in the amount of $3,000 at December 31, 1996. The reserve represents the difference between the fair value of the Laserweld assets, based primarily on a recent independent appraisal, and the cost of such assets.

Environmental Compliance and Remediation

     Environmental expenditures that relate to current operations are expensed or capitalized as appropriate. Expenditures that relate to an existing condition caused by past operations which do not contribute to current or future revenue generation are expensed. Liabilities are recorded when environmental assessments and/or remedial efforts are probable and the costs can be reasonably estimated. Estimated costs are based upon

                   LOBDELL EMERY CORPORATION AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                        DECEMBER 31, 1996, 1995 AND 1994

NOTE 2. SIGNIFICANT ACCOUNTING POLICIES -- (CONTINUED) enacted laws and regulations, existing technology and the most probable method of remediation. The costs determined are not discounted and exclude the effects of inflation and other social and economic factors.

Income Taxes

     Deferred taxes are provided to give recognition to the effect of expected future tax consequences of temporary differences between the carrying amounts for financial reporting purposes and the tax bases for income tax purposes of assets and liabilities.

Reimbursable Tooling

     Reimbursable tooling represents net costs incurred on tooling projects for which the Corporation expects to be reimbursed by customers. Ongoing estimates of total costs to be incurred on each tooling project are made by management and losses, if any, are recorded when known. Generally, tooling revenue is recognized upon acceptance of the tooling by the customer.

     At December 31, 1996, approximately $2,800 of reimbursable tooling was in process at various vendor locations. These amounts, which have not been recorded in the accompanying consolidated balance sheet, will be recorded and paid upon the Corporation's receipt of payment from the owners of the tooling.

Net Loss Per Share

     Net loss per share is determined by dividing net loss by the weighted average number of common shares outstanding during the period.

Reclassifications

     Certain amounts from the prior year have been reclassified to conform with the current year presentation.

NOTE 3. INVENTORIES

     Inventories are comprised of the following at December 31:

                                                                 1996       1995
                                                                 ----       ----
Raw materials...............................................    $ 3,851    $ 3,861
Finished goods and work-in-process..........................      5,278     10,177
                                                                -------    -------
                                                                  9,129     14,038
LIFO reserve................................................     (3,046)    (3,826)
                                                                -------    -------
                                                                $ 6,083    $10,212
                                                                =======    =======

     The Corporation does not separately identify finished goods from work-in-process.

     During 1996, inventory quantities were reduced. This reduction resulted in a liquidation of LIFO inventory quantities carried at lower costs prevailing in prior years as compared with the cost of 1996 purchases, the effect of which increased net income by approximately $300.

                   LOBDELL EMERY CORPORATION AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                        DECEMBER 31, 1996, 1995 AND 1994

NOTE 4. PROPERTY, PLANT AND EQUIPMENT

     Property, plant and equipment are comprised of the following at December
31:

                                                           1996        1995
                                                           ----        ----
Land and land improvements.............................  $  11,130   $  10,760
Buildings..............................................     33,515      32,801
Machinery and equipment, net of impairment reserve of
  $3,000 in 1996.......................................    137,914     127,389
Construction-in-process................................      6,495       5,216
                                                         ---------   ---------
                                                           189,054     176,166
Less -- accumulated depreciation.......................   (116,250)   (103,663)
                                                         ---------   ---------
                                                         $  72,804   $  72,503
                                                         =========   =========

NOTE 5. ACCRUED EXPENSES AND OTHER CURRENT LIABILITIES

     Accrued expenses and other current liabilities are comprised of the following at December 31:

                                                               1996     1995
                                                               ----     ----
Accrued workers' compensation...............................  $2,438   $2,438
Accrued property taxes......................................   1,950    1,622
Accrued medical benefits....................................   1,816    1,615
Other.......................................................     307      841
                                                              ------   ------
                                                              $6,511   $6,516
                                                              ======   ======

NOTE 6. BORROWING ARRANGEMENTS

     Borrowings consist of the following at December 31:

                                                               1996      1995
                                                               ----      ----
BANK SYNDICATE -- TERM LOAN, LOBDELL EMERY CORPORATION
Interest at variable spread over prime (8.25% at December
  31, 1996). Quarterly principal payments of $893 plus
  interest, matures September 12, 1999......................  $24,107   $21,230
BANK -- TERM LOAN, LEWIS
Interest at .625% over 90-day LIBOR (6.19% at December 31,
  1996). Quarterly principal payments of approximately $400,
  matures October 1, 1998...................................    3,227     4,936
BANK SYNDICATE -- REVOLVING CREDIT LINE, LOBDELL EMERY
  CORPORATION
Interest at variable spread over prime (8.25% at December
  31, 1996).................................................    7,600    11,600
INDUSTRIAL DEVELOPMENT REVENUE BONDS -- CREATIVE
$8,500 issued September 27, 1995, floating rate interest
  (4.35% at December 31, 1996). Quarterly principal payments based on graduated maturity schedule. Backed by NBD Bank
  letter of credit..........................................    8,400     8,500
                                                              -------   -------
     Total..................................................   43,334    46,266
Less -- current portion of long-term borrowings.............   (2,200)   (7,169)
                                                              -------   -------
Long-term borrowings -- less current portion................  $41,134   $39,097
                                                              =======   =======

                   LOBDELL EMERY CORPORATION AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                        DECEMBER 31, 1996, 1995 AND 1994

NOTE 6. BORROWING ARRANGEMENTS -- (CONTINUED)
     Subsequent to December 31, 1996, the Bank syndicate term loan and revolving credit line were paid in full, with accrued interest, in connection with the merger described in Note 15. These borrowings were replaced with a $54,000 term loan, $38,000 revolving line of credit and $3,000 swing line of credit, each expiring on January 10, 2002. Accordingly, these amounts are classified as long-term borrowings at December 31, 1996. The term loan bears interest at a variable spread over 90-day LIBOR, and the revolving and swing lines of credit bear interest at a variable spread over the prime rate. The Corporation also entered into an $18,000 capital expenditure line of credit that expires on January 10, 2002. The agreements contain various financial and other covenants. Borrowings are secured by substantially all of the assets of the Corporation.

     The proceeds of the Lewis term debt were used to finance customer tooling. The debt is collateralized by a customer purchase order which allows for recovery of the term-debt principal and interest, administrative cost and a predetermined markup.

     The proceeds of the industrial development revenue bonds were used to finance the real and personal property of Creative. These bonds are backed by an NBD Bank letter of credit, which carries a rate of .8% and is collateralized by substantially all assets of Creative. The letter of credit reimbursement agreement includes covenants requiring minimum tangible capital, debt service coverage and limitations on other indebtedness.

NOTE 7. STOCK OPTION PLAN

     The Corporation adopted a stock option plan in 1990 which provides for the granting of discretionary and nondiscretionary options, alternative stock appreciation rights, cash payment rights, incentive stock options, or a combination thereof. Each option granted under the plan is for a unit consisting of one share of Class A and ten shares of Class B common stock. During the years ended December 31, 1995 and 1994 the Corporation recorded compensation expense of $213 and $70, respectively. No options were granted or exercised during the year ended December 31, 1996. Subsequent to December 31, 1996 and in connection with the merger described in Note 15, all of the outstanding stock options were canceled. The costs incurred by the Corporation in connection with the cancellation of the outstanding stock options were reimbursed by L-E Acquisition, Inc. at close. In accordance with Emerging Issues Task Force Issue No. 85-45, "Business Combinations: Settlement of Stock Options and Awards," the Corporation has treated the reimbursement as a credit to compensation expense recognized in connection with the cancellation of the aforementioned stock options. The disclosures required under Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation," have been omitted as all outstanding stock options were canceled subsequent to December 31, 1996. Because the acquiring company (see Note 15) has no stock option plan, the Corporation's management does not believe such disclosure to be relevant to the users of the consolidated financial statements.

                   LOBDELL EMERY CORPORATION AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                        DECEMBER 31, 1996, 1995 AND 1994

NOTE 8. INCOME TAXES

     The Corporation's benefit for income taxes consists of the following for the years ended December 31:

                                                     1996         1995         1994
                                                     ----         ----         ----
Current
  Federal.......................................    $  (647)     $   399      $ 1,425
  State.........................................                     371          375
                                                    -------      -------      -------
                                                       (647)         770        1,800
                                                    -------      -------      -------
Deferred
  Federal.......................................     (3,405)        (869)      (1,206)
  State.........................................       (517)        (165)        (152)
                                                    -------      -------      -------
                                                     (3,922)      (1,034)      (1,358)
                                                    -------      -------      -------
                                                    $(4,569)     $  (264)     $   442
                                                    =======      =======      =======

     A reconciliation between the Corporation's income tax provision (benefit) and the amount computed by applying the statutory income tax rate to income before income taxes is as follows for the years ended December 31:

                                                         1996        1995       1994
                                                         ----        ----       ----
Statutory rate......................................    $(4,223)     $(362)     $311
State taxes, net of federal benefit.................       (517)       136       147
Nondeductible items.................................        212        104        76
Other...............................................        (41)      (142)      (92)
                                                        -------      -----      ----
Provision (benefit) for income taxes................    $(4,569)     $(264)     $442
                                                        =======      =====      ====

                   LOBDELL EMERY CORPORATION AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                        DECEMBER 31, 1996, 1995 AND 1994

NOTE 8. INCOME TAXES -- (CONTINUED)
     Significant components of the Corporation's deferred tax assets and (liabilities) are as follows at December 31:

                                                                 1996       1995
                                                                 ----       ----
Deferred tax liabilities
  Tax depreciation in excess of book........................    $(8,312)   $(8,619)
  Prepaid pension asset.....................................       (427)      (574)
                                                                -------    -------
Gross deferred tax liabilities..............................     (8,739)    (9,193)
                                                                -------    -------
Deferred tax assets
  Postretirement medical benefits...........................      7,463      6,418
  Equipment impairment reserve..............................      1,140
  Workers' compensation.....................................        926        927
  Medical benefits accrual..................................        687        611
  Allowance for bad debts...................................        477        190
  Environmental reserves....................................        334        334
  Postemployment benefits...................................        323        323
  AMT credit carryforward...................................      1,871      1,708
  Other.....................................................      1,330        540
                                                                -------    -------
Gross deferred tax assets...................................     14,551     11,051
                                                                -------    -------
Valuation allowance.........................................       (200)
                                                                -------    -------
Net deferred tax asset......................................    $ 5,612    $ 1,858
                                                                =======    =======

     A valuation allowance is provided on the tax benefits otherwise associated with certain tax attributes unless it is considered more likely than not that the benefit will be realized.

     The Corporation has net operating loss carryforwards for state income tax purposes with potential future tax benefits of approximately $150 at December 31, 1996, which expire during the years 2010 and 2011.

     The Corporation has Tennessee Jobs Tax Credit carryforwards of approximately $200 at December 31, 1996, which expire during the years 2010 and 2011.

NOTE 9. BENEFIT PLANS

     The Corporation sponsors six noncontributory-defined benefit pension plans covering substantially all employees meeting the age and length of service requirements as specified in the plans. The plan covering salaried employees provides pension benefits that are based on a percentage of the employee's average monthly compensation during the five highest consecutive years out of their last ten years, and their years of credited service up to a maximum of 30 years. The Corporation's hourly pension plans do not provide for increases in future compensation levels. The Corporation's funding policy for this plan is to make contributions in amounts sufficient to annually fund the plan's current service cost and the initial past service cost, plus interest, over a period of 30 years. Plans covering hourly employees generally provide benefits of stated amounts based on their unique labor agreements for each year of service. The Corporation's funding policy for these plans is to make at least the minimum annual contributions required by applicable regulations.

                   LOBDELL EMERY CORPORATION AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                        DECEMBER 31, 1996, 1995 AND 1994

NOTE 9. BENEFIT PLANS -- (CONTINUED)
     The following table sets forth the plans' funded status and amounts recognized on the Corporation's balance sheet at December 31:

                                                               1996                         1995
                                                     -------------------------    -------------------------
                                                     OVERFUNDED    UNDERFUNDED    OVERFUNDED    UNDERFUNDED
                                                       PLANS          PLANS         PLANS          PLANS
                                                     ----------    -----------    ----------    -----------
Actuarial present value of benefit obligation:
  Vested benefits................................     $ 14,784      $ 21,270       $ 13,718      $ 18,926
  Nonvested benefits.............................        1,174         1,468          1,143         1,597
                                                      --------      --------       --------      --------
                                                        15,958        22,738         14,861        20,523
Effect of projected future compensation levels...        3,278                        2,866
                                                      --------      --------       --------      --------
Projected benefit obligation for service
  rendered.......................................       19,236        22,738         17,727        20,523
Plan assets at fair value (primarily U.S.
  government securities, bonds and notes and
  mutual funds)..................................      (18,857)      (19,656)       (17,092)      (17,477)
                                                      --------      --------       --------      --------
Plan assets less than projected benefit
  obligation.....................................          379         3,082            635         3,046
Unrecognized net loss............................       (2,080)         (865)        (2,612)       (1,353)
Unrecognized prior service cost..................          174        (2,757)           227        (1,572)
Unrecognized net obligation being recognized over
  15-20 years....................................          300          (346)           350          (426)
Adjustment required to recognize minimum
  liability......................................                      3,968                        3,332
                                                      --------      --------       --------      --------
(Prepaid) accrued pension cost...................     $ (1,227)     $  3,082       $ (1,400)     $  3,027
                                                      ========      ========       ========      ========

     The minimum pension liability in excess of the allowable intangible asset of $751 and $1,218 at December 31, 1996 and 1995, respectively, has been recorded as a separate component of equity, net of tax.

     Net periodic pension cost included the following components for the year ended December 31:

                                                     1996         1995         1994
                                                     ----         ----         ----
Service cost....................................    $ 1,100      $   857      $ 1,142
Interest cost...................................      2,800        2,641        2,418
Actual return on plan assets....................     (4,322)      (5,867)        (232)
Net amortization and deferral...................      1,560        3,606       (1,993)
                                                    -------      -------      -------
Net periodic pension cost.......................    $ 1,138      $ 1,237      $ 1,335
                                                    =======      =======      =======

     Actuarial assumptions used in determining the projected benefit obligation are as follows:

                                                              1996      1995      1994
                                                              ----      ----      ----
Discount rate.............................................    7.5%      7.5%      8.5%
Rate of increase in future compensation...................    4.5%      4.5%      4.5%
Expected long-term rate of return on assets...............    9.0%      9.0%      8.0%

     The Corporation sponsors a Supplemental Employee Retirement Plan (SERP) which covers three key officers of the Corporation. At December 31, 1996, the Corporation has accrued a liability of $217 related to the SERP.

     The Corporation sponsors five defined contribution 401(k) plans. The Salaried Employees' Retirement Savings Plan covers all salaried employees of the Corporation and Winchester. The Alma Hourly Employees'

                   LOBDELL EMERY CORPORATION AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                        DECEMBER 31, 1996, 1995 AND 1994

NOTE 9. BENEFIT PLANS -- (CONTINUED)
Retirement Savings Plan, the Argos Hourly Employees' Retirement Savings Plan, the Creative Fabrication Corporation and the Greencastle Hourly Employees' Plan cover all eligible hourly employees at the respective locations. The Corporation generally contributes 25% of the first 6% of the base compensation that a participant contributes to the plans.

NOTE 10. POSTRETIREMENT MEDICAL BENEFITS

     In addition to the Corporation's defined benefit pension plans, the Corporation sponsors unfunded defined benefit medical plans that provide postretirement medical benefits to certain full-time employees meeting the age, length of service and contractual requirements as specified in the plans. The plan covering salaried employees is a contributory plan providing medical benefits to those hired before July 1, 1993. The percentage of cost paid by the retiree currently ranges from 10% for 30 or more years of service at retirement to 55% for 15 years of service at retirement, with Corporation contributions commencing upon attainment of age 62. Those retiring with less than 15 years of service and those hired after June 30, 1993 may participate in the plan at their own cost. The plan is currently noncontributory for those employees who retired prior to July 1, 1993. The plans covering hourly employees provide medical benefit plan options that are similar to those offered to active hourly employees, with Corporation contributions limited either to that available under traditional coverage for Alma hourly retirees or to 87% of the total applicable premium for Greencastle retirees.

     The following table presents the plans' funded status reconciled with amounts recognized in the Corporation's balance sheets at December 31:

                                                             1996       1995
                                                             ----       ----
Accumulated postretirement benefit obligation
  Retirees...............................................  $ 14,420   $ 13,132
  Full eligible active plan participants.................     4,767      4,408
  Other active plan participants.........................    14,613     12,931
                                                           --------   --------
       Total unfunded obligation.........................    33,800     30,471
Unrecognized loss........................................    (2,618)    (1,481)
Unrecognized transition obligation.......................   (11,543)   (12,101)
                                                           --------   --------
Postretirement medical benefits liability................  $ 19,639   $ 16,889
                                                           ========   ========

     Net periodic postretirement benefit cost included the following components for the year ended December 31:

                                                         1996     1995     1994
                                                         ----     ----     ----
Service cost..........................................  $  947   $  785   $1,088
Interest cost.........................................   2,216    2,010    2,238
Amortization of transition obligation prior losses....     722      643      997
                                                        ------   ------   ------
Net periodic postretirement benefit cost..............  $3,885   $3,438   $4,323
                                                        ======   ======   ======

     The weighted average discount rate used in determining the accumulated postretirement benefit obligation was 7.5% in 1996 and 1995. The weighted average annual assumed rate of increase in the per capita cost of covered benefits (i.e., healthcare cost trend rate) is 9.2% in 1997 trending to 6.5% in 2008 and thereafter for retirees less than 65 years of age. For retirees 65 years of age and over, the rate is 8.9% in 1997 trending to 6.5% in 2008 and thereafter. The healthcare cost trend rate assumption has a significant effect on the amounts reported. For example, increasing the assumed healthcare cost trend rates by one percentage

                   LOBDELL EMERY CORPORATION AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                        DECEMBER 31, 1996, 1995 AND 1994

NOTE 10. POSTRETIREMENT MEDICAL BENEFITS -- (CONTINUED) point in each year would increase the accumulated postretirement benefit obligation as of December 31, 1996 and net periodic postretirement benefit cost for the year then ended by approximately $4,861 and $496, respectively.

NOTE 11. SHAREHOLDERS' REDEMPTION AGREEMENT AND REDEEMABLE COMMON STOCK

     Due to the death of a major shareholder, the Corporation entered into an agreement in December, 1988, providing for the redemption from the estate of any class of common stock. The Corporation shall purchase for cash certain shares of common stock as required each year, for the payment by the estate of federal and state taxes and other miscellaneous expenses allowed by Internal Revenue Code
Section 6166. The redemption price is based upon the fair value, as previously determined by an independent appraisal at the date of death, adjusted for subsequent increases or decreases in book value as defined in the agreement. Subsequent to December 31, 1996 and in connection with the merger as described in Note 15, a portion of the common stock owned by the estate will be redeemed to cover payment of remaining taxes and administrative expenses. Prior to the merger, $1,542 was advanced to the estate to effectuate a release of an Internal Revenue Service lien. Common shares that are redeemable under that terms of the agreement have been recorded in the consolidated balance sheets as Redeemable Common Stock. During the years ended December 31, 1995 and 1994, the Company redeemed 165,555 shares and 96,597 shares, respectively, at a per share price of $9.55 and $9.34, respectively. The redeemable common stock has been accreted to its redemption value in each of the accompanying consolidated balance sheets.

NOTE 12. LEWIS EMERY CAPITAL CORPORATION

     Lewis was established in order to facilitate the financing of a tooling project for Ford Motor Company (Ford). In 1993, Lewis signed a contract to finance $8,500 of tooling. The transaction was financed with proceeds from the term loan described in Note 6. The receivable from Ford is due in 20 quarterly installments through October 1998.

NOTE 13. COMMITMENTS AND CONTINGENCIES

Operating Leases

     As of December 31, 1996, the Corporation had long-term operating leases covering certain machinery and equipment. The minimum rental commitments under noncancellable operating leases with lease terms in excess of one year are as follows as of December 31, 1996:

1997........................................................    $ 4,690
1998........................................................      3,241
1999........................................................      3,367
2000........................................................      1,178
2001........................................................      3,355
                                                                -------
                                                                $15,831
                                                                =======

Environmental Matters

     The Corporation is subject to federal, state and local laws and regulations which govern environmental matters. These laws regulate the discharge of materials into the environment and may require the Corporation to remove or mitigate the environmental effects of the disposal or release of petroleum or chemical substances. The Corporation has identified several environmental matters resulting from prior operations. Due to the relatively early stage of investigation of certain of these identified matters as well as potential indemnification

                   LOBDELL EMERY CORPORATION AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                        DECEMBER 31, 1996, 1995 AND 1994

NOTE 13. COMMITMENTS AND CONTINGENCIES -- (CONTINUED) by other potentially responsible parties, management is unable to reasonably estimate the ultimate cost of remediating certain of these identified environmental matters. At December 31, 1996 and 1995, the Corporation has a liability of approximately $880 recorded for estimated costs of known environmental matters.

General

     The Corporation is subject to various claims, lawsuits and administrative proceedings related to matters arising out of the normal course of business. In the opinion of management, after reviewing the information which is currently available with respect to such matters and consulting with legal counsel, any liability which may ultimately be incurred with respect to these matters will not materially affect the financial position of the Corporation.

NOTE 14. RELATED-PARTY TRANSACTION

     During 1996, the Corporation paid sales commissions, based upon qualified foreign sales to Grace Emery Sales Corporation, a Domestic International Sales Corporation (DISC) owned by the shareholders of the Corporation. Commissions payable to the DISC are subject to certain restrictions. Commissions were $369, $521 and $772 in 1996, 1995 and 1994, respectively.

NOTE 15. SUBSEQUENT EVENT

     On January 10, 1997, pursuant to an Agreement and Plan of Merger among Lobdell Emery Corporation, certain shareholders of Lobdell Emery Corporation, BMG-MI, Inc. and L-E Acquisition, Inc. as amended, certain Lobdell Emery Corporation shareholders and option holders had their respective shares and options redeemed for cash of approximately $8,500 and all outstanding shares of common stock of Lobdell Emery Corporation (Oldco) were exchanged for shares of preferred stock of L-E Acquisition, Inc. with a face value of approximately $40,800. In addition, approximately $3,500 of expenses incurred by the Corporation were reimbursed by L-E Acquisition, Inc. Subsequent to the exchange of Oldco's common stock for preferred stock, L-E Acquisition, Inc. was merged with and into Lobdell Emery Corporation (Newco).

NOTE 16. RESTATEMENT OF PRIOR YEAR FINANCIAL STATEMENTS

     The Corporation's management has restated the consolidated financial statements for periods prior to December 31, 1996. The consolidated financial statements have been restated to correct the misstatement of certain assets and liabilities including accounts receivable, accrued employee benefit related costs and accrued environmental costs, net of related tax benefits. The effect of the restatement was to decrease retained earnings at January 1, 1994 by $1,987, decrease net loss by $36 ($.01 per share) for the year ended December 31, 1995, and increase net loss by $647 ($.15 per share) for the year ended December 31, 1994.

======================================================

     NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFER MADE HEREBY, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY, NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE INFORMATION SET FORTH HEREIN OR IN THE AFFAIRS OF THE COMPANY SINCE THE DATE AS OF WHICH INFORMATION IS GIVEN IN THIS PROSPECTUS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OR SOLICITATION BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.
                            ------------------------

                               TABLE OF CONTENTS

                                          PAGE
                                          ----
Available Information...................    2
Summary.................................    3
Risk Factors............................   14
Use of Proceeds.........................   20
Capitalization..........................   21
Pro Forma Combined Financial Data.......   22
Selected Consolidated Historical
  Financial Data........................   27
Management's Discussion and Analysis of
  Financial Condition and Results of
  Operations............................   28
The Exchange Offer......................   32
Business................................   38
Management..............................   49
Principal Shareholders..................   53
Certain Transactions....................   54
Description of Certain Indebtedness and
  Preferred Stock.......................   55
Description of the Notes................   58
Certain Federal Income Tax
  Considerations........................   84
Plan of Distribution....................   85
Legal Matters...........................   85
Experts.................................   85
Index to Consolidated Financial
  Statements............................  F-1

======================================================
======================================================

                                  $125,000,000

                            OXFORD AUTOMOTIVE, INC.

                   10 1/8% SENIOR SUBORDINATED NOTES DUE 2007

                        [OXFORD AUTOMOTIVE, INC. LOGO]

                               OFFER TO EXCHANGE
                   10 1/8% SENIOR SUBORDINATED NOTES DUE 2007
                            ------------------------

                                   PROSPECTUS
                            ------------------------
                        DATED                     , 1997

======================================================

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Sections 561 through 571 of the Michigan Business Corporation Act (the "MBCA") set forth the conditions and limitations governing the indemnification of officers, directors and other persons by Michigan corporations.

     In general, the MBCA allows Michigan corporations to indemnify a person who was or is a party or is threatened to be made a party to a threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative and whether formal or informal, other than an action by or in the right of the corporation, by reason of the fact that such person is or was a director, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, or agent of another enterprise, against expenses, including attorneys' fees, judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred in connection therewith, if such person acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders, and with respect to a criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

     The MBCA also allows Michigan corporations to indemnify such a person who was or is a party or is threatened to be made a party to a threatened, pending or completed action or suit by or in the right of the corporation against expenses, including actual and reasonable attorneys' fees, and amounts paid in settlement actually and reasonably incurred by the person in connection with the action or suit, if such person acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders. However, indemnification shall not be made for a claim, issue or matter in which the person is found liable to the corporation unless and only to the extent that a court of competent jurisdiction has determined that, despite the adjudication of liability but in view of all circumstances of the case, the person is fairly and reasonably entitled to indemnification for the expenses which the court considers proper.

     The Bylaws of Oxford Automotive require Oxford Automotive to indemnify directors and officers to the extent permitted by the MBCA.

     Oxford Automotive has entered into an agreement with each of its directors under which Oxford Automotive agrees to indemnify the director against certain liabilities and expenses incurred by the director by reason of serving as a director of Oxford Automotive or in certain other capacities at the request of Oxford Automotive. In general, under the agreements, Oxford Automotive agrees to indemnify the director to the extent permitted by the MBCA subject to the following: (a) Oxford Automotive agrees to reimburse the director for expenses incurred prior to the final disposition of the matter or proceeding, subject to certain limitations; and (b) the director may file a suit against Oxford Automotive if Oxford Automotive refuses to indemnify the director, and the court is authorized to determine whether the director is entitled to be indemnified whether or not a determination in such respect has or has not been made by the Board of Directors, independent legal counsel, or the shareholders of Oxford Automotive.

     The MBCA permits a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the corporation against liabilities arising out of such person's positions with the corporation, whether or not the corporation would have the power to indemnify such person against liability under the MBCA.

     Oxford Automotive carries a directors and officers liability insurance policy which insures directors and officers of Oxford Automotive against certain liability by reason of certain acts or omissions in connection with their duties for Oxford Automotive and which insures Oxford Automotive against certain amounts for which it is legally obligated to pay or for which it has agreed or is required to indemnify the directors or officers. During each policy year, the aggregate limit of liability under the policy is $5,000,000, and the insurer is generally obligated to pay for any loss experienced by a director or officer and for any loss in excess of $50,000 experienced by Oxford Automotive. The insurance policy is in effect until October 25, 1997.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

     (a) Exhibits. A list of exhibits included as part of this Registration Statement is set forth in the Exhibit Index which immediately precedes such exhibits and is incorporated herein by reference.

     (b) Financial Statement Schedules.

          II -- Valuation and Qualifying Accounts.

ITEM 22. UNDERTAKINGS.

     Each undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

           (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the provisions described under Item 20 or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a co-registrant of expenses incurred or paid by a director, officer or controlling person of such co-registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, such co-registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     Each undersigned registrant hereby undertakes:

     To respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certified that it has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Bloomfield Hills and State of Michigan on August 4, 1997.

                                          OXFORD AUTOMOTIVE, INC.

                                          By:     /s/ STEVEN M. ABELMAN
                                            ------------------------------------
                                                     Steven M. Abelman
                                               President and Chief Executive
                                                           Officer

                               POWER OF ATTORNEY

     Each person whose signature appears below constitutes and appoints Selwyn Isakow and Rex E. Schlaybaugh, Jr., and each of them, his attorneys-in-fact for him in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as might or could be done in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or his substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on August 4, 1997.

                  SIGNATURE                                                TITLE
                  ---------                                                -----
              /s/ SELWYN ISAKOW                     Chairman of the Board and Director
---------------------------------------------
                Selwyn Isakow

         /s/ REX E. SCHLAYBAUGH, JR.                Vice Chairman of the Board and Director
---------------------------------------------
           Rex E. Schlaybaugh, Jr.

            /s/ STEVEN M. ABELMAN                   President, Chief Executive Officer and Director
---------------------------------------------
              Steven M. Abelman

            /s/ DONALD C. CAMPION                   Senior Vice President-Chief Financial Officer
---------------------------------------------       (Principal Accounting and Financial Officer)
              Donald C. Campion

             /s/ MANFRED J. WALT                    Director
---------------------------------------------
               Manfred J. Walt

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certified that it has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Bloomfield Hills and State of Michigan on August 4, 1997.

                                          LOBDELL EMERY CORPORATION

                                          By:     /s/ STEVEN M. ABELMAN
                                            ------------------------------------
                                                Steven M. Abelman, President

                               POWER OF ATTORNEY

     Each person whose signature appears below constitutes and appoints Selwyn Isakow and Rex E. Schlaybaugh, Jr., and each of them, his attorneys-in-fact for him in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as might or could be done in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or his substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on August 4, 1997.

                  SIGNATURE                                                TITLE
                  ---------                                                -----

            /s/ STEVEN M. ABELMAN                   President (Principal Executive Officer) and
---------------------------------------------       Director
              Steven M. Abelman

            /s/ DONALD C. CAMPION                   Vice President-Chief Financial Officer, Treasurer
---------------------------------------------       (Principal Accounting and Financial Officer) and
              Donald C. Campion                     Director

            /s/ JOHN H. FERGUSON                    Director
---------------------------------------------
              John H. Ferguson

                                                    Director
---------------------------------------------
            D. Kennedy Fesenmyer

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certified that it has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Bloomfield Hills and State of Michigan on August 4, 1997.

                                          BMG NORTH AMERICA LIMITED

                                          By:    /s/ ROBERT LACOURCIERE
                                            ------------------------------------
                                               Robert LaCourciere, President

                               POWER OF ATTORNEY

     Each person whose signature appears below constitutes and appoints Selwyn Isakow and Rex E. Schlaybaugh, Jr., and each of them, his attorneys-in-fact for him in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as might or could be done in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or his substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on August 4, 1997.

                  SIGNATURE                                                TITLE
                  ---------                                                -----
           /s/ ROBERT LACOURCIERE                   President (Principal Executive Officer)
---------------------------------------------
             Robert LaCourciere

            /s/ JOHN H. FERGUSON                    Vice President, Chief Financial Officer, Treasurer
---------------------------------------------       and Secretary (Principal Accounting and Financial
              John H. Ferguson                      Officer)

          /s/ LAWRENCE C. CORNWALL                  Director
---------------------------------------------
            Lawrence C. Cornwall

              /s/ SELWYN ISAKOW                     Director
---------------------------------------------
                Selwyn Isakow

                                                    Director
---------------------------------------------
              James W. Robinson

             /s/ MANFRED J. WALT                    Director
---------------------------------------------
               Manfred J. Walt

                                                    Director
---------------------------------------------
                Donald Holton

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certified that it has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Bloomfield Hills and State of Michigan on August 4, 1997.

                                          BMG HOLDINGS, INC.

                                          By:       /s/ SELWYN ISAKOW
                                            ------------------------------------
                                                  Selwyn Isakow, President

                               POWER OF ATTORNEY

     Each person whose signature appears below constitutes and appoints Selwyn Isakow and Rex E. Schlaybaugh, Jr., and each of them, his attorneys-in-fact for him in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as might or could be done in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or his substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on August 4, 1997.

                  SIGNATURE                                                TITLE
                  ---------                                                -----
              /s/ SELWYN ISAKOW                     President (Principal Executive Officer) and
---------------------------------------------       Director
                Selwyn Isakow

            /s/ JOHN H. FERGUSON                    Treasurer (Principal Accounting and Financial
---------------------------------------------       Officer)
              John H. Ferguson

                                                    Director
---------------------------------------------
              James W. Robinson

             /s/ MANFRED J. WALT                    Director
---------------------------------------------
               Manfred J. Walt

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certified that it has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Bloomfield Hills and State of Michigan on August 4, 1997.

                                          WINCHESTER FABRICATION CORPORATION

                                          By:     /s/ STEVEN M. ABELMAN
                                            ------------------------------------
                                                Steven M. Abelman, President

                               POWER OF ATTORNEY

     Each person whose signature appears below constitutes and appoints Selwyn Isakow and Rex E. Schlaybaugh, Jr., and each of them, his attorneys-in-fact for him in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as might or could be done in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or his substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on August 4, 1997.

                  SIGNATURE                                                TITLE
                  ---------                                                -----
            /s/ STEVEN M. ABELMAN                   President (Principal Executive Officer) and
---------------------------------------------       Director
              Steven M. Abelman

            /s/ DONALD C. CAMPION                   Vice President-Chief Financial Officer, Treasurer
---------------------------------------------       (Principal Accounting and Financial Officer) and
              Donald C. Campion                     Director

            /s/ JOHN H. FERGUSON                    Director
---------------------------------------------
              John H. Ferguson

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certified that it has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Bloomfield Hills and State of Michigan on August 4, 1997.

                                          CREATIVE FABRICATION CORPORATION

                                          By:     /s/ STEVEN M. ABELMAN
                                            ------------------------------------
                                                Steven M. Abelman, President

                               POWER OF ATTORNEY

     Each person whose signature appears below constitutes and appoints Selwyn Isakow and Rex E. Schlaybaugh, Jr., and each of them, his attorneys-in-fact for him in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as might or could be done in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or his substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on August 4, 1997.

                  SIGNATURE                                                TITLE
                  ---------                                                -----
            /s/ STEVEN M. ABELMAN                   President (Principal Executive Officer) and
---------------------------------------------       Director
              Steven M. Abelman

            /s/ DONALD C. CAMPION                   Vice President-Chief Financial Officer, Treasurer
---------------------------------------------       (Principal Accounting and Financial Officer) and
              Donald C. Campion                     Director

            /s/ JOHN H. FERGUSON                    Director
---------------------------------------------
              John H. Ferguson

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certified that it has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Bloomfield Hills and State of Michigan on August 4, 1997.

                                          PARALLEL GROUP INTERNATIONAL, INC.

                                          By:     /s/ STEVEN M. ABELMAN
                                            ------------------------------------
                                                Steven M. Abelman, President

                               POWER OF ATTORNEY

     Each person whose signature appears below constitutes and appoints Selwyn Isakow and Rex E. Schlaybaugh, Jr., and each of them, his attorneys-in-fact for him in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as might or could be done in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or his substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on August 4, 1997.

                  SIGNATURE                                                TITLE
                  ---------                                                -----


            /s/ STEVEN M. ABELMAN                   President (Principal Executive Officer) and
---------------------------------------------       Director
              Steven M. Abelman

            /s/ DONALD C. CAMPION                   Vice President-Chief Financial Officer, Treasurer
---------------------------------------------       (Principal Accounting and Financial Officer) and
              Donald C. Campion                     Director

            /s/ JOHN H. FERGUSON                    Director
---------------------------------------------
              John H. Ferguson


                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certified that it has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Bloomfield Hills and State of Michigan on August 4, 1997.

                                          LASERWELD INTERNATIONAL, L.L.C.
                                          By: Lobdell Emery Corporation, its
                                          sole member

                                          By:     /s/ STEVEN M. ABELMAN
                                            ------------------------------------
                                                Steven M. Abelman, President

                               POWER OF ATTORNEY

     Each person whose signature appears below constitutes and appoints Selwyn Isakow and Rex E. Schlaybaugh, Jr., and each of them, his attorneys-in-fact for him in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as might or could be done in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or his substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on August 4, 1997.

                  SIGNATURE                                                TITLE
                  ---------                                                -----
            /s/ STEVEN M. ABELMAN                   President (Principal Executive Officer) and
---------------------------------------------       Director of Lobdell Emery Corporation
              Steven M. Abelman

            /s/ DONALD C. CAMPION                   Vice President-Chief Financial Officer, Treasurer
---------------------------------------------       (Principal Accounting and Financial Officer) and
              Donald C. Campion                     Director of Lobdell

            /s/ JOHN H. FERGUSON                    Director of Lobdell Emery Corporation
---------------------------------------------
              John H. Ferguson

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certified that it has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Bloomfield Hills and State of Michigan on August 4, 1997.

                                          CONCEPT MANAGEMENT CORPORATION

                                          By:     /s/ STEVEN M. ABELMAN
                                            ------------------------------------
                                                Steven M. Abelman, President

                               POWER OF ATTORNEY

     Each person whose signature appears below constitutes and appoints Selwyn Isakow and Rex E. Schlaybaugh, Jr., and each of them, his attorneys-in-fact for him in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as might or could be done in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or his substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on August 4, 1997.

                  SIGNATURE                                                TITLE
                  ---------                                                -----
            /s/ STEVEN M. ABELMAN                   President (Principal Executive Officer) and
---------------------------------------------       Director
              Steven M. Abelman

            /s/ DONALD C. CAMPION                   Vice President-Chief Financial Officer, Treasurer
---------------------------------------------       (Principal Accounting and Financial Officer) and
              Donald C. Campion                     Director

            /s/ JOHN H. FERGUSON                    Director
---------------------------------------------
              John H. Ferguson

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certified that it has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Bloomfield Hills and State of Michigan on August 4, 1997.

                                          LEWIS EMERY CAPITAL CORPORATION

                                          By:     /s/ STEVEN M. ABELMAN
                                            ------------------------------------
                                                Steven M. Abelman, President

                               POWER OF ATTORNEY

     Each person whose signature appears below constitutes and appoints Selwyn Isakow and Rex E. Schlaybaugh, Jr., and each of them, his attorneys-in-fact for him in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as might or could be done in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or his substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on August 4, 1997.

                  SIGNATURE                                                TITLE
                  ---------                                                -----
            /s/ STEVEN M. ABELMAN                   President (Principal Executive Officer) and
---------------------------------------------       Director
              Steven M. Abelman

            /s/ DONALD C. CAMPION                   Vice President-Chief Financial Officer, Treasurer
---------------------------------------------       (Principal Accounting and Financial Officer) and
              Donald C. Campion                     Director

            /s/ JOHN H. FERGUSON                    Director
---------------------------------------------
              John H. Ferguson

                            OXFORD AUTOMOTIVE, INC.

                SCHEDULE II -- VALUATION AND QUALIFYING ACCOUNTS
                         (DOLLAR AMOUNTS IN THOUSANDS)

                                                                      PERIOD         PERIOD
                                                                       FROM           FROM
                                                                    OCTOBER 28,     APRIL 1,
                                                                       1995           1995
                                                      YEAR ENDED      THROUGH        THROUGH      YEAR ENDED
                                                      MARCH 31,      MARCH 31,     OCTOBER 27,    MARCH 31,
                                                         1997          1996           1995           1995
                                                      ----------    -----------    -----------    ----------
Balance, beginning of period......................         39           31             25             22
Additions
  Acquisition of Lobdell Emery Corporation........      1,254           --             --             --
  Provision for additional allowance..............         12            8              5             12
Deductions
  Currency translation adjustments................         --           --              1             --
  Doubtful accounts (charged) recovered...........        (33)          --             --             (9)
                                                        -----           --             --             --
Balance, end of period............................      1,272           39             31             25
                                                        =====           ==             ==             ==

                                 EXHIBIT INDEX

EXHIBIT NO.                            DESCRIPTION
-----------                            -----------
    2.1        Agreement and Plan of Merger by and among Howell Industries,
               Inc., the Company and HI Acquisition, Inc., dated May 21,
               1997. The Agreement and Plan of Merger does not contain the
               Disclosure Schedules which include routine background
               information relating to the parties. The registrant will
               furnish supplementally a copy of the omitted material to the
               Commission upon request.
    2.2        Shareholders Agreement by and among the Company, HI
               Acquisition, Inc., and NBD Bank and Morton Schiff,
               co-trustees of the Herbert H. Freedland Marital Trusts,
               dated May 21, 1997.
    3.1        Articles of Incorporation of the Company
    3.2        Articles of Incorporation of Lobdell Emery Corporation
    3.3        Articles of Incorporation of BMG North America Limited
    3.4        Articles of Incorporation of BMG Holdings, Inc.
    3.5        Articles of Incorporation of Winchester Fabrication
               Corporation
    3.6        Articles of Incorporation of Creative Fabrication
               Corporation
    3.7        Articles of Incorporation of Parallel Group International,
               Inc.
    3.8        Articles of Organization of Laserweld International, L.L.C.
    3.9        Articles of Incorporation of Concept Management Corporation
    3.10       Articles of Incorporation of Lewis Emery Capital Corporation
    3.11       Bylaws of the Company
    3.12       Bylaws of Lobdell Emery Corporation
    3.13       Bylaws of BMG North America Limited
    3.14       Bylaws of BMG Holdings, Inc.
    3.15       Bylaws of Winchester Fabrication Corporation
    3.16       Bylaws of Creative Fabrication Corporation
    3.17       Bylaws of Parallel Group International, Inc.
    3.18       Bylaws of Concept Management Corporation
    3.19       Bylaws of Lewis Emery Capital Corporation
    4.1        Indenture, dated as of June 15, 1997, by and among the
               Company, the Subsidiary Guarantors and First National Trust
               Association, as Trustee (including form of the 10 1/8%
               Senior Subordinated Notes Due 2007 and form of the Guaranty)
    4.2        Credit Agreement between the Company and NBD Bank, as agent, dated June 24, 1997
    4.3        Security Agreement between the Company and NBD Bank, as
               agent, dated June 24, 1997
    4.4        Security Agreement between 829500 Ontario Limited and First Chicago
               NBD Bank, Canada, dated June 24, 1997
    4.5        Security Agreement between 976459 Ontario Limited and First Chicago
               NBD Bank, Canada, dated June 24, 1997
    4.6        Security Agreement between BMG Holdings, Inc. and First Chicago
               NBD Bank, Canada, dated June 24, 1997
    4.7        Security Agreement between BMG North America Limited and First Chicago
               NBD Bank, Canada, dated June 24, 1997
    4.8        Security Agreement among Lobdell Emery and its subsidiaries and NBD Bank, as agent, dated June 24, 1997

EXHIBIT NO.                            DESCRIPTION
-----------                            -----------
    4.9        Guarantee Agreement among 829500 Ontario Limited, 976459
               Ontario Limited, BMG Holdings, Inc. and NBD Bank, as agent, dated June 24, 1997
    4.10       Guarantee Agreement between BMG North America Limited and
               NBD Bank, as agent, dated June 24, 1997
    4.11       Guarantee Agreement among Lobdell Emery and its subsidiaries and NBD Bank, as agent, dated June 24, 1997
    4.12       Pledge Agreement and Irrevocable Proxy between the Company and NBD Bank, as agent, dated June 24, 1997
    4.13       Pledge Agreement and Irrevocable Proxy between Lobdell Emery and NBD Bank, as agent, dated June 24, 1997
    4.14       Pledge Agreement and Irrevocable Proxy between Concept
               Management Corporation and NBD Bank, as agent, dated June
               24, 1997
    4.15       Subrogation and Contribution Agreement among the Company and the Guarantors, dated June 24, 1997
    4.16       Registration Agreement dated June 24, 1997 by and among the
               Company, the Subsidiary Guarantors and the Initial
               Purchasers
    5.1        Opinion of Dykema Gossett PLLC
    5.2        Opinion of Fasken Campbell Godfrey
   10.1        Form of RPI Note
   10.2        Form of Director Indemnification Agreement
   10.3        Employment and Noncompetition Agreement between the Company and Steven M. Abelman
   10.4        Employment and Noncompetition Agreement between the Company and Donald C. Campion
   10.5        Employment Agreement between BMG North America and Larry C. Cornwall
   10.6        Shareholders Agreement among certain of the Shareholders of the Company and BMG-MI, Inc. (now known as Oxford
               Automotive, Inc.), dated October 23, 1995
   10.7        Shareholders Agreement among certain of the Shareholders of the Company and the Company dated January 10, 1997
   10.8        Management and Consulting Agreement between the Company and
               The Oxford Investment Group, Inc., dated June 24, 1997
   10.9        Settlement Agreement and Mutual Release, dated July 15,
               1997, regarding Lobdell Preferred Shareholders
   10.10       Agreement and Plan of Merger dated as of November 14, 1996, by and between Lobdell Emery Corporation , BMG-MI, Inc. (now known as "Oxford Automotive, Inc."), L-E Acquisition, Inc., the Shareholders of Lobdell Emery Corporation, and D.
               Kennedy Fesenmyer, as Shareholders' Agent. The Agreement and
               Plan of Merger does not contain the Disclosure Schedules
               which include routine background information relating to the parties. The registrant will furnish supplementally a copy of the omitted material to the Commission upon request.
   10.11       Amendment to Agreement and Plan of Merger, dated December
               27, 1996 by and among Lobdell Emery Corporation BMG-MI, Inc.
               (now known as "Oxford Automotive, Inc."), L-E Acquisition,
               Inc., D. Kennedy Fesenmyer, as Shareholders' Agent, and
               Lobdell Holdings, Inc.
   10.12       Agreement and Plan of Merger, dated as of January 8, 1997
               among Lobdell Holdings, Inc. and BMG-MI, Inc.(now known as
               "Oxford Automotive, Inc."). The Agreement and Plan of Merger
               does not contain the Disclosure Schedules which include
               routine background information relating to the parties. The registrant will furnish supplementally a copy of the omitted material to the Commission upon request.

EXHIBIT NO.                            DESCRIPTION
-----------                            -----------
   12          Statement regarding computation of ratios
   21          Subsidiaries of the Registrant
   23.1        Consent of Price Waterhouse LLP
   23.2        Consent of Price Waterhouse LLP
   23.3        Consent of Deloitte & Touche
   23.4        Consent of Dykema Gossett PLLC (included in Exhibit 5.1
               hereof)
   23.5        Consent of Fasken Campbell Godfrey (included in Exhibit 5.2 hereof)
   24          Powers of Attorney (included on signature pages to this
               Registration Statement)
   25          Form T-1 Statement of Eligibility and Qualification on Form
               T-1 of First Trust, National Association
   27          Financial Data Schedule
   99.1        Form of Letter of Transmittal
   99.2        Form of Notice of Guaranteed Delivery